                                                    EXHIBIT 99.1
CREDIT AGREEMENT
(Five-Year Facility)

Dated as of September 21, 2006

Among

CATERPILLAR INC.,

CATERPILLAR FINANCIAL SERVICES CORPORATION,

CATERPILLAR INTERNATIONAL FINANCE p.l.c.

and

CATERPILLAR FINANCE CORPORATION,
as Borrowers

THE FINANCIAL INSTITUTIONS NAMED HEREIN
as Agent,

CITIBANK INTERNATIONAL plc,
as Local Currendcy Agent

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Japan Local Currency Agent

ABN AMRO BANK N.V.,
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
J.P. MORGAN SECURITIES, INC.
and
SOCIÉTÉ GÉNÉRALE,
as Arrangers

and

CITIGROUP GLOBAL MARKETS INC.,
as Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01. Certain Defined Terms
SECTION 1.02. Computation of Time Periods
SECTION 1.03. Accounting Terms
ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES 16
SECTION 2.01. The Revolving Credit Advances; Allocation of Commitments
SECTION 2.02. Making the Revolving Credit Advances
SECTION 2.03. Terms of Local Currency Facility
SECTION 2.03A. Making the Local Currency Advances
SECTION 2.03B. Terms of Japan Local Currency Facility
SECTION 2.03C. Making the Japan Local Currency Advances
SECTION 2.04. Fees
SECTION 2.05. Reduction of the Commitments; Bank Additions
SECTION 2.06. Repayment of Advances
SECTION 2.07. Interest on Advances
SECTION 2.08. Interest Rate Determination
SECTION 2.09. Prepayments of Advances
SECTION 2.10. Increased Costs; Capital Adequacy; Illegality
SECTION 2.11. Payments and Computations.
SECTION 2.12. Taxes
SECTION 2.13. Sharing of Payments, Etc
SECTION 2.14. Tax Forms
SECTION 2.15. Market Disruption; Denomination of Amounts in Dollars
ARTICLE III CONDITIONS OF LENDING
SECTION 3.01. Conditions Precedent to Initial Advances
SECTION 3.02. Conditions Precedent to Each Borrowing
SECTION 3.03. Conditions Precedent to Certain Borrowings
ARTICLE IV REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Representations and Warranties of the Borrowers
SECTION 4.02. Additional Representations and Warranties of CFSC, CFC and CIF
ARTICLE V COVENANTS OF THE BORROWERS
SECTION 5.01. Affirmative Covenants
SECTION 5.02. Negative Covenants
SECTION 5.03. Financial Covenant of Caterpillar
SECTION 5.04. Financial and Other Covenants of CFSC
ARTICLE VI EVENTS OF DEFAULT
SECTION 6.01. Events of Default
ARTICLE VII THE AGENT
SECTION 7.01. Authorization and Action
SECTION 7.02. Agent’s Reliance, Etc
SECTION 7.03. Citibank and Affiliates
SECTION 7.04. Bank Credit Decision
SECTION 7.05. Indemnification
SECTION 7.06. Successor Agent
SECTION 7.07. The Arrangers
ARTICLE VIII MISCELLANEOUS
SECTION 8.01. Amendments, Etc
SECTION 8.02. Notices, Etc
SECTION 8.03. No Waiver; Remedies
SECTION 8.04. Costs, Expenses and Taxes
SECTION 8.05. Right of Set-off
SECTION 8.06. Binding Effect
SECTION 8.07. Assignments and Participations
SECTION 8.08. Governing Law; Submission to Jurisdiction; Service of Process
SECTION 8.09. Caterpillar as Agent for the Borrowers; CFSC as Service of Process Agent for CIF and CFC
SECTION 8.10. Judgment Currency
SECTION 8.11. Execution in Counterparts
SECTION 8.12. Waiver of Jury Trial
SECTION 8.13. USA Patriot Act Notification
SECTION 8.14. Termination of Prior Agreement
ARTICLE IX CFSC GUARANTY
SECTION 9.01. The Guaranty
SECTION 9.02. Guaranty Unconditional
SECTION 9.03. Discharge Only Upon Payment In Full; Reinstatement in Certain Circumstances
SECTION 9.04. Waiver by CFSC
SECTION 9.05. Subrogation
SECTION 9.06. Stay of Acceleration

EXHIBITS

Exhibit A Form of Note

Exhibit B-1 Notice of Revolving Credit Borrowing

Exhibit B-2 Notice of Local Currency Borrowing

Exhibit B-3 Notice of Japan Local Currency Borrowing

Exhibit B-4 Notice of Allocation

Exhibit B-5 Notice of Bank Addition

Exhibit C Form of Assignment and Acceptance

Exhibit C-1 Form of Assumption and Acceptance

Exhibit D Form of Opinion of Counsel for each of Caterpillar and CFSC

Exhibit E Form of Opinion of Special New York Counsel to the Agent

Exhibit F-1 Form of Compliance Certificate (Caterpillar)

Exhibit F-2 Form of Compliance Certificate (CFSC)

Exhibit G-1 Form of Local Currency Addendum

Exhibit G-2 Form of Japan Local Currency Addendum

Exhibit A Form of Note

Exhibit B-1 Notice of Revolving Credit Borrowing

Exhibit B-2 Notice of Local Currency Borrowing

Exhibit B-3 Notice of Japan Local Currency Borrowing

Exhibit B-4 Notice of Allocation

Exhibit B-5 Notice of Bank Addition

Exhibit C Form of Assignment and Acceptance

Exhibit C-1 Form of Assumption and Acceptance

Exhibit D Form of Opinion of Counsel for each of Caterpillar and CFSC

Exhibit E Form of Opinion of Special New York Counsel to the Agent

Exhibit F-1 Form of Compliance Certificate (Caterpillar)

Exhibit F-2 Form of Compliance Certificate (CFSC)

Exhibit G-1 Form of Local Currency Addendum

Exhibit G-2 Form of Japan Local Currency Addendum

CREDIT AGREEMENT
(Five-Year Facility)

Dated as of September 21, 2006

Caterpillar Inc., a Delaware corporation (“Caterpillar”), Caterpillar Financial Services Corporation, a Delaware corporation (“CFSC”), Caterpillar International Finance p.l.c., a corporation organized under the laws of Ireland (“CIF”), Caterpillar Finance Corporation, an entity organized under the laws of Japan (“CFC”), the financial institutions listed on the signature pages hereof and those financial institutions that become “Added Banks” pursuant to Section 2.05(c), in each case together with their respective successors and assigns (the “Banks”), Citibank, N.A. (“Citibank”), as agent (the “Agent”) for the Banks hereunder, Citibank International plc, as the Local Currency Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the Japan Local Currency Agent, agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.   Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accumulated Other Comprehensive Income” means for CFSC on any date of determination the aggregate amount, as such amount appears in CFSC’s financial statements, compiled in accordance with generally accepted accounting principles, of (x) CFSC’s translation adjustments related to its foreign currency transactions and (y) adjustments to the market value of CFSC’s derivative instruments, as such amounts are required to appear in CFSC’s financial statements pursuant to FASB 133.

“Added Bank” means any Bank which becomes a Bank hereunder, or whose Commitment is increased (to the extent of such increase), pursuant to an Assumption and Acceptance as provided in Section 2.05(c).

“Advance” means a Revolving Credit Advance, a Local Currency Advance or a Japan Local Currency Advance.

“Agreed Currencies” means (i) Dollars, (ii) so long as such currency remains an Eligible Currency, Pounds Sterling, Swiss Francs and euro, and (iii) any other Eligible Currency which the Borrowers request the Agent to include as an Agreed Currency hereunder and which is acceptable to each Bank with a Revolving Credit Commitment; provided, that the Agent shall promptly notify each Bank of each such request and each such Bank shall be deemed not to have agreed to each such request unless its written consent thereto has been received by the Agent within five (5) Business Days from the date of such notification by the Agent to such Bank.

“Agreement” means this Credit Agreement (Five-Year Facility) as it may from time to time be further amended, restated, supplemented or otherwise modified from time to time.

“Allocated Commitment” has the meaning specified in Section 2.01(b).

“Allocation” has the meaning specified in Section 2.01(b).

“Allocation Percentage” means, with respect to Caterpillar or CFSC at any time, such Borrower’s Allocation at such time divided by the Total Commitment at such time.

“Applicable Eurocurrency Margin” has the meaning specified in Section 2.07(b).

“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance, such Bank’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance, such Bank’s (or its Affiliate’s) branch or agency, as specified by such Bank in the Local Currency Addendum, in the case of a Local Currency Advance, and such Bank’s (or its Affiliate’s) branch or agency, as specified by such Bank in the Japan Local Currency Addendum, in the case of a Japan Local Currency Advance.

“Applicable TIBOR Margin” has the meaning specified in Section 2.07(c).

“Arrangers” means ABN AMRO Bank N.V., Bank of America, N.A., Barclays Bank PLC, J.P. Morgan Securities, Inc., Société Générale and Citigroup Global Markets Inc.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Bank and an assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

“Associated Costs Rate” has the meaning specified in the Local Currency Addendum.

“Assumption and Acceptance” means an assumption and acceptance executed by an Added Bank and the Borrowers, and accepted by the Agent, in accordance with Section 2.05(c) and in substantially the form of Exhibit C-1 hereto.

“Available Revolving Credit Commitment” means, as to any Bank at any time, such Bank’s Revolving Credit Commitment at such time minus the sum of the aggregate Dollar Amount of such Bank’s outstanding Revolving Credit Advances and, if such Bank is a Local Currency Bank, its Non-Same Day Local Currency Advances.

“Bank” has the meaning specified in the introductory paragraph hereof. To the extent applicable, any reference to a Bank or the Banks includes a reference to a Local Currency Bank, the Local Currency Banks, a Japan Local Currency Bank or the Japan Local Currency Banks, and, to the extent applicable, any reference to a Bank includes a reference to its affiliate, branch or agency which is a Local Currency Bank or a Japan Local Currency Bank.

“Bank Addition” has the meaning specified in Section 2.05(c).

“Base Rate” means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; or

(b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; or

(c) 1/2 of one percent above the Federal Funds Rate as in effect from time to time.

“Base Rate Advance” means an Advance in Dollars which bears interest as provided in Section 2.07(a).

“Board of Directors” means either the board of directors of a Borrower or any duly authorized committee of that board.

“Borrower” means each of Caterpillar, CFSC, CFC and CIF, and “Borrowers” means all of the foregoing.

“Borrower Agent” has the meaning specified in Section 8.09.

“Borrowing” means a Revolving Credit Borrowing, a Local Currency Borrowing or a Japan Local Currency Borrowing.

“BOTM” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.

“Business Day” means a day of the year (i) on which banks are not required or authorized to close in New York City or Chicago, Illinois, (ii) if the applicable Business Day relates to any Eurocurrency Rate Advance, on which dealings are carried on in the London interbank market, (iii) if the applicable Business Day relates to any Eurocurrency Rate Advance in euro or any other Agreed Currency other than Dollars or Pounds Sterling, a day on which dealings are carried on in the London interbank market and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is operating or, as the case may be, on which banks and foreign exchange markets are open for business in the principal financial center for the Agreed Currency concerned, and (iv) if the applicable Business Day relates to a Japan Local Currency Advance, on which banks are generally open in Tokyo for the conduct of substantially all of their commercial lending activities and on which dealings in Japanese Yen are carried on in the Tokyo interbank market.

“Capitalization” means, as at any date, the sum of (i) Caterpillar Consolidated Debt at such date, plus (ii) stockholders’ equity (including preferred stock) of Caterpillar at such date.

“Caterpillar Consolidated Debt” means, as at any date, the aggregate Debt of Caterpillar and its Subsidiaries (other than CFSC) at such date.

“Caterpillar Event of Default” means an Event of Default with respect to Caterpillar.

“Caterpillar Purchase Claims” means the outstanding liens on or claims against or in respect of Caterpillar’s accounts receivable arising out of the sale or securitization by Caterpillar of its accounts receivable.

“CFC Event of Default” means an Event of Default with respect to CFC.

“CFSC Consolidated Debt” means, as at any date, the aggregate Debt of CFSC and its Subsidiaries at such date excluding all obligations of CFSC (up to a maximum amount equal to 5% of CFSC’s total assets at such date) pursuant to guaranties of dealers’ obligations to the Dealer Capital Access Trust.

“CFSC Event of Default” means an Event of Default with respect to CFSC.

“CFSC Guaranty” means the guaranty by CFSC of the obligations of (a) CIF under this Agreement and the Local Currency Addendum, and (b) CFC under this Agreement and the Japan Local Currency Addendum, which guaranty is contained in Article IX.

“CFSC Purchase Claims” means the outstanding liens on or claims against or in respect of CFSC’s accounts receivable arising out of the sale or securitization by CFSC of its accounts receivable.

“Change of Control” means (a) with respect to CFSC, that Caterpillar shall cease to own free and clear of all liens, claims, security interests or other encumbrances, 100% of the outstanding shares of voting stock of CFSC on a fully diluted basis, (b) with respect to CIF, that CFSC shall cease to own, free and clear of all liens, claims, security interests or other encumbrances, directly or indirectly through a wholly-owned Subsidiary of CFSC, 100% of the outstanding shares of voting stock of CIF on a fully diluted basis; provided, that 6 shares of CIF may be held by nominal owners so long as the beneficial ownership of such shares is held by CFSC directly or through one or more wholly-owned Subsidiaries of CFSC, and (c) with respect to CFC, that either (i) CFSC and Caterpillar, in the aggregate, shall cease to own, free and clear of all liens, claims, security interests or other encumbrances, directly or indirectly through one or more Subsidiaries of CFSC or Caterpillar, 90% or more of the outstanding shares of voting of stock of CFC on a fully diluted basis or (ii) CFSC shall cease to own, free and clear of all liens, claims, security interests or other encumbrances, directly or indirectly through one or more of its Subsidiaries, 80% or more of the outstanding shares of voting stock of CFC on a fully diluted basis.

“CIF Event of Default” means an Event of Default with respect to CIF.

“Closing Date” means September 21, 2006.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, for each Bank, the obligation of such Bank to make (a) Revolving Credit Advances, (b) if it is a Local Currency Bank, Local Currency Advances and (c) if it is a Japan Local Currency Bank, Japan Local Currency Advances, in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the “Commitment” heading on its signature page hereto, or on the signature page of the Assignment and Acceptance by which it became a Bank hereunder, as such amount may be increased or reduced pursuant to the terms of this Agreement.

“Consolidated Net Tangible Assets” means as of any particular time, for any Borrower, the aggregate amount of assets after deducting therefrom (a) all current liabilities, (b) any current liability which has been reclassified as a long-term liability because such liability by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (c) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of such Borrower and its Subsidiaries prepared in accordance with generally accepted accounting principles.

“Consolidated Net Worth” means as at any date, (i) for Caterpillar, the stockholders’ equity (including preferred stock) of Caterpillar at such date, and (ii) for CFSC, the stockholders’ equity (including preferred stock but excluding Accumulated Other Comprehensive Income) of CFSC on such date.

“Credit Rating” means, at any time, with respect to Caterpillar or CFSC, the credit rating on such Borrower’s long-term senior unsecured debt then most recently publicly announced by either Moody’s or S&P, and “Credit Ratings” means with respect to each such Borrower, such credit ratings from both Moody’s and S&P. In the case of each of CFC and CIF, “Credit Rating” and “Credit Ratings” mean, at any time, the Credit Rating and Credit Ratings of CFSC at such time, as determined pursuant to the preceding sentence.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA; provided, however, for purposes of Sections 5.03(a) and (b) and 5.04(a) only, clause (vi) above shall include only those liabilities of the applicable Borrower and all ERISA Affiliates for such Borrower’s then current fiscal year (and, if such liabilities are still outstanding, for prior fiscal years) to (a) all single employer plans (as defined in Section 4001(a)(15) of ERISA) to meet the minimum funding standard requirements of Section 412(a) of the Code (without regard to any waiver under Section 412(d) of the Code) and (b) all multiemployer plans (as defined in Section 4001(a)(3) of ERISA) for all required contributions and payments.

“Defaulting Bank” has the meaning specified in Section 2.02(c).

“Dollar Amount” means, for any currency at any date (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

“Dollars” and the sign “$” each means lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” on its respective signature page hereto or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

“Eligible Currency” means any currency other than Dollars with respect to which the Agent or a Borrower has not given notice in accordance with Section 2.15(a) and that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market, available to the Banks in such market and as to which an Equivalent Amount may be readily calculated. If, after the designation by the Banks of any currency as an Agreed Currency or Local Currency, (i) currency control or other exchange regulations are imposed in the country or jurisdiction in which such currency is issued with the result that different types of such currency are introduced, or such currency is, in the determination of the Agent, no longer readily available or freely traded or (ii) in the determination of the Agent, an Equivalent Amount with respect to such currency is not readily calculable (each of clause (i) and (ii), a “Disqualifying Event”), then the Agent shall promptly notify the Banks and the Borrowers, and such currency shall no longer be an Agreed Currency or Local Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Agent, the Borrowers shall repay all Advances in such currency to which the Disqualifying Event applies.

“Equivalent Amount” means, for any currency with respect to any amount of Dollars at any date, the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Agent, the Local Currency Agent or the Japan Local Currency Agent, as applicable, in the London interbank market (or other market where the Agent’s or Local Currency Agent’s, as applicable, foreign exchange operations in respect of such currency are then being conducted) or, in the case of Japanese Yen, in the Tokyo interbank market for such other currency at or about 11:00 a.m. (local time applicable to the transaction in question) two (2) Business Days prior to the date on which such amount is to be determined (provided that if an Equivalent Amount is being determined with respect to (x) the making of a Local Currency Advance in Pounds Sterling, such amount shall be determined at or about 11:00 a.m. (London time) on the date of such Local Currency Advance or (y) the making of a Japan Local Currency Advance on a same-day basis, such amount shall be determined at or about 11:00 a.m. (Tokyo time) on the date of such Japan Local Currency Advance), rounded up to the nearest amount of such currency as determined by the Agent, the Local Currency Agent or the Japan Local Currency Agent, as applicable, from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Agent or the Local Currency Agent (or the Japan Local Currency Agent, if applicable) may use any reasonable method it deems appropriate (after consultation with the Borrowers) to determine such amount, and such determination shall be conclusive absent manifest error.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with a Borrower or a Subsidiary of such Borrower would be deemed to be a single employer” within the meaning of Section 4001 of ERISA.

“ERISA Termination Event” means (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of a Borrower or any of its ERISA Affiliates from a “single employer” Plan during a plan year in which it was a “substantial employer”, both of such terms as defined in Section 4001(a) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or (vi) the partial or complete withdrawal of a Borrower or any ERISA Affiliate of such Borrower from a “multiemployer plan” as defined in Section 4001(a) of ERISA.

“euro” means the euro referred to in the Council Regulation E.C. No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

“Eurocurrency Base Rate” means, with respect to a Eurocurrency Rate Advance for the relevant Interest Period:

(a) for any Eurocurrency Rate Advance in any Agreed Currency other than euro: the applicable British Bankers’ Association Interest Settlement Rate for deposits in the Agreed Currency appearing on Telerate Page 3740 or Telerate Page 3750, as applicable (or other applicable Screen for such Agreed Currency) as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance or any Local Currency Advance made in Pounds Sterling), and having a maturity equal to such Interest Period; provided, that (i) if Telerate Page 3740 or Telerate Page 3750 is not available to the Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in the Agreed Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance or any Local Currency Advance made in Pounds Sterling), and having a maturity equal to such Interest Period, and (ii) if no such British Bankers’ Association Interest Settlement Rate is available to the Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent as the arithmetic average (rounded upward, if necessary, to an integral multiple of 1/16 of 1%) of the rates per annum reported to the Agent by each Reference Bank as the rate at which such Reference Bank offers to place deposits in the Agreed Currency with leading banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance or any Local Currency Advance made in Pounds Sterling), in the approximate amount of such Reference Bank’s relevant Eurocurrency Rate Advance and having a maturity equal to such Interest Period. If either Reference Bank fails to provide such quotation to the Agent, then the Agent shall determine the Eurocurrency Base Rate on the basis of the quotations from the remaining Reference Bank.

(b) for any Eurocurrency Rate Advance in euro: the interest rate per annum equal to the rate determined by the Agent or the Local Currency Agent, as applicable, to be the rate at which deposits in euro appear on the Telerate Page 248 as of 11:00 a.m. (Brussels time), on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance); provided, that if such rate does not appear on the Telerate Page 248, then an interest rate per annum equal to the arithmetic average (rounded upwards to the nearest .01%) determined by the Agent or the Local Currency Agent, as applicable, of the rates per annum reported to the Agent or the Local Currency Agent by each Reference Bank as the rate at which deposits in euro are offered by such Reference Bank at approximately 11:00 a.m. (Brussels time), on the day that is two (2) TARGET Settlement Days preceding the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance) to other leading banks in the euro-zone interbank market. For purposes of this Agreement, “TARGET Settlement Day” means any Business Day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

Any Eurocurrency Base Rate determined on the basis of the rate displayed on a Telerate Page in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Reuters Service within one hour of the time when such rate is first displayed by such service.

“Eurocurrency Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Eurocurrency Lending Office” on its respective signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent. A Bank may specify different offices for its Advances denominated in Dollars and its Advances denominated in Agreed Currencies, respectively, and the term “Eurocurrency Lending Office” shall refer to any or all such offices, collectively, as the context may require when used in respect of such Bank.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Rate” means, with respect to (a) a Revolving Credit Advance for the relevant Interest Period, an interest rate obtained by dividing (i) the Eurocurrency Base Rate applicable to such Interest Period by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage, such Eurocurrency Rate to be adjusted automatically on and as of the effective date of any change in the Eurocurrency Rate Reserve Percentage, and (b) a Local Currency Advance, for the relevant Interest Period, an interest rate equal to the sum of (i) the Eurocurrency Base Rate applicable to such period plus (ii) the Associated Costs Rate, as provided in the Local Currency Addendum.

“Eurocurrency Rate Advance” means a Revolving Credit Advance denominated in Dollars or in an Agreed Currency which bears interest as provided in Section 2.07(b), or a Local Currency Advance which bears interest as provided in Section 2.07(b) and the Local Currency Addendum.

“Eurocurrency Rate Reserve Percentage” means for any date that percentage (expressed as a decimal) which is in effect on such date, as prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of Eurocurrency Liabilities having a term equal to the applicable Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

“Events of Default” has the meaning specified in Section 6.01.

“Facility Fee” has the meaning specified in Section 2.04(b).

“Facility Fee Rate” has the meaning specified in Section 2.04(b).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Interest Expense” has the meaning specified in Section 5.04(b).

“Interest Period” means for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a Base Rate Advance or a Japan Base Rate Advance, 30 days and (b) in the case of a Eurocurrency Rate Advance or a TIBO Rate Advance, 1, 2, 3 or 6 months, in each case as a Borrower may, in the Notice of Borrowing representing such advance, select; provided, however, that:

(i) the duration of any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(ii) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration; and

(iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurocurrency Rate Advance or a TIBO Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

“Japan Base Rate” means, for any Interest Period or any other period, a fluctuating interest rate per annum equal to the rate of interest announced publicly by BOTM in Tokyo, Japan, from time to time, as BOTM’s short-term base rate.

“Japan Base Rate Advance” means a Japan Local Currency Advance which bears interest as provided in Section 2.07(a).

“Japan Local Currency Addendum” means the local currency addendum dated as of the date hereof among CFC, CFSC, the Japan Local Currency Banks named therein, the Japan Local Currency Agent and the Agent, substantially in the form of Exhibit G-2.

“Japan Local Currency Advance” means any Advance in Japanese Yen, made to CFC pursuant to Sections 2.03B and 2.03C and the Japan Local Currency Addendum.

“Japan Local Currency Agent” means BOTM, as agent under the Japan Local Currency Addendum, or any successor agent under the Japan Local Currency Addendum.

“Japan Local Currency Bank” means each Bank (or any affiliate, branch or agency thereof) party to the Japan Local Currency Addendum. In the event any agency, branch or affiliate of a Bank shall be party to the Japan Local Currency Addendum, such agency, branch or affiliate shall, to the extent of any commitment extended and any Advances made by it, have all the rights of such Bank hereunder; provided, however, that, except as otherwise expressly provided herein, such Bank shall continue, to the exclusion of such agency or Affiliate, to have all the voting and consensual rights vested in it by the terms hereof.

“Japan Local Currency Borrowing” means a borrowing comprised of simultaneous Japan Local Currency Advances made to CFC by each of the Japan Local Currency Banks pursuant to Sections 2.03B and 2.03C and the Japan Local Currency Addendum.

“Japan Local Currency Commitment” has the meaning specified in Section 2.03B(a).

“Japanese Yen” means the lawful currency of Japan.

“Leverage Ratio” has the meaning specified in Section 5.04(a).

“Local Currency” means (i) only so long as such currency remains an Eligible Currency, Pounds Sterling or euro and (ii) any other Agreed Currency which CIF requests the applicable Local Currency Banks to include as a Local Currency hereunder and which is reasonably acceptable to each such Local Currency Bank.

“Local Currency Addendum” means the local currency addendum dated as of the date hereof among CIF, CFSC, the Local Currency Banks named therein, the Local Currency Agent and the Agent, substantially in the form of Exhibit G-1.

“Local Currency Advance” means any Advance in a Local Currency, made to CIF pursuant to Sections 2.03 and 2.03A and the Local Currency Addendum.

“Local Currency Agent” means Citibank International plc, as agent under the Local Currency Addendum, or any successor agent under the Local Currency Addendum.

“Local Currency Bank” means each Bank (or any affiliate, branch or agency thereof) party to the Local Currency Addendum. In the event any agency, branch or affiliate of a Bank shall be party to the Local Currency Addendum, such agency, branch or affiliate shall, to the extent of any commitment extended and any Advances made by it, have all the rights of such Bank hereunder; provided, however, that, except as otherwise expressly provided herein, such Bank shall continue to the exclusion of such agency or Affiliate to have all the voting and consensual rights vested in it by the terms hereof.

“Local Currency Borrowing” means a borrowing comprised of simultaneous Local Currency Advances made to CIF by each of the Local Currency Banks pursuant to Sections 2.03 and 2.03A and the Local Currency Addendum.

“Local Currency Commitment” has the meaning specified in Section 2.03(a).

“Majority Banks” means at any time Banks holding more than 50% of the Commitments, or if the Commitments have been terminated, Banks holding more than 50% of the then aggregate unpaid principal amount of the Advances.

“Majority Japan Local Currency Banks” means Japan Local Currency Banks holding more than 50% of the Japan Local Currency Commitments.

“Majority Local Currency Banks” means Local Currency Banks holding more than 50% of the Local Currency Commitments.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto, and if Moody’s ceases to issue ratings of the type described herein with respect to Persons generally, then the Borrowers and the Agent, with the consent of the Majority Banks, shall agree upon a mutually acceptable replacement debt rating agency and shall further agree, upon determination of such replacement agency, to determine appropriate equivalent ratings levels to replace those contained herein.

“Non-Same Day Local Currency Advances” means Local Currency Advances other than Same Day Local Currency Advances.

“Note” has the meaning specified in Section 2.02(f).

“Notice of Allocation” has the meaning specified in Section 2.01(b).

“Notice of Borrowing” means a Notice of Local Currency Borrowing, a Notice of Japan Local Currency Borrowing or a Notice of Revolving Credit Borrowing, as applicable.

“Notice of Japan Local Currency Borrowing” has the meaning specified in Section 2.03C(a).

“Notice of Local Currency Borrowing” has the meaning specified in Section 2.03A(a).

“Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).

“Payment Office” means (a) with respect to Advances other than Local Currency Advances and Japan Local Currency Advances, (i) for Dollars, the principal office of Citibank in New York City, located on the date hereof at 399 Park Avenue, New York, New York 10043, (ii) for any other Agreed Currency, the office of Citibank located on the date hereof at Two Penns Way, Suite 200, New Castle, Delaware 19720; (b) with respect to any Local Currency Advance, the office of the Local Currency Agent set forth in the Local Currency Addendum; and (c) with respect to any Japan Local Currency Advance, the office of the Japan Local Currency Agent set forth in the Japan Local Currency Addendum, or in any case, such other office of the Agent, the Local Currency Agent or the Japan Local Currency Agent, as applicable, as shall be from time to time selected by it by written notice to the Borrowers and the Banks.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any multiemployer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, for employees of a Borrower or a Subsidiary of such Borrower or an ERISA Affiliate.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prior Agreement” means that certain Credit Agreement (Five Year Facility) dated as of September 23, 2004, among Caterpillar, CFSC, CFC, CIF, certain financial institutions party thereto, BOTM, as Japan Local Currency Agent, Citibank International plc, as Local Currency Agent, and Citibank, as agent for such financial institutions, as amended from time to time prior to the date hereof.

“Purchase Claims” means Caterpillar Purchase Claims or CFSC Purchase Claims, or both, as applicable.

“Reference Banks” means Citibank and Société Générale.

“Register” has the meaning specified in Section 8.07(c).

“Revolving Credit Advance” means an advance by a Bank to a Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance, each of which shall be a “Type” of Advance.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made to a Borrower by each of the Banks pursuant to Section 2.01.

“Revolving Credit Commitment” means, for each Bank, the obligation of such Bank to make Revolving Credit Advances and, if such Bank is a Local Currency Bank, Non-Same Day Local Currency Advances in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the “Revolving Credit Commitment” heading on its signature page hereto, or on the signature page of the Assignment and Acceptance or Assumption and Acceptance by which it became a Bank hereunder, as such amount may be increased or reduced pursuant to the terms of this Agreement; provided, however, that if such Bank’s Same Day Local Currency Commitment or Japan Local Currency Commitment is terminated in whole or in part without a corresponding reduction or termination of the Commitments, then such Bank’s Revolving Credit Commitment shall equal the sum of (x) the amount set forth as such Bank’s Revolving Credit Commitment on such Bank’s signature page to this Agreement, its Assignment and Acceptance or its Assumption and Acceptance, as applicable, plus (y) the amount of such Bank’s terminated Same Day Local Currency Commitment or Japan Local Currency Commitment, as applicable. No such change shall result in a Bank’s Revolving Credit Commitment exceeding its Commitment. For each Bank that is not a Local Currency Bank or a Japan Local Currency Bank, such Bank’s Revolving Credit Commitment will be equal to its Commitment. For each Bank that is a Local Currency Bank or a Japan Local Currency Bank, such Bank’s Revolving Credit Commitment will be equal to its Commitment minus the sum of its Same Day Local Currency Commitment and its Japan Local Currency Commitment.

“Revolving Credit Obligations” means, at any time, the aggregate outstanding Advances at such time minus the sum of the outstanding Same Day Local Currency Advances and the outstanding Japan Local Currency Advances at such time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto, and if S&P ceases to issue ratings of the type described herein with respect to Persons generally, then the Borrowers and the Agent, with the consent of the Majority Banks, shall agree upon a mutually acceptable replacement debt rating agency and shall further agree, upon determination of such replacement agency, to determine appropriate equivalent ratings levels to replace those contained herein.

“Same Day Local Currency Advances” means any Advances under the Same Day Local Currency Subfacility.

“Same Day Local Currency Commitment” has the meaning specified in Section 2.03(a).

“Same Day Local Currency Subfacility” means the subfacility under the Local Currency Addendum which provides for the Local Currency Banks to make Local Currency Advances available to CIF under the Local Currency Addendum on a same day notice basis in an amount outstanding at any time not to exceed the Dollar Amount of $250,000,000.

“Stated Termination Date” means September 21, 2011.

“Subsidiary” means, with respect to any Borrower, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Borrower or by one or more other Subsidiaries, or by such Borrower and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Support Agreement” means that certain Support Agreement dated as of December 21, 1984, amended June 14, 1995, between Caterpillar and CFSC, as the same may be amended or modified in accordance with the terms of Section 5.04(c) and in effect from time to time.

“Swiss Francs” means the lawful currency of Switzerland.

“Termination Date” means the earlier to occur of (i) the Stated Termination Date and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05(a) or 6.01.

“364-Day Credit Agreement” means that certain Credit Agreement (364-Day Facility) dated as of September 21, 2006, among Caterpillar, CFSC, CFC, certain financial institutions party thereto, BOTM, as the Japan Local Currency Agent thereunder, and Citibank, as agent for such financial institutions, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“TIBO Rate” means, with respect to a TIBO Rate Advance for the relevant Interest Period, the applicable Japanese Yen TIBOR interest rate displayed by the Japan Bankers’ Association on Telerate Page 23070 as of 11:00 a.m. (Tokyo time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided, however, that if Telerate Page 23070 is not available to the Japan Local Currency Agent for any reason, the applicable TIBO Rate for the relevant Interest Period shall instead be the rate determined by the Japan Local Currency Agent as the arithmetic average (rounded upward, if necessary, to an integral multiple of 1/16 of 1%) of the rates per annum (or the rate per annum, in the event there is only one Japan Local Currency Bank) reported to the Japan Local Currency Agent by each Japan Local Currency Bank as the rate at which such Japan Local Currency Bank offers to place deposits in Japanese Yen with leading banks in the Tokyo interbank market at approximately 11:00 a.m. (Tokyo time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of such Japan Local Currency Bank’s relevant TIBO Rate Advance and having a maturity equal to such Interest Period.

“TIBO Rate Advance” means a Japan Local Currency Advance which bears interest at a rate based on the TIBO Rate as provided in Section 2.07 (c).

“Total Commitment” means, at any time, the sum of all of the Banks’ Commitments at such time.

“Total Japan Local Currency Commitment” has the meaning specified in Section 2.03B(a).

“Total Local Currency Commitment” has the meaning specified in Section 2.03(a).

“Total Revolving Credit Commitment” means, at any time, the sum of all of the Banks’ Revolving Credit Commitments at such time (which shall be an amount equal to the Total Commitment at such time minus the sum of the aggregate Dollar Amount of the Same Day Local Currency Subfacility at such time and the aggregate Dollar Amount of the Total Japan Local Currency Commitment at such time).

“2005 Five-Year Credit Agreement” means that certain Credit Agreement (Five-Year Facility), dated as of September 22, 2005, among Caterpillar, CFSC and CFC, as Borrowers thereunder, certain financial institutions party thereto, BOTM, as Japan Local Currency Agent thereunder, and Citibank, as agent for such financial institutions, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Type”, when used in reference to any Revolving Credit Advance, has the meaning specified in the definition of “Revolving Credit Advance”, and when used in reference to a Japan Local Currency Advance, refers to a Japan Base Rate Advance or a TIBO Rate Advance, each of which shall be a “Type” of Advance.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56,115 Stat. 272 (2001), as amended.

SECTION 1.02.   Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03.   Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) and all references contained herein to generally accepted accounting principles shall mean United States generally accepted accounting principles.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.   The Revolving Credit Advances; Allocation of Commitments.

(a)  Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances in any Agreed Currency to Caterpillar and CFSC from time to time on any Business Day during the period from the Closing Date until the Termination Date in a Dollar Amount not to exceed such Bank’s Available Revolving Credit Commitment at such time; provided, however, that at no time shall the Dollar Amount of (i) the outstanding Advances exceed the Total Commitment, (ii) the Revolving Credit Obligations exceed the Total Revolving Credit Commitment, (iii) any Bank’s Revolving Credit Advances, Local Currency Advances and Japan Local Currency Advances exceed such Bank’s Commitment, (iv) all Revolving Credit Advances to Caterpillar exceed Caterpillar’s Allocation at such time, (v) all Revolving Credit Advances to CFSC plus the Dollar Amount of all Local Currency Advances and Japan Local Currency Advances exceed CFSC’s Allocation at such time, (vi) any Bank’s Revolving Credit Advances to Caterpillar exceed such Bank’s Allocated Commitment for Caterpillar at such time, or (vii) any Bank’s Revolving Credit Advances to CFSC plus such Bank’s Local Currency Advances and Japan Local Currency Advances at such time exceed such Bank’s Allocated Commitment for CFSC at such time. Each Revolving Credit Borrowing shall be in an aggregate Dollar Amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type and the same Agreed Currency made on the same day to the same Borrower by the Banks ratably according to their respective Available Revolving Credit Commitments. Within the limits of each Bank’s Allocated Commitment to a Borrower, such Borrower may from time to time borrow, repay pursuant to Section 2.06 or prepay pursuant to Section 2.09, and reborrow under this Section 2.01.

(b)  The Borrowers will on the Closing Date and from time to time thereafter, but no more often than weekly, and subject to the limitation set forth below, allocate or re-allocate the Total Commitment between Caterpillar and CFSC (each such Borrower’s allocated portion of the Total Commitment at any time being such Borrower’s “Allocation”), in such a manner that (i) the sum of the Allocations at any time shall equal the Total Commitment at such time, (ii) each Bank’s Commitment allocable to Caterpillar and CFSC at any time (such Bank’s “Allocated Commitment” with respect to such Borrower) shall be an amount equal to the product of such Bank’s Commitment at such time multiplied by the Allocation Percentage for such Borrower at such time, and (iii) CFSC’s Allocation at any time shall be in an amount equal to or greater than the sum of the Total Local Currency Commitment and the Total Japan Local Currency Commitment at such time. Each such allocation or re-allocation shall be made on notice, given not later than 10:00 A.M. (New York City time) on the date of the proposed allocation or re-allocation, by the Borrower Agent to the Agent, which shall give to each Bank prompt notice thereof by telex or telecopy. Each such notice of an allocation or re-allocation of the Total Commitment (a “Notice of Allocation”) shall be by telex or telecopy, confirmed immediately in writing, in substantially the form of Exhibit B-4 hereto, specifying therein the requested (i) effective date of such allocation or re-allocation of the Total Commitment, and (ii) Allocation for each Borrower. Each Borrower’s Allocation, and each Bank’s Allocated Commitment with respect to such Borrower, shall remain in effect (i) from the Closing Date until the first Notice of Allocation becomes effective, and (ii) thereafter, from the date that the most recent Notice of Allocation became effective until the next subsequent Notice of Allocation becomes effective. Notwithstanding any of the foregoing or any Notice of Allocation to the contrary:

(1) from and after the occurrence of a CFSC Event of Default, a CIF Event of Default or a CFC Event of Default, CFSC’s Allocation shall not be increased, but may be decreased to an amount not less than the outstanding Advances to CFSC, CIF and CFC at the time of such decrease; and

(2) from and after the occurrence of a Caterpillar Event of Default, the Allocations shall not be modified without the consent of the Agent and the Majority Banks.

(c)  The Borrowers and the Agent shall furnish to the Local Currency Agent and the Japan Local Currency Agent, promptly following the making, payment or prepayment of each Revolving Credit Advance, and at any other time at the reasonable request of the Local Currency Agent or the Japan Local Currency Agent, a statement setting forth the outstanding Revolving Credit Advances.

SECTION 2.02.   Making the Revolving Credit Advances.

(a)  Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing (in the case of a Revolving Credit Borrowing comprised of Base Rate Advances), or not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing (in the case of a Revolving Credit Borrowing comprised of Eurocurrency Rate Advances), by a Borrower to the Agent, which shall give to each Bank prompt notice thereof by telecopy. Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) Borrower, (ii) date of such Revolving Credit Borrowing, (iii) Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iv) in the case of a proposed Borrowing of Eurocurrency Rate Advances, Agreed Currency of such Advances, (v) aggregate amount of such Revolving Credit Borrowing, (vi) Interest Period for the Revolving Credit Advances and (vii) account to which the proceeds of such Revolving Credit Borrowing shall be made available. In the case of each proposed Revolving Credit Borrowing, the Agent shall promptly notify each Bank of such Bank’s ratable share of such Revolving Credit Borrowing based upon the Available Revolving Credit Commitments of the Banks, and in the case of a proposed Revolving Credit Borrowing comprised of Eurocurrency Rate Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.07(b). Each Bank shall, before 1:00 p.m. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the applicable Payment Office, in the Agreed Currency and in same day funds, such Bank’s ratable portion of such Revolving Credit Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such same day funds available to the account specified by the applicable Borrower in the Notice of Revolving Credit Borrowing.

(b)  Each Notice of a Revolving Credit Borrowing shall be irrevocable and binding on the Borrower submitting such Notice. In the case of any Revolving Credit Borrowing which the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the requesting Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a direct result of the failure of such Borrower, for any reason other than a default by such Bank, to borrow the requested Revolving Credit Advances on the date specified in the Notice of Revolving Credit Borrowing. Such indemnification shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing; provided, however, that any indemnification for such losses, costs and expenses shall be limited to an amount equal to (i) the principal amount of the Advance to be made by such Bank times (ii) the number of days in the requested Interest Period, divided by 360 times (iii) the interest differential between the interest rate based on the Eurocurrency Rate which would have applied to such Advance and the rate of interest which would apply if such Borrower had requested on the date of the requested Revolving Credit Borrowing a Revolving Credit Borrowing comprised of Advances of the same Type and Agreed Currency for a period equal to the requested Interest Period. A certificate describing in reasonable detail the amount of such losses, costs and expenses, submitted to such Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

(c)  Unless the Agent shall have received notice from a Bank prior to the time of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank’s ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank (the “Defaulting Bank”) and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Defaulting Bank, the Federal Funds Rate. If such Defaulting Bank shall repay to the Agent such corresponding amount, together with interest thereon as required in the immediately preceding sentence, such amount so repaid shall constitute such Bank’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement and such Bank shall be entitled to all rights in respect of such Revolving Credit Advance, including the right to receive interest from the date funds in connection therewith shall have been made available to such Borrower. If such Borrower shall repay to the Agent such corresponding amount, such repayment shall not relieve the Defaulting Bank from its obligation to make its ratable portion of such Revolving Credit Borrowing available to such Borrower. Nothing contained herein shall impair the right of such Borrower to the performance by any Bank of such Bank’s obligations hereunder. In the event that any Bank shall at any time fail to make its ratable portion of any Revolving Credit Borrowing available to the Agent for disbursement to such Borrower, the Agent shall make inquiry of such Defaulting Bank as to the circumstances giving rise to such failure and shall promptly advise such Borrower of the response, if any, the Agent shall have received in connection with such inquiry; provided that no failure or delay on the part of the Agent to make such inquiry shall relieve such Borrower or the Defaulting Bank of its obligation to repay any amount made available by the Agent to such Borrower in anticipation of receiving such Defaulting Bank’s portion of such Revolving Credit Borrowing.

(d)  The failure of any Bank to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Credit Advance to be made by such other Bank on the date of any Revolving Credit Borrowing. Nothing contained herein shall impair the rights and remedies of the Borrower requesting any Revolving Credit Borrowing against any Bank under applicable law as a result of such Bank’s failure to make the Revolving Credit Advance to be made by it as part of such Revolving Credit Borrowing.

(e)  Any Bank may make, carry or transfer Advances at, to or for the account of, any of its branch offices or the office of an affiliate at the Bank; provided, however, no affiliate of any Bank shall be deemed a party to this Agreement or shall have any rights, liability or obligation under this Agreement unless such Bank and such affiliate shall have executed and delivered, and the Agent shall have accepted, an Assignment and Acceptance in accordance with Section 8.07, and then such affiliate shall have rights and obligations hereunder only to the extent contemplated therein.

(f)  Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Bank resulting from each Advance made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Agent shall also maintain accounts in which it will record (a) the amount of each Advance made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Bank hereunder and (c) the amount of any sum received by the Agent, the Local Currency Agent, or the Japan Local Currency Agent, as applicable, hereunder from the applicable Borrower and each Bank’s share thereof. Entries recorded pursuant to the foregoing shall be prima facie evidence of the existence and amounts of the Borrowers’ obligations; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay its obligations hereunder in accordance with their terms. Any Bank may request that its Revolving Credit Advances be evidenced by a promissory note in substantially the form of Exhibit A (a “Note”). In such event, the applicable Borrower shall prepare, execute and deliver to such Bank such Note payable to the order of such Bank. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 8.07) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Bank subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described above.

SECTION 2.03.   Terms of Local Currency Facility.

(a)  The Local Currency Addendum sets forth (i) the maximum amount (expressed in Dollar Amount) available to be borrowed from all Local Currency Banks under the Local Currency Addendum (the “Total Local Currency Commitment”), which shall not exceed $1,000,000,000, (ii) with respect to each Local Currency Bank, the maximum amount (expressed in Dollar Amount) available to be borrowed from such Local Currency Bank thereunder (such Bank’s “Local Currency Commitment”), and (iii) with respect to each Local Currency Bank, the maximum amount (expressed in Dollar Amount) available to be borrowed from such Local Currency Bank under the Local Currency Same Day Subfacility (such Bank’s “Same Day Local Currency Commitment”). In no event shall a Local Currency Bank’s Local Currency Commitment (or, if such Local Currency Bank is also a Japan Local Currency Bank, the sum of its Local Currency Commitment and its Japan Local Currency Commitment) at any time exceed such Bank’s Commitment.

(b)  No Local Currency Advance may be made if the Dollar Amount of (i) outstanding Local Currency Advances would exceed the Total Local Currency Commitment, (ii) any Local Currency Bank’s Local Currency Advances would exceed its Local Currency Commitment, (iii) the outstanding Advances would exceed the Total Commitment, (iv) the Revolving Credit Obligations would exceed the Total Revolving Credit Commitment, (v) any Bank’s Revolving Credit Advances, Local Currency Advances and Japan Local Currency Advances would exceed such Bank’s Commitment, (vi) all Revolving Credit Advances to CFSC plus the Dollar Amount of all Local Currency Advances and Japan Local Currency Advances would exceed CFSC’s Allocation at such time, (vii) any Bank’s Revolving Credit Advances to CFSC plus such Bank’s Local Currency Advances and Japan Local Currency Advances at such time would exceed such Bank’s Allocated Commitment for CFSC at such time, or (viii) the outstanding Same Day Local Currency Advances would exceed the Dollar Amount of the Same Day Local Currency Subfacility.

(c)  CIF and the Local Currency Agent shall furnish to the Agent, promptly following the making, payment or prepayment of each Local Currency Advance, and at any other time at the reasonable request of the Agent, a statement setting forth the outstanding Local Currency Advances made under the Local Currency Addendum which statement shall also indicate the amount of the Local Currency Advances that are Same Day Local Currency Advances.

(d)  CIF and the Local Currency Agent shall furnish to the Agent copies of any amendment, supplement or other modification to the terms of any Local Currency Addendum promptly after the effectiveness thereof.

(e)  CFSC and CIF may terminate the Local Currency Addendum in their sole discretion if there are not any Advances outstanding thereunder, by written notice to the Agent, the Local Currency Agent and the Local Currency Banks, which notice shall be executed by CFSC, CIF and, if such consent is required, each Local Currency Bank.

SECTION 2.03A. Making the Local Currency Advances. (a) Each Local Currency Borrowing shall be made on a Business Day upon notice given by CIF to the Local Currency Agent, with a copy to the Agent, such notice to be given at the time specified in the Local Currency Addendum. Each Local Currency Borrowing shall be in an aggregate Dollar Amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Local Currency Advances of the same Local Currency made on the same day to CIF by the Local Currency Banks ratably according to their respective Local Currency Commitments. The Local Currency Agent shall give each Local Currency Bank prompt notice thereof by telecopy. Each such notice of a Local Currency Borrowing (a “Notice of Local Currency Borrowing”) shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B-2 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Local Currency of such Borrowing, (iii) Interest Period for such Borrowing and (iv) aggregate amount of such Borrowing.

(b) Subject to any alternative procedures set forth in the Local Currency Addendum, each Local Currency Bank, for the account of its Applicable Lending Office, shall make such Local Currency Bank’s ratable portion of such Local Currency Borrowing on the proposed date thereof by wire transfer of immediately available funds to the Local Currency Agent by the time specified in the Local Currency Addendum or Notice of Local Currency Borrowing, and the Local Currency Agent shall make such funds available to CIF at the applicable Payment Office.

(c) Each Notice of Local Currency Borrowing shall be irrevocable and binding on CFSC and CIF. CFSC and CIF, jointly and severally, shall indemnify each Local Currency Bank against any loss, cost or expense reasonably incurred by such Local Currency Bank as a result of any failure to fulfill on or before the date specified in such Notice of Local Currency Borrowing for such Local Currency Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Local Currency Bank to fund the Local Currency Advance to be made by such Local Currency Bank as part of such Local Currency Borrowing when such Local Currency Advance, as a result of such failure, is not made on such date.

(d) Unless the Local Currency Agent shall have received notice from a Local Currency Bank prior to the date of any Local Currency Borrowing that such Local Currency Bank will not make available to the Local Currency Agent such Local Currency Bank’s ratable portion of such Local Currency Borrowing, the Local Currency Agent may assume that such Local Currency Bank has made such portion available to it on the date of such Local Currency Borrowing in accordance with subsection (b) of this Section 2.03A and it may, in reliance upon such assumption, make (but shall not be required to make) available to CIF on such date a corresponding amount. If and to the extent that such Local Currency Bank shall not have so made such ratable portion available to the Local Currency Agent, such Local Currency Bank and CIF severally agree to repay to the Local Currency Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to CIF until the date such amount is repaid to the Local Currency Agent at (i) in the case of CIF, the interest rate applicable at the time to Local Currency Advances comprising such Local Currency Borrowing and (ii) in the case of such Local Currency Bank, the Federal Funds Rate or the Local Currency Agent’s overdraft cost, if higher. If such Local Currency Bank shall repay to the Local Currency Agent such corresponding amount, such amount so repaid shall constitute such Local Currency Bank’s Local Currency Advance as part of such Local Currency Borrowing for purposes of this Agreement.

(e) The failure of any Local Currency Bank to make the Local Currency Advance to be made by it as part of any Local Currency Borrowing shall not relieve any other Local Currency Bank of its obligation hereunder to make its Local Currency Advance on the date of such Local Currency Borrowing, but no Local Currency Bank shall be responsible for the failure of any other Local Currency Bank to make the Local Currency Advance to be made by such other Local Currency Bank on the date of any Local Currency Borrowing.

SECTION 2.03B. Terms of Japan Local Currency Facility.

(a) The Japan Local Currency Addendum sets forth (i) the maximum amount (expressed in Dollar Amount) available to be borrowed from all Japan Local Currency Banks under the Japan Local Currency Addendum (the “Total Japan Local Currency Commitment”), which shall not exceed $100,000,000 and (ii) with respect to each Japan Local Currency Bank, the maximum amount (expressed in Dollar Amount) available to be borrowed from such Japan Local Currency Bank thereunder (such Bank’s “Japan Local Currency Commitment”). In no event shall a Japan Local Currency Bank’s Japan Local Currency Commitment (or, if such Japan Local Currency Bank is also a Local Currency Bank, the sum of its Japan Local Currency Commitment and its Local Currency Commitment) at any time exceed such Bank’s Commitment.

(b) No Japan Local Currency Advance may be made if the Dollar Amount of (i) outstanding Japan Local Currency Advances would exceed the Total Japan Local Currency Commitment, (ii) any Japan Local Currency Bank’s Japan Local Currency Advances would exceed its Japan Local Currency Commitment, (iii) the outstanding Advances would exceed the Total Commitment, (iv) the Revolving Credit Obligations would exceed the Total Revolving Credit Commitment, (v) any Bank’s Revolving Credit Advances, Local Currency Advances and Japan Local Currency Advances would exceed such Bank’s Commitment, (vi) all Revolving Credit Advances to CFSC plus the Dollar Amount of all Local Currency Advances and Japan Local Currency Advances would exceed CFSC’s Allocation at such time, or (vii) any Bank’s Revolving Credit Advances to CFSC plus such Bank’s Local Currency Advances and Japan Local Currency Advances at such time would exceed such Bank’s Allocated Commitment for CFSC at such time.

(c) CFC and the Japan Local Currency Agent shall furnish to the Agent, promptly following the making, payment or prepayment of each Japan Local Currency Advance, and at any other time at the reasonable request of the Agent, a statement setting forth the outstanding Japan Local Currency Advances made under the Japan Local Currency Addendum.

(d) CFC and the Japan Local Currency Agent shall furnish to the Agent copies of any amendment, supplement or other modification to the terms of the Japan Local Currency Addendum promptly after the effectiveness thereof.

(e) CFSC and CFC may terminate the Japan Local Currency Addendum in their sole discretion if there are not any Advances outstanding thereunder, by written notice to the Agent, the Japan Local Currency Agent and the Japan Local Currency Banks, which notice shall be executed by CFSC, CFC and, if such consent is required, each Japan Local Currency Bank.

SECTION 2.03C. Making the Japan Local Currency Advances. (a) Each Japan Local Currency Borrowing shall be made on a Business Day upon notice given by CFC to the Japan Local Currency Agent, with a copy to the Agent, such notice to be given at the time specified in the Japan Local Currency Addendum. Each Japan Local Currency Borrowing shall consist of Japan Local Currency Advances of the same Type made on the same day to CFC by the Japan Local Currency Banks ratably according to their respective Japan Local Currency Commitments. The Japan Local Currency Agent shall give each Japan Local Currency Bank prompt notice thereof by telecopy. Each such notice of a Japan Local Currency Borrowing (a “Notice of Japan Local Currency Borrowing”) shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B-3 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Japan Local Currency Advances comprising such Japan Local Currency Borrowing, (iii) Interest Period for such Borrowing and (iv) aggregate amount of such Borrowing.

(b) Subject to any alternative procedures set forth in the Japan Local Currency Addendum, each Japan Local Currency Bank, for the account of its Applicable Lending Office, shall make such Japan Local Currency Bank’s ratable portion of such Japan Local Currency Borrowing on the proposed date thereof by wire transfer of immediately available funds to the Japan Local Currency Agent by the time specified in the Japan Local Currency Addendum or Notice of Japan Local Currency Borrowing, and the Japan Local Currency Agent shall make such funds available to CFC at the applicable Payment Office.

(c) Each Notice of Japan Local Currency Borrowing shall be irrevocable and binding on CFSC and CFC. CFSC and CFC, jointly and severally, shall indemnify each Japan Local Currency Bank against any loss, cost or expense reasonably incurred by such Japan Local Currency Bank as a result of any failure to fulfill on or before the date specified in such Notice of Japan Local Currency Borrowing for such Japan Local Currency Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Japan Local Currency Bank to fund the Japan Local Currency Advance to be made by such Japan Local Currency Bank as part of such Japan Local Currency Borrowing when such Japan Local Currency Advance, as a result of such failure, is not made on such date.

(d) Unless the Japan Local Currency Agent shall have received notice from a Japan Local Currency Bank prior to the date of any Japan Local Currency Borrowing that such Japan Local Currency Bank will not make available to the Japan Local Currency Agent such Japan Local Currency Bank’s ratable portion of such Japan Local Currency Borrowing, the Japan Local Currency Agent may assume that such Japan Local Currency Bank has made such portion available to it on the date of such Japan Local Currency Borrowing in accordance with subsection (b) of this Section 2.03C and it may, in reliance upon such assumption, make (but shall not be required to make) available to CFC on such date a corresponding amount. If and to the extent that such Japan Local Currency Bank shall not have so made such ratable portion available to the Japan Local Currency Agent, such Japan Local Currency Bank and CFC severally agree to repay to the Japan Local Currency Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to CFC until the date such amount is repaid to the Japan Local Currency Agent at (i) in the case of CFC, the interest rate applicable at the time to Japan Local Currency Advances comprising such Japan Local Currency Borrowing and (ii) in the case of such Japan Local Currency Bank, the Federal Funds Rate or the Japan Local Currency Agent’s overdraft cost, if higher. If such Japan Local Currency Bank shall repay to the Japan Local Currency Agent such corresponding amount, such amount so repaid shall constitute such Japan Local Currency Bank’s Japan Local Currency Advance as part of such Japan Local Currency Borrowing for purposes of this Agreement.

(e) The failure of any Japan Local Currency Bank to make the Japan Local Currency Advance to be made by it as part of any Japan Local Currency Borrowing shall not relieve any other Japan Local Currency Bank of its obligation hereunder to make its Japan Local Currency Advance on the date of such Japan Local Currency Borrowing, but no Japan Local Currency Bank shall be responsible for the failure of any other Japan Local Currency Bank to make the Japan Local Currency Advance to be made by such other Japan Local Currency Bank on the date of any Japan Local Currency Borrowing.

SECTION 2.04.   Fees. (a) Caterpillar and CFSC jointly and severally agree to pay to each Bank on the Closing Date a closing fee equal to the sum of (a) 0.05% of the amount, if any, by which such Bank’s Commitment exceeds such Bank’s Commitment under and as defined in the Prior Agreement plus (b) 0.02% of the remaining portion of such Bank’s Commitment.

(b) Each of Caterpillar and CFSC shall pay to the Agent, for the account of each Bank, a fee (each a “Facility Fee” and collectively, the “Facility Fees”) calculated on a daily basis by multiplying the Facility Fee Rate in effect on each day by the amount of such Bank’s Allocated Commitment for such Borrower as in effect on such day (without regard to the actual or deemed usage of such Allocated Commitment) and payable quarterly in arrears, commencing on January 2, 2007, for the period commencing on the Closing Date and ending on December 31, 2006, inclusive, on the first Business Day of each calendar quarter thereafter for the period of the immediately preceding calendar quarter, and on the Termination Date for the period since the last payment of Facility Fees. The “Facility Fee Rate” shall at all times be determined in accordance with the table set forth below, such rate to change for any Borrower when and as any Credit Rating of such Borrower changes:

Credit Rating	Facility Fee Rate (rate per annum)
AA- or better (S&P) or Aa3 or better (Moody’s)	0.05%
Below AA- (S&P) and Aa3 (Moody’s) but A- or better (S&P) or A3 or better (Moody’s)	0.06%
Below A- (S&P) and A3 (Moody’s) but BBB+ or better (S&P) or Baa1 or better (Moody’s)	0.08%
Below BBB+ (S&P) and Baa1 (Moody’s) but BBB or better (S&P) or Baa2 or better (Moody’s)	0.10%
Below BBB (S&P) and Baa2 (Moody’s) or unrated	0.125%

The Facility Fees allocable to each of Caterpillar and CFSC shall be the several obligation of each.

(c) The Borrowers shall pay to the Agent, solely for its own account, and to Citigroup Global Markets Inc., solely for its own account, the fees specified in the letter agreement dated as of August 18, 2006, among Caterpillar, CFSC, the Agent and Citigroup Global Markets Inc., on the dates specified therein. No Person other than the Agent and Citigroup Global Markets Inc. shall have any interest in such fees.

SECTION 2.05.   Reduction of the Commitments; Bank Additions. (a) The Borrowers shall have the right, upon at least three (3) Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments and Allocated Commitments of the Banks; provided that the aggregate amount of the Allocated Commitments of the Banks to (i) Caterpillar shall not be reduced to an amount which is less than the aggregate principal Dollar Amount of the Advances to Caterpillar then outstanding and (ii) CFSC shall not be reduced to an amount which is less than the sum of the aggregate principal Dollar Amount of the Advances to CFSC and the Local Currency Advances and Japan Local Currency Advances then outstanding, and provided, further, that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple thereof. Any such reduction of each Bank’s Commitment will be an automatic reduction of such Bank’s Revolving Credit Commitment in an identical amount.

(b) Notwithstanding the foregoing, upon the acquisition of one Bank by another Bank, or the merger, consolidation or other combination of any two or more Banks (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Bank which is a party to such Combination being hereinafter referred to as a “Combined Bank”), the Borrowers may notify the Agent that they desire to reduce the Commitment of the Bank surviving such Combination (the “Surviving Bank”) to an amount equal to the Commitment of that Combined Bank which had the largest Commitment of each of the Combined Banks party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Banks being hereinafter referred to, collectively, as the “Retired Commitments”). If the Majority Banks (determined as set forth below) and the Agent agree to such reduction in the Surviving Bank’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination, provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Advances of each of the Combined Banks other than the Combined Bank whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Bank shall have no obligation with respect to the Retired Commitments, and (iii) the Borrowers shall notify the Agent whether they wish such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then the Borrowers shall be responsible for finding one or more financial institutions (each, a “Replacement Bank”), acceptable to the Agent, willing to assume the obligations of a Bank hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Agent may require the Replacement Banks to execute such documents, instruments or agreements as the Agent deems necessary or desirable to evidence such Replacement Banks’ agreement to become parties hereunder. For purposes of this Section 2.05(b), Majority Banks shall be determined as if the reduction in the aggregate amount of the Commitments requested by the Borrowers had occurred (i.e., the Combined Banks shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).

(c) The Borrowers shall have the right, upon at least five (5) Business Days’ notice to the Agent, to add one or more bank or banks as new Banks hereunder, or to increase the Commitment of any existing Bank with such existing Bank’s consent, pursuant to the terms hereof (any such addition of a new Bank or increase in the Commitment of an existing Bank upon the request of the Borrowers pursuant to this Section 2.05(c) being referred to as a “Bank Addition”); provided that (i) such proposed Bank, in the case of a bank not already a Bank hereunder, is acceptable to the Agent (the consent of the Agent not to be unreasonably withheld); (ii) after giving effect to the proposed Bank Addition, no Bank’s Commitment would exceed 20% of the Total Commitment; and (iii) after giving effect to the proposed Bank Addition, the Total Commitment would not exceed 120% of the Total Commitment on the Closing Date. Each notice of a proposed Bank Addition (a “Notice of Bank Addition”) shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B-5 hereto, specifying therein (i) the name and address of the proposed Added Bank, (ii) the date on which the Borrowers wish such Bank Addition to become effective, and (iii) the amount of the Commitment such Added Bank would have hereunder after giving effect to such Bank Addition. If the conditions set forth in the proviso contained in the first sentence of this Section 2.05(c) have been satisfied, the Agent shall forward to such Added Bank and the Borrowers for execution by such Added Bank and the Borrowers an Assumption and Acceptance. The Added Bank shall, upon such execution, return the executed Assumption and Acceptance to the Agent, for the Agent’s acceptance thereof, together with a processing and recordation fee of $3,500.

Upon such execution, delivery and acceptance, from and after the effective date specified in each Assumption and Acceptance, the Added Bank shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date (if any), have the rights and obligations hereunder that have been assumed by it pursuant to such Assumption and Acceptance and, in the case of a bank not previously a Bank hereunder, shall become a Bank hereunder.

By executing and delivering an Assumption and Acceptance, each Added Bank confirms to and agrees with each party hereto as follows: (i) neither the Agent nor any Bank makes any representation or warranty, nor assumes any responsibility with respect to, any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (ii) neither the Agent nor any Bank makes any representation or warranty, nor assumes any responsibility with respect to, the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto.

The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assumption and Acceptance delivered to and accepted by it. Such copies shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of an Assumption and Acceptance executed by an Added Bank and the Borrowers the Agent shall, if such Assumption and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (i) accept such Assumption and Acceptance, and (ii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after receipt of such notice, if requested by an Added Bank, each Borrower, at its own expense, shall execute and deliver to the Agent a new Note or Notes to the order of such Added Bank. Such new Note or Notes shall be dated the effective date of such Assumption and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(d) If there are any Revolving Credit Advances outstanding on the effective date of any Assumption and Acceptance, the Added Bank shall purchase from the other Banks such participations in such Revolving Credit Advances as shall be necessary to cause such Added Bank to share ratably (based on the proportion that such Added Bank’s Revolving Credit Commitment bears to the Total Revolving Credit Commitment after giving effect to the Bank Addition) in each such Revolving Credit Advance. To purchase such participations, the Added Bank shall before 12:00 noon (New York City time) on the effective date of its Assumption and Acceptance, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in the applicable Agreed Currency and in same day funds, such Added Bank’s ratable portion (based on the proportion that such Added Bank’s Revolving Credit Commitment (or the increase in such Added Bank’s Revolving Credit Commitment, in the case of an Added Bank which is an existing Bank hereunder) bears to the Total Revolving Credit Commitment after giving effect to the Bank Addition) of each Revolving Credit Borrowing then outstanding, together with an amount equal to such ratable portion of the interest which has accrued to such date and remains unpaid on such Revolving Credit Borrowing. After the Agent’s receipt of such funds, the Agent will promptly make such same day funds available to the account of each Bank in an amount to such Bank’s ratable portion of such payment by the Added Bank. In addition, if such Added Bank acquires a Japan Local Currency Commitment or a Local Currency Commitment, automatically upon and simultaneously with becoming an Added Bank, such Added Bank shall have acquired a ratable risk participation in all then outstanding Local Currency Advances or Japan Local Currency Advances, as applicable, with such ratable risk participation based on such Added Bank’s Local Currency Commitment or Japan Local Currency Commitment as a fraction of the aggregate of all Local Currency Commitments or Japan Local Currency Commitments, as applicable.

SECTION 2.06.   Repayment of Advances. Each Borrower shall repay the principal amount (or the portion thereof remaining after giving effect to any earlier partial prepayments thereof) of each Advance made to such Borrower by each Bank on the last day of the Interest Period for such Advance.

SECTION 2.07.   Interest on Advances. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to such Borrower by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a)  Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Base Rate in effect from time to time payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment); or if such Advance is a Japan Base Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Japan Base Rate in effect from time to time payable on the last day of such Interest Period (or with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement or the Japan Local Currency Addendum, on the date of such prepayment).

(b)  Eurocurrency Rate Advances. If such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Eurocurrency Margin, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment) and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period. “Applicable Eurocurrency Margin” means, in respect of any Eurocurrency Rate Advance, a rate per annum determined as of the first day of the Interest Period for such Eurocurrency Rate Advance in reference to the table set forth below on the basis of the Credit Ratings of the applicable Borrower at such time; provided, however, that for any period during any Interest Period when the aggregate outstanding Dollar Amount of Advances for any Bank exceeds 50% of the amount of such Bank’s Commitment, the “Applicable Eurocurrency Margin” for such Bank shall be a rate per annum determined with reference to the credit ratings in effect as of the first day of such Interest Period in reference to the rates under the column “Applicable Eurocurrency Margin: > 50% Usage” set forth below:

Credit Rating	Applicable Eurocurrency Margin (rate per annum)	Applicable Eurocurrency Margin: > 50% Usage (rate per annum)
AA- or better (S&P) or Aa3 or better (Moody’s)	0.10%	0.15%
Below AA- (S&P) and Aa3 (Moody’s) but A- or better (S&P) or A3 or better (Moody’s)	0.19%	0.24%
Below A- (S&P) and A3 (Moody’s) but BBB+ or better (S&P) or Baa1 or better (Moody’s)	0.27%	0.37%
Below BBB+ (S&P) and Baa1 (Moody’s) but BBB or better (S&P) or Baa2 or better (Moody’s)	0.35%	0.45%
Below BBB (S&P) and Baa2 (Moody’s) or unrated	0.50%	0.625%

(c)  TIBO Rate Advances. If such Advance is a TIBO Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the TIBO Rate for such Interest Period plus the Applicable TIBOR Margin, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment) and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period. “Applicable TIBOR Margin” means, in respect of any TIBO Rate Advance, a rate per annum determined as of the first day of the Interest Period for such TIBO Rate Advance in reference to the table set forth below on the basis of the Credit Ratings of the applicable Borrower at such time; provided, however, that for any period during any Interest Period when the aggregate outstanding Dollar Amount of Advances for any Bank exceeds 50% of the amount of such Bank’s Commitment, the “Applicable TIBOR Margin” for such Bank shall be a rate per annum determined with reference to the credit ratings in effect as of the first day of such Interest Period in reference to the rates under the column “Applicable TIBOR Margin: > 50% Usage” set forth below:

Credit Rating	Applicable TIBOR Margin (rate per annum)	Applicable TIBOR Margin: > 50% Usage (rate per annum)
AA- or better (S&P) or Aa3 or better (Moody’s)	0.10%	0.15%
Below AA- (S&P) and Aa3 (Moody’s) but A- or better (S&P) or A3 or better (Moody’s)	0.19%	0.24%
Below A- (S&P) and A3 (Moody’s) but BBB+ or better (S&P) or Baa1 or better (Moody’s)	0.27%	0.37%
Below BBB+ (S&P) and Baa1 (Moody’s) but BBB or better (S&P) or Baa2 or better (Moody’s)	0.35%	0.45%
Below BBB (S&P) and Baa2 (Moody’s) or unrated	0.50%	0.625%

(d)  Post-Default Interest. Upon the occurrence, and during the continuance, of any Event of Default, the unpaid principal amount of each Advance shall bear interest at a rate per annum equal at all times to 2% per annum above the rate per annum otherwise required to be paid on such Advance in accordance with subsection (a) or (b) above; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

SECTION 2.08.   Interest Rate Determination. (a) If, pursuant to the definition of “Eurocurrency Base Rate”, quotes from the Reference Banks are required, each Reference Bank shall furnish to the Agent timely information for the purpose of determining the Eurocurrency Rate. If either one of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Bank.

(b) The Agent shall give prompt notice to the Borrowers and the Banks (or the Local Currency Banks or Japan Local Currency Banks, as applicable) of the applicable interest rate determined by the Agent for purposes of Section 2.07(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate(s) under Section 2.07(b) (or by each Japan Local Currency Bank for the purpose of determining the applicable interest rate under Section 2.07(c), if applicable).

SECTION 2.09.   Prepayments of Advances. (a) Any Borrower may, upon at least two (2) Business Days’ notice to the Agent stating (i) the proposed date and aggregate principal amount of the prepayment and (ii) the Advances (which shall be part of the same Borrowing) to which such prepayment is to be applied, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal Dollar Amount of not less than $10,000,000 and in an integral Dollar Amount multiple of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Eurocurrency Rate Advance or a TIBO Rate Advance, such Borrower shall be obligated to reimburse the applicable Banks in respect thereof pursuant to Section 8.04(b).

(b) If on any date that the Dollar Amount of (i) Eurocurrency Rate Advances outstanding in an Agreed Currency, (ii) Local Currency Advances or (iii) Japan Local Currency Advances, is determined pursuant to Section 2.15 (each such date, a “Computation Date”), it is determined that as a result of currency fluctuations with respect to the Advances to which such Computation Date applies, the aggregate Dollar Amount of (x) all outstanding Advances exceeds the Total Commitment, or (y) all outstanding Revolving Credit Obligations exceeds the Total Revolving Credit Commitment, the Borrowers shall on such date prepay an aggregate principal amount of Revolving Credit Advances ratably to the Banks in an amount equal to or, at the option of the Borrowers, greater than such excess, with accrued interest to the date of such prepayment on the principal amount prepaid. The Borrowers may determine which Borrowing such prepayment shall be allocated to, and any such prepayment of Eurocurrency Rate Advances shall be subject to the provisions of Section 8.04(b).

SECTION 2.10.   Increased Costs; Capital Adequacy; Illegality. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurocurrency Rate Advances, to the extent already included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or TIBO Rate Advances, then the applicable Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate describing in reasonable detail the amount of such increased cost, submitted to the Borrowers and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error. If any such increase in cost is attributable to specific Advances made to a particular Borrower, compensation for such increased cost shall be paid by such Borrower (or if such Borrower is CIF or CFC, by CFSC). In all other cases, compensation for such increased cost shall be paid by Caterpillar.

(b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or by any Person controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank’s Advances or commitment to lend hereunder, then, upon demand by such Bank (with a copy of such demand to the Agent), the applicable Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank (or, if applicable, such Person controlling such Bank) in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank’s commitment to lend hereunder. A certificate describing in reasonable detail such amounts submitted to the applicable Borrower by such Bank shall be conclusive and binding for all purposes, absent manifest error. If any such increase in capital is attributable to specific Advances made to a particular Borrower or to the Allocated Commitments to a particular Borrower or Borrowers, compensation for such increase in capital shall be paid by such Borrower (or if such Borrower is CIF or CFC, by CFSC). In all other cases, compensation for such increased capital shall be paid by Caterpillar.

(c) If any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Local Currency Advances, TIBO Rate Advances or Eurocurrency Rate Advances or to fund or maintain Local Currency Advances, TIBO Rate Advances or Eurocurrency Rate Advances hereunder, (i) all Local Currency Advances, TIBO Rate Advances and Eurocurrency Rate Advances of such Bank to any Borrower then outstanding shall be redenominated into Dollars and begin bearing interest at the Base Rate (or in the case of TIBO Rate Advances, be maintained in Japanese Yen but begin bearing interest at the Japan Base Rate) for the Interest Period selected by such Borrower in accordance with the procedures of Section 2.02(a) or Section 2.03(a), notwithstanding any prior election by such Borrower to the contrary, either (x) one Business Day after such notice, or (y) if such Bank may lawfully continue to maintain and fund such Advances at the applicable Eurocurrency Rate or TIBO Rate to a later day during such Interest Period, on such later day (in which case such Borrower shall in addition reimburse such Bank for any resulting losses as provided in Section 8.04(b)) and (ii) the obligation of such Bank to make Local Currency Advances, TIBO Rate Advances or Eurocurrency Rate Advances, as applicable, shall be suspended until such Bank shall notify the Agent that the circumstances causing such suspension no longer exist, and until such notification has been given (i) in the case of Local Currency Advances or Eurocurrency Rate Advances, such Bank shall fund its Local Currency Advance made in connection with each Local Currency Borrowing and Revolving Credit Advance made in connection with each Revolving Credit Borrowing comprised of Eurocurrency Rate Advances as a Base Rate Advance, and (ii) in the case of a Japan Local Currency Advance, the Japan Local Currency Banks shall fund each Japan Local Currency Borrowing with Japan Base Rate Advances.

(d) If the Majority Banks (or the Majority Local Currency Banks) shall, at least one Business Day before the date of any requested Revolving Credit Borrowing or Local Currency Borrowing (or on the date of such Local Currency Borrowing, in the case of a Same Day Local Currency Borrowing), notify the Agent that the Eurocurrency Rate for Eurocurrency Rate Advances comprising such Borrowing will not adequately reflect the cost to such Majority Banks (or the Majority Local Currency Banks) of making or funding their respective Eurocurrency Rate Advances for such Revolving Credit Borrowing or Local Currency Borrowing, the right of the requesting Borrower to select the Eurocurrency Rate for such Borrowing, and the right of any Borrower to select the Eurocurrency Rate for any subsequent Borrowing, shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance.

(e) If the Majority Japan Local Currency Banks shall, at least one Business Day before the date of any requested Japan Local Currency Borrowing (or on the date of such Borrowing if it is being requested on a same-day basis), notify the Japan Local Currency Agent that the TIBO Rate for TIBO Rate Advances comprising such Borrowing will not adequately reflect the cost to such Majority Japan Local Currency Banks of making or funding their respective TIBO Rate Advances for such Japan Local Currency Borrowing, the right of CFC to select the TIBO Rate for such Borrowing, and the right of CFC to select the TIBO Rate for any subsequent Borrowing, shall be suspended until the Japan Local Currency Agent shall notify the Borrowers and the Japan Local Currency Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Japan Base Rate Advance.

(f) In the event that a Bank (an “Affected Bank”) demands payment from any Borrower at any time pursuant to subsection (a) or (b) of this Section 2.10, then from such time and for so long thereafter as such Bank remains an Affected Bank, the Borrowers may either (1) terminate such Affected Bank’s Commitment hereunder or (2) replace such Affected Bank with another bank or banks acceptable to the Agent (the consent of the Agent not to be unreasonably withheld); provided that (i) no Event of Default has occurred and is continuing at such time and (ii) the Affected Bank and the replacement bank(s) execute and deliver to the Agent an Assignment and Acceptance and such other documents, agreements and instruments as the Agent may reasonably require in order to effectuate the assumption by such replacement bank(s) of the Affected Bank’s obligations hereunder. In no event shall the replacement of an Affected Bank impair or otherwise affect the obligation of the applicable Borrower or Borrowers to make the payments demanded by such Affected Bank pursuant to this Section 2.10 and, if applicable, Section 8.04(b).

SECTION 2.11.   Payments and Computations.

(a)  The Borrowers shall make each payment hereunder and under the Notes (except with respect to principal of, interest on, and other amounts relating to Local Currency Advances, Japan Local Currency Advances or Advances denominated in an Agreed Currency other than Dollars), without set-off, deduction, or counterclaim, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent’s account maintained at the Payment Office for Dollars in New York City. The Borrowers shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Advances (other than Japan Local Currency Advances or Local Currency Advances) denominated in an Agreed Currency other than Dollars, without set-off, deduction, or counterclaim, not later than 11:00 A.M. (London time) on the day when due in such Agreed Currency to the Agent in same day funds by deposit of such funds to the Agent’s account maintained at the Payment Office for such Agreed Currency. CIF shall make each payment under the Local Currency Addendum with respect to principal of, interest on, and other amounts relating to Local Currency Advances without set-off, deduction, or counterclaim, not later than 11:00 a.m. (London time) on the day when due in the applicable Local Currency to the Local Currency Agent in same day funds by deposit of such funds to the Local Currency Agent’s account maintained at the Payment Office for such Local Currency. CFC shall make each payment under the Japan Local Currency Addendum with respect to principal of, interest on, and other amounts relating to Japan Local Currency Advances, without set-off, deduction, or counterclaim, not later than 11:00 a.m. (Tokyo time) on the day when due in Japanese Yen to the Japan Local Currency Agent in same day funds by deposit of such funds to the Japan Local Currency Agent’s account at the Payment Office set forth in the Japan Local Currency Addendum. The Agent, the Local Currency Agent or the Japan Local Currency Agent, as applicable, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04) to the applicable Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b)  All computations of interest based on the Base Rate determined pursuant to clause (a) or (b) of the definition thereof shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be; all computations of interest on Local Currency Advances in Pounds Sterling shall be made by the Local Currency Agent on the basis of a year of 365 or 366 days, as the case may be; all computations of interest on Japan Local Currency Advances based on the Japan Base Rate shall be made by the Japan Local Currency Agent on the basis of a year of 365 or 366 days, as the case may be; and all computations of interest based on the Eurocurrency Rate (except in the case of Local Currency Advances in Pounds Sterling), the TIBO Rate or the Federal Funds Rate, and all computations of the Facility Fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees are payable. Each determination by the Agent, the Local Currency Agent or the Japan Local Currency Agent, as the case may be, of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)  Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Facility Fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or TIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such contraction of time shall in such case reduce the days included in the computation of payment of interest.

(d)  Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

SECTION 2.12.   Taxes. (a) Any and all payments by any of the Borrowers hereunder, under the Local Currency Addendum, under the Japan Local Currency Addendum or under each of the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Local Currency Agent, the Japan Local Currency Agent and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, the Local Currency Agent, the Japan Local Currency Agent or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under the Local Currency Addendum, under the Japan Local Currency Addendum or under any Note to any Bank, the Local Currency Agent, the Japan Local Currency Agent or the Agent, (i) the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Bank, the Local Currency Agent, the Japan Local Currency Agent or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder, under the Local Currency Addendum, under the Japan Local Currency Addendum or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Local Currency Addendum, the Japan Local Currency Addendum or the Notes (hereinafter referred to as “Other Taxes”). If any such Other Taxes are attributable to a specific Borrower, they shall be paid by such Borrower (or in the case of CIF or CFC, by CFSC). In all other cases, they shall be paid by Caterpillar.

(c) Each Borrower will indemnify each Bank, the Local Currency Agent, the Japan Local Currency Agent and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Bank, the Local Currency Agent, the Japan Local Currency Agent or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank, the Local Currency Agent, the Japan Local Currency Agent or the Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the Borrower paying such Taxes will furnish to the Agent, at its address referred to in Section 8.02, a copy of a receipt evidencing payment thereof; provided, however, that such copy shall be furnished solely for the purpose of enabling the Agent to verify the payment of such Taxes by such Borrower as required above. If no Taxes are payable in respect of any payment hereunder, under the Local Currency Addendum, under the Japan Local Currency Addendum or under the Notes, the Borrowers will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes; provided, however, that if any Bank, the Agent, the Japan Local Currency Agent or the Local Currency Agent, as a recipient of payments called for hereunder, shall be exempt from or entitled to a reduced rate of any Taxes, particularly those imposed by way of withholding, whether by virtue of the provisions of a relevant treaty or otherwise, it shall be incumbent upon such Bank, the Agent, the Japan Local Currency Agent or the Local Currency Agent to (a) so inform the Borrowers, (b) furnish to the Borrowers whatever certification or other documentation may be required by law or regulation to establish such exemption or reduced rate, and (c) cooperate with the Borrowers in any and all other respects to the extent necessary to establish such exemption or eligibility for reduced rate.

(e) Any Bank whose Advances have resulted in the imposition of Taxes shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such Taxes; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Bank, such steps would be disadvantageous to such Bank.

(f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder, under the Local Currency Addendum, under the Japan Local Currency Addendum and under the Notes.

SECTION 2.13.   Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances made by it (other than pursuant to Sections 2.02(c), 2.05(d), 2.10, 2.12 or 8.04) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Banks, such Bank shall forthwith notify the Agent thereof and purchase from the other Banks such participations in the Revolving Credit Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

SECTION 2.14.   Tax Forms. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), other than any Local Currency Bank or Japan Local Currency Bank that is an affiliate, branch or agency of a Bank, shall submit to the Borrowers and the Agent, on or before the Closing Date (or in the case of any Person becoming a Bank hereunder pursuant to Section 2.05(c) or Section 8.07, on or before the date of acceptance by the Agent of the applicable Assumption and Acceptance or Assignment and Acceptance), duly completed and signed copies of either Form W-8BEN (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement) or Form W-8ECI (relating to all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement) of the United States Internal Revenue Service and Form W-8BEN (relating to the foreign status exemption from United States federal income tax backup withholding), or, in any such case, such successor forms as shall be adopted from time to time by the relevant United States taxing authorities. Thereafter and from time to time, each such Bank shall submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrowers or the Agent from such Bank and (ii) required under then-current United States law or regulations to determine the United States withholding taxes on payment in respect of all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement. Upon the request of the Borrowers or the Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent a certificate to the effect that it is such a United States person. If any Bank determines that it is unable to submit to the Borrowers and the Agent any form or certificate that such Bank is obligated to submit pursuant to this Section 2.14, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted, such Bank shall promptly notify the Borrower and the Agent of such fact.

SECTION 2.15.   Market Disruption; Denomination of Amounts in Dollars.

(a)  Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article III and this Article II with respect to any Borrowing in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would (i) in the reasonable opinion of the Borrowers, the Majority Local Currency Banks (in the case of a Local Currency Borrowing), the Agent or the Banks having at least 66-2/3% of the Available Revolving Credit Commitments (in the case of a Revolving Credit Borrowing) make it impracticable for the Eurocurrency Rate Advances comprising such Borrowing to be denominated in the Agreed Currency specified by the applicable Borrower, then the Agent shall forthwith give notice thereof to such Borrower, the Local Currency Banks and the Banks, or the applicable Borrower shall give notice to the Agent, the Local Currency Banks and the Banks, as the case may be, and such Eurocurrency Rate Advances shall not be denominated in such currency but shall be made on the date of such Borrowing in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, as Base Rate Advances, unless the applicable Borrower notifies the Agent at least one (1) Business Day before such date that (x) it elects not to borrow on such date or (y) it elects to borrow on such date in a different Agreed Currency, in which the denomination of such Advances would in the opinion of the Agent, the Majority Local Currency Banks (in the case of a Local Currency Borrowing), or the Banks having at least 66-2/3% of the Available Revolving Credit Commitments (in the case of a Revolving Credit Borrowing) be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, or (ii) in the reasonable opinion of any Bank, make it impracticable for the Eurocurrency Rate Advance of such Bank comprising part of such Borrowing to be denominated in the Agreed Currency specified by the applicable Borrower, then the Agent shall forthwith give notice thereof to such Borrower, and the Eurocurrency Rate Advance of such Bank as part of such Borrowing shall not be denominated in such currency but shall be made on the date of such Borrowing in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount of such Bank’s Advance, as a Base Rate Advance, unless the applicable Borrower notifies the Agent at least one (1) Business Day before such date that (x) it elects not to borrow on such date or (y) it elects to borrow on such date in a different Agreed Currency, in which the denomination of all such Advances as part of such Borrowing would in the opinion of the Agent, the Majority Local Currency Banks (in the case of a Local Currency Borrowing) or the Banks having at least 66-2/3% of the Available Revolving Credit Commitments (in the case of a Revolving Credit Borrowing) be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing.

(b)  Calculation of Amounts. Except as set forth below, all amounts referenced in this Article II shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the date of any determination thereof; provided, however, that to the extent any Borrower shall be obligated hereunder to pay in Dollars any Borrowing denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Borrowing (calculated based upon the Equivalent Amount in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, the full risk of currency fluctuations shall be borne by the Borrowers and the Borrowers agree to indemnify and hold harmless each Local Currency Bank, Japan Local Currency Bank, the Agent and the Banks from and against any loss resulting from any Borrowing denominated in a currency other than in Dollars.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01.   Conditions Precedent to Initial Advances. The obligation of each Bank to make its initial Advance on or after the Closing Date is subject to the conditions precedent that (i) all principal, accrued interest, fees, expenses, costs and other amounts outstanding under the terms of the Prior Agreement, accrued to the Closing Date, shall have been paid, and the commitments of the lenders thereunder to extend credit shall have terminated, and (ii) the Agent shall have received on or before the day of the initial Borrowing the following, each dated the Closing Date, in form and substance satisfactory to the Agent and in sufficient copies for each Bank:

(a)  A fully executed copy of this Agreement, of the Local Currency Addendum and of the Japan Local Currency Addendum.

(b)  Certified copies of the resolutions of the Board of Directors of each Borrower evidencing corporate authority to execute and deliver this Agreement, the Local Currency Addendum (if applicable), the Japan Local Currency Addendum (if applicable), the Notes and the other documents to be delivered hereunder, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Local Currency Addendum (if applicable), the Japan Local Currency Addendum (if applicable), the Notes and the other documents to be delivered hereunder.

(c)  A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, the Local Currency Addendum (if applicable), the Japan Local Currency Addendum (if applicable) and the Notes and the other documents to be delivered hereunder.

(d)  A favorable opinion of counsel for each of Caterpillar and CFSC, given upon their express instructions, substantially in the form of Exhibit D hereto.

(e)  A favorable opinion of Sidley Austin LLP, counsel for the Agent, given upon the Agent’s express instructions, substantially in the form of Exhibit E hereto.

In addition, (i) the obligation of each Bank requesting Notes to make its initial Advance is subject to the further condition precedent that the Agent shall have received, on or before the day of the initial Borrowing, the Notes dated the Closing Date and payable to the order of such Bank, (ii) the obligation of the Local Currency Banks to make the initial Advances under the Local Currency Addendum shall be subject to any further conditions set forth in the Local Currency Addendum, and (iii) the obligation of the Japan Local Currency Banks to make the initial Advances under the Japan Local Currency Addendum shall be subject to any further conditions set forth in the Japan Local Currency Addendum.

SECTION 3.02.   Conditions Precedent to Each Borrowing. The obligation of each Bank to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

(a)  the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):

(i)  The representations and warranties contained in Section 4.01 (excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof), and if such Borrowing is by CFSC, CFC or CIF, Section 4.02, are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

(ii)  No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to such Borrower; and

(b)  the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

SECTION 3.03.   Conditions Precedent to Certain Borrowings. The obligation of each Bank to make that portion of an Advance on the occasion of any Borrowing which would increase the aggregate outstanding amount of Advances owing to such Bank over the aggregate amount of such Advances outstanding immediately prior to the making of such Advance shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true): (i) the representations and warranties contained in subsection (f) of Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which would constitute an Event of Default with respect to such Borrower but for the requirement that notice be given or time elapse or both.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.   Representations and Warranties of the Borrowers. Each Borrower represents and warrants as of the Closing Date and on each date specified in Article III, as follows:

(a)  Organization; Qualification. Such Borrower is a corporation duly organized, validly existing and in good standing (1) under the laws of the State of Delaware, in the case of Caterpillar and CFSC, (2) under the laws of Ireland, in the case of CIF, and (3) under the laws of Japan, in the case of CFC, and is duly qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which failure to qualify may materially adversely affect (i) the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of such Borrower to perform its obligations under this Agreement and its Notes, under the Local Currency Addendum, in the case of CIF and CFSC, and under the Japan Local Currency Addendum, in the case of CFC and CFSC.

(b)  Authority; No Conflict. The execution, delivery and performance by such Borrower of this Agreement and its Notes, the Local Currency Addendum, in the case of CIF and CFSC, and the Japan Local Currency Addendum, in the case of CFC and CFSC, are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting such Borrower.

(c)  Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Agreement or its Notes, or of the Local Currency Addendum in the case of CIF and CFSC; or of the Japan Local Currency Addendum in the case of CFC and CFSC.

(d)  Execution; Enforceability.

(i)  This Agreement has been duly executed and delivered by a duly authorized officer of such Borrower. Upon execution of this Agreement by the Agent and when the Agent shall have been notified by each Bank that such Bank has executed this Agreement, this Agreement will be, and such Borrower’s Notes when executed and delivered hereunder will be, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

(ii)  The Local Currency Addendum has been duly executed and delivered by a duly authorized officer of each of CFSC and CIF. Upon execution of the Local Currency Addendum by the Agent and the Local Currency Agent and when the Local Currency Agent or the Agent shall have been notified by each Local Currency Bank that such Local Currency Bank has executed the Local Currency Addendum, the Local Currency Addendum will be the legal, valid and binding obligation of each of CFSC and CIF enforceable against each of CFSC and CIF in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

(iii)  The Japan Local Currency Addendum has been duly executed and delivered by a duly authorized officer of each of CFSC and CFC. Upon execution of the Japan Local Currency Addendum by the Agent and the Japan Local Currency Agent and when the Japan Local Currency Agent or the Agent shall have been notified by each Japan Local Currency Bank that such Japan Local Currency Bank has executed the Japan Local Currency Addendum, the Japan Local Currency Addendum will be the legal, valid and binding obligation of each of CFSC and CFC enforceable against each of CFSC and CFC in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

(e)  Accuracy of Information; Material Adverse Change. The balance sheets of Caterpillar and CFSC and their respective Subsidiaries as at December 31, 2005, and as at June 30, 2006, and the related statements of income and retained earnings of Caterpillar and CFSC and their respective Subsidiaries for the fiscal year and six-month period, respectively, then ended, copies of which have been furnished to each Bank, fairly present the financial condition of such Borrower and its Subsidiaries as at such dates and the results of the operations of such Borrower and its Subsidiaries for such periods, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2005, there has been no material adverse change in such condition or operations.

(f)  Litigation; Loss Contingencies. There is no pending or threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which is reasonably likely to materially adversely affect the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of this Agreement, the Local Currency Addendum, the Japan Local Currency Addendum or any Note or which may materially adversely affect the ability of such Borrower to perform its obligations under this Agreement and its Notes, under the Local Currency Addendum in the case of CIF and CFSC, or under the Japan Local Currency Addendum in the case of CFC and CFSC.

(g)  Margin Stock. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(h)  ERISA. Each Plan of such Borrower is in substantial compliance with ERISA, the Code and regulations thereunder. No Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. Neither such Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event. Neither such Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither such Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither such Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.

(i)  Taxes; Assessments. Such Borrower has paid or discharged, or caused to be paid or discharged, before the same shall have become delinquent, all taxes, assessments and governmental charges levied or imposed upon such the Borrower or any Subsidiary of such Borrower or upon the income, profits or property of such Borrower or any Subsidiary of such Borrower, other than such taxes, assessments and governmental charges the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

SECTION 4.02.   Additional Representations and Warranties of CFSC, CFC and CIF.

Each of CFSC, CFC and CIF represents and warrants that neither it nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE V

COVENANTS OF THE BORROWERS

SECTION 5.01.   Affirmative Covenants. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, each Borrower (provided, that for purposes of Sections 5.01(f)(i), (ii), (iii), (v), (vi), (viii), (ix) and (x), the term Borrower refers to each of Caterpillar and CFSC, but not to CFC or CIF) will, unless the Majority Banks shall otherwise consent in writing:

(a)  Corporate Existence, Etc. Subject to Section 5.02(b), do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that such Borrower shall not be required to preserve any such right or franchise if its board of directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower and that the loss thereof is not disadvantageous in any material respect to the Banks.

(b)  Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, noncompliance with which may materially adversely affect (i) the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of such Borrower to perform its obligations under this Agreement, its Notes, and, if applicable, the Local Currency Addendum or Japan Local Currency Addendum.

(c)  Maintenance of Properties. Cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent such Borrower from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its business or the business of any Subsidiary of such Borrower and not disadvantageous in any material respect to the Banks.

(d)  Payment of Taxes and Other Claims. Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon such Borrower or any of its Subsidiaries or upon the income, profits or property of such Borrower or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of such Borrower or any of its Subsidiaries; provided, however, that such Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

(e)  Use of Proceeds. Use all proceeds of Advances solely for general corporate purposes, including, but not limited to, repaying or prepaying Advances in accordance with the terms of this Agreement.

(f)  Reporting Requirements. Furnish to the Banks:

(i)  as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of such Borrower, a consolidated balance sheet of such Borrower and its Subsidiaries as of the end of such quarter, and a consolidated statement of income and retained earnings of such Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

(ii)  as soon as available and in any event within ninety (90) days after the end of each fiscal year of such Borrower, a copy of the annual report for such year for such Borrower and its Subsidiaries, containing consolidated financial statements of such Borrower and its Subsidiaries for such year, certified (A) in a manner acceptable to the Majority Banks by PricewaterhouseCoopers L.L.P. or other independent public accountants acceptable to the Majority Banks and (B) as may be required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all rules and regulations enacted under or in connection therewith;

(iii)  together with each delivery of any financial statements pursuant to clauses (i) and (ii) above, a Compliance Certificate in substantially the form of Exhibit F-1 or F-2 hereto, as applicable, demonstrating in reasonable detail compliance as at the end of the applicable accounting periods with the covenants contained in Section 5.03 (in the case of Caterpillar) and Sections 5.04(a) and (b) (in the case of CFSC);

(iv)  as soon as possible and in any event within five (5) days after the occurrence of each Event of Default with respect to such Borrower and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Borrower, continuing on the date of such statement, a statement of the chief financial officer of such Borrower setting forth details of such Event of Default or event and the action which such Borrower has taken and proposes to take with respect thereto;

(v)  promptly after the sending or filing thereof, copies of all reports which such Borrower sends to any of its security holders, and copies of all reports and registration statements (without exhibits) which such Borrower or any of its Subsidiaries (without duplication) files with the Securities and Exchange Commission or any national securities exchange, in each case without duplication of materials furnished to the Banks pursuant to clauses (i) or (ii) of this subsection (f);

(vi)  promptly after the request of the Agent or any Bank, copies of all reports and notices which such Borrower or any Subsidiary of such Borrower files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which such Borrower or any Subsidiary of such Borrower receives from any such Person;

(vii)  promptly after (A) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against such Borrower or any of its material property, or (B) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, in each case which such Borrower reasonably believes is likely to be resolved against such Borrower and, if so resolved against such Borrower, is reasonably anticipated by such Borrower to materially adversely affect (x) the financial condition of such Borrower and its consolidated Subsidiaries taken as a whole or (y) the ability of such Borrower to perform its obligations under this Agreement and its Notes, and, if applicable, the Local Currency Addendum or the Japan Local Currency Addendum (without duplication of notices furnished to the Banks pursuant to clause (v) of this subsection (f));

(viii)  promptly after (A) the occurrence thereof, notice that (1) an ERISA Termination Event or a “prohibited transaction,” as such term is defined in Section 4975 of the Code, with respect to any Plan of such Borrower has occurred, which such notice shall specify the nature thereof and such Borrower’s proposed response thereto, (2) such Borrower or an ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code and (3) the plan administrator of any Plan has applied under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code, together with copies of such waiver application, and (B) actual knowledge thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan;

(ix)  (A) on the Closing Date, the then Credit Ratings for such Borrower from S&P and Moody’s and (B) within two (2) Business Days after such Borrower receives notice from S&P or Moody’s of a change in any of such Borrower’s Credit Ratings, such Borrower’s revised Credit Ratings (or, if applicable, notice that a Credit Rating will no longer be received from such rating service); and

(x)  such other information respecting the condition or operations, financial or otherwise, of such Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

SECTION 5.02.   Negative Covenants. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, no Borrower will, without the written consent of the Majority Banks:

(a)  Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance of any kind, (excluding Caterpillar Purchase Claims and CFSC Purchase Claims, to the extent that such Purchase Claims could be deemed to constitute liens or security interests), upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, if the aggregate amount of the Debt so secured (or for which payment has been provided) would at any time exceed an amount equal to 10% of Consolidated Net Tangible Assets of such Borrower.

(b)  Mergers, Etc. (i) Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or (iii) together with one or more of its consolidated Subsidiaries, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of such Borrower and its consolidated Subsidiaries (whether now owned or hereafter acquired) to any Person; except that any Subsidiary of such Borrower may merge or consolidate with or into, or transfer assets to, or acquire assets of, any other Subsidiary of such Borrower and except that any Subsidiary of such Borrower may merge into or transfer assets to such Borrower and such Borrower may merge with, and any Subsidiary of such Borrower may merge or consolidate with or into, any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Event of Default with respect to such Borrower or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Borrower, would exist and in the case of any such merger to which any Borrower is a party, a Borrower is the surviving corporation.

SECTION 5.03.   Financial Covenant of Caterpillar. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, Caterpillar will, unless the Majority Banks shall otherwise consent in writing, maintain at all times during each fiscal year of Caterpillar, Consolidated Net Worth of not less than an amount equal to 75% of Consolidated Net Worth as at the end of its immediately preceding fiscal year.

SECTION 5.04.   Financial and Other Covenants of CFSC. So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, CFSC will, unless the Majority Banks shall otherwise consent in writing:

(a)  Ratio of CFSC Consolidated Debt to Consolidated Net Worth.

(i)  Maintain at all times a ratio (the “Leverage Ratio”) of CFSC Consolidated Debt to CFSC’s Consolidated Net Worth of not greater than 8.50 to 1 (except as provided in subsection (ii) below). For purposes of this subsection (i), the Leverage Ratio at any time shall be equal to the average of the Leverage Ratios as determined on the last day of each of the six preceding calendar months.

(ii)  Maintain a Leverage Ratio of not greater than 8.50 to 1 on each December 31, commencing December 31, 2006. For purposes of this subsection (ii), the Leverage Ratio shall be the ratio of CFSC Consolidated Debt to CFSC’s Consolidated Net Worth on the date for which computed.

(b)  Interest Coverage Ratio. Maintain a ratio of (i) earnings of CFSC before income taxes and “Interest Expense” (as defined below) to (ii) Interest Expense, in each case calculated for the fiscal quarter then most recently ended for CFSC and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles, of not less than 1.15 to 1 for each fiscal quarter. “Interest Expense” means, for any period of determination, all interest (without duplication), whether paid in cash or accrued as a liability, on Debt of CFSC and its Subsidiaries determined on a consolidated basis for such period (including imputed interest on any capital lease of CFSC or its Subsidiaries) in accordance with generally accepted accounting principles.

(c)  Support Agreement. CFSC will not terminate, or make any amendment or modification to, the Support Agreement which, in the determination of the Agent, adversely affects the Banks’ interests pursuant to this Agreement, without giving the Agent and the Banks at least thirty (30) days prior written notice and obtaining the written consent of the Majority Banks.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01.   Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing with respect to any Borrower:

(a)  Such Borrower shall fail to pay (i) any principal of any of the Advances when the same becomes due and payable, or (ii) any interest on any of the Advances, or any Facility Fee, other fee or other amount payable by it hereunder (including, in the case of CFSC, any amount payable under the CFSC Guaranty) by the later of (A) five (5) Business Days after such item has become due and (B) two (2) Business Days after receipt of written notice from the Agent that such item has become due; or

(b)  Any representation or warranty made by such Borrower herein, in the Japan Local Currency Addendum or in the Local Currency Addendum, or by such Borrower (or any of its officers) in connection with this Agreement, the Japan Local Currency Addendum or the Local Currency Addendum, shall prove to have been incorrect in any material respect when made or deemed made; or

(c)  Such Borrower shall fail to perform or observe (i) any covenant or agreement made by it contained in subsection (a) or (f)(iv) of Section 5.01 or in Section 5.02 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 10 days after written notice thereof shall have been given to such Borrower by the Agent or any Bank; provided, that should CFSC or any of its Subsidiaries fail to observe any such term, covenant or agreement referred to in subsections (i) or (ii) above, such failure shall not be attributable to Caterpillar; or

(d)  Any of the following shall occur:

(i)  such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar) shall fail to pay any principal of, premium or interest on, or other amount owing in respect of any of its Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate, in the case of Caterpillar, or $35,000,000 in the aggregate, in the case of each of CFSC, CFC and CIF (but excluding, in each case, Debt consisting of such Borrower’s obligations hereunder (including the Local Currency Addendum or the Japan Local Currency Addendum, if applicable), under the 364-Day Credit Agreement or under the 2005 Five-Year Credit Agreement) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or

(ii)  such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar) shall fail to observe or perform any term, covenant or condition on its part to be observed or performed under any agreement or instrument relating to any such Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate, in the case of Caterpillar, or $35,000,000 in the aggregate, in the case of each of CFSC, CFC and CIF (but excluding, in each case, Debt consisting of such Borrower’s obligations hereunder (including the Local Currency Addendum or the Japan Local Currency Addendum, if applicable), under the 364-Day Credit Agreement or under the 2005 Five-Year Credit Agreement), when required to be observed or performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Debt or such Debt has been accelerated and such acceleration has not been rescinded, or

(iii)  any amount of Debt in excess of $50,000,000 in the aggregate, in the case of Caterpillar, or $35,000,000 in the aggregate, in the case of each of CFSC, CFC and CIF, shall be required to be prepaid, defeased, purchased or otherwise acquired by such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar), other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, or

(iv)  any “Event of Default” shall occur with respect to such Borrower under the 364-Day Credit Agreement or the 2005 Five-Year Credit Agreement, or

(v)  in the case of CIF or CFC, any CFSC Event of Default shall occur, or the CFSC Guaranty shall be terminated, revoked, or declared void, voidable, invalid or unenforceable; or

(e)  Such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any such proceeding shall be instituted against such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) and either an order for relief against such Borrower or Subsidiary is entered in such proceeding or such proceeding is not dismissed within thirty (30) days; or such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)  Any judgment or order for the payment of money in excess of (i) $100,000,000 in the case of Caterpillar, or (ii) $25,000,000 in the case of each of CFSC, CFC and CIF, shall be rendered against such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)  (i) A Plan of such Borrower shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or (ii) an ERISA Termination Event shall have occurred with respect to such Borrower or such Borrower or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, or (iii) such Borrower or an ERISA Affiliate shall engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor, or (iv) such Borrower or an ERISA Affiliate shall fail to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment, or (v) such Borrower or an ERISA Affiliate shall fail to make any contribution or payment to any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) which such Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan, which will have a material adverse effect upon the business, financial condition or results of operations of such Borrower and its Subsidiaries, taken as a whole;

(h)  With respect to CFSC, CFC or CIF, a Change of Control shall occur; or

(i)  With respect to CFSC, CFC or CIF, the Support Agreement shall for any reason fail to be in full force and effect, or any action shall be taken by any Borrower to discontinue or to assert the invalidity or unenforceability of the Support Agreement, or CFSC or Caterpillar shall fail to comply with any of the terms or provisions of the Support Agreement;

then, and in any such event, (i) the Agent (x) shall at the request, or may with the consent, of the Majority Banks, by notice to such Borrower, declare the obligation of each Bank to make Advances to such Borrower to be terminated, whereupon the same shall forthwith terminate, and (y) shall at the request, or may with the consent, of the Majority Banks, by notice to such Borrower, declare the Advances to such Borrower, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such Borrower; (ii) in the case of a CFSC Event of Default or a CIF Event of Default, the Local Currency Agent, (x) shall at the request, or may with the consent, of the Majority Local Currency Banks, by notice to CIF, declare the obligation of each Local Currency Bank to make Local Currency Advances to CIF to be terminated, whereupon the same shall forthwith terminate, and (y) shall at the request, or may with the consent, of the Majority Local Currency Banks, by notice to CIF, declare the Local Currency Advances to CIF, all interest thereon and all other amounts payable under this Agreement and the Local Currency Addendum to be forthwith due and payable, whereupon such Local Currency Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by CIF; and (iii) in the case of a CFSC Event of Default or a CFC Event of Default, the Japan Local Currency Agent, (x) shall at the request, or may with the consent, of the Majority Japan Local Currency Banks, by notice to CFC, declare the obligation of each Japan Local Currency Bank to make Japan Local Currency Advances to CFC to be terminated, whereupon the same shall forthwith terminate, and (y) shall at the request, or may with the consent, of the Majority Japan Local Currency Banks, by notice to CFC, declare the Japan Local Currency Advances to CFC, all interest thereon and all other amounts payable under this Agreement and the Japan Local Currency Addendum to be forthwith due and payable, whereupon such Japan Local Currency Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by CFC; provided, however, upon the occurrence of any Event of Default with respect to a Borrower described in Section 6.01(e), (A) the obligation of each Bank to make Advances to such Borrower shall automatically be terminated and (B) the Advances to such Borrower, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by such Borrower. Notwithstanding anything in the foregoing to the contrary, the fact that an Event of Default exists with respect to one of the Borrowers hereunder shall not of itself constitute an Event of Default with respect to any of the other Borrowers, provided, however, that in the case of CIF and CFC, any CFSC Event of Default shall be a CIF Event of Default and a CFC Event of Default.

ARTICLE VII

THE AGENT

SECTION 7.01.   Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances or any other amounts due hereunder, under the Japan Local Currency Addendum or under the Local Currency Addendum), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, the Majority Japan Local Currency Banks or the Majority Local Currency Banks, as applicable (or in the case of actions that require the consent of all of the Banks hereunder, all of the Banks), and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the Japan Local Currency Addendum, the Local Currency Addendum or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

SECTION 7.02.   Agent’s Reliance, Etc. Neither the Agent, the Japan Local Currency Agent, the Local Currency Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Local Currency Addendum or the Japan Local Currency Addendum, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Agent, the Japan Local Currency Agent, and the Local Currency Agent: (i) may treat the Bank that made any Advance as the holder thereof until the Agent receives and accepts an Assignment and Acceptance providing for the assignment thereof, in accordance with Section 8.07, or receives other written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, the Japan Local Currency Addendum or the Local Currency Addendum; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement (other than delivery to the Agent of the items required by Section 3.01), the Japan Local Currency Addendum or the Local Currency Addendum on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Bank for the due execution (other than its due execution and delivery), legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Japan Local Currency Addendum or the Local Currency Addendum or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement, the Japan Local Currency Addendum or the Local Currency Addendum by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03.   Citibank and Affiliates. With respect to its Commitment, Revolving Credit Commitment, Local Currency Commitment, the Advances made by it and any Notes issued to it, Citibank shall have the same rights and powers under this Agreement and the Local Currency Addendum as any other Bank and may exercise the same as though it were not the Agent and Citibank International plc were not the Local Currency Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of its subsidiaries and any Person who may do business with or own securities of any Borrower or any such subsidiary, all as if Citibank were not the Agent and Citibank International plc were not the Local Currency Agent and without any duty to account therefor to the Banks.

SECTION 7.04.   Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Local Currency Agent, the Japan Local Currency Agent or any other Bank and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Local Currency Agent, the Japan Local Currency Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05.   Indemnification. The Banks agree to indemnify the Agent, the Japan Local Currency Agent and the Local Currency Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Revolving Credit Advances, Japan Local Currency Advances, or Local Currency Advances, as applicable, then held by each of them (or if no Revolving Credit Advances, Japan Local Currency Advances, or Local Currency Advances are at the time outstanding, ratably according to the respective amounts of their Commitments, Japan Local Currency Commitments or Local Currency Commitments, as applicable), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, the Japan Local Currency Agent or the Local Currency Agent in any way relating to or arising out of this Agreement, the Japan Local Currency Addendum, or the Local Currency Addendum or any action taken or omitted by the Agent, the Japan Local Currency Agent or the Local Currency Agent under this Agreement, the Japan Local Currency Addendum or the Local Currency Addendum; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s, the Japan Local Currency Agent’s or the Local Currency Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent, the Japan Local Currency Agent and the Local Currency Agent promptly upon demand for its ratable share (determined as specified in the first sentence of this Section 7.05) of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent, the Japan Local Currency Agent or the Local Currency Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Japan Local Currency Addendum or the Local Currency Addendum, to the extent that the Agent, the Japan Local Currency Agent or the Local Currency Agent is not reimbursed for such expenses by the Borrowers.

SECTION 7.06.   Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Provided that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, any successor Agent appointed by the Majority Banks or by the retiring Agent shall have received the prior approval of the Borrowers (which approval shall not be unreasonably withheld). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, or any retiring Japan Local Currency Agent’s or Local Currency Agent’s resignation or removal under the Japan Local Currency Addendum or the Local Currency Addendum, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, the Japan Local Currency Agent under the Japan Local Currency Addendum or the Local Currency Agent under the Local Currency Addendum, as applicable.

SECTION 7.07.   The Arrangers. Notwithstanding anything herein to the contrary, the Arrangers shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Banks.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.   Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Local Currency Addendum, the Japan Local Currency Addendum or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Majority Banks, the Majority Local Currency Banks or the Majority Japan Local Currency Banks, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02, or 3.03 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (b) increase the Commitments of the Banks (other than pursuant to Section 2.05(c)), increase the Local Currency Commitments, increase the Japan Local Currency Commitments, or subject the Banks to any additional obligations, (c) reduce or forgive the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the definition of “Majority Banks,” “Majority Local Currency Banks” or “Majority Japan Local Currency Banks,” or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances and Local Currency Participations, or the number of Banks, which shall be required for the Banks, or any of them, to take any action hereunder or under the Local Currency Addendum or the Japan Local Currency Addendum, or the percentage of the Local Currency Commitments or Japan Local Currency Commitments or the aggregate unpaid Local Currency Advances or Japan Local Currency Advances, or the number of Local Currency Banks, or Japan Local Currency Banks, which shall be required for the Local Currency Banks or the Japan Local Currency Banks, as applicable, or any of them, to take any action hereunder or under the Local Currency Addendum, or the Japan Local Currency Addendum, as applicable, (f) amend, modify, or otherwise release CFSC from its obligations under, Article IX hereof or (g) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent, and the Local Currency Agent or the Japan Local Currency Agent, as applicable, in addition to the Borrower and the Banks required above to take such action, affect the rights or duties of the Agent, the Local Currency Agent, or the Japan Local Currency Agent, as applicable, under this Agreement, the Local Currency Addendum, the Japan Local Currency Addendum or any Note.

SECTION 8.02.   Notices, Etc. (a) Except as otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or telecopy communication) and mailed, telegraphed, telexed, telecopied or delivered, if to Caterpillar, at its address at 100 N.E. Adams Street, Peoria, Illinois 61629-5370, Attention: Manager - Corporate Finance Services; if to CFSC, CIF, or CFC, at 2120 West End Avenue, Nashville, Tennessee 37203-0001, Attention: Treasurer; if to any Bank, at its Domestic Lending Office specified beneath its name on its respective signature page hereto; and if to the Agent, at its address at Bank Loan Syndications, Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications, Telecopier No. 302-894-6120, with a copy to Citicorp North America, Inc., 233 South Wacker Drive, Chicago, Illinois 60606, Attention: Marianne O’Donnell; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be deemed to have been given three (3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed), when delivered to the telegraph company, upon receipt of a telex or telecopy or when delivered in person or by courier service, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

(b) Each Borrower hereby agrees that it will provide to the Agent (unless otherwise agreed to by the Agent) all information, documents and other materials that it is obligated to furnish to the Agent or the Banks, as applicable, pursuant to this Agreement, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for an extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Agent to oploanswebadmin@citigroup.com. In addition, each Borrower agrees to continue to provide the Communications to the Agent in the manner otherwise specified in this Agreement but only to the extent requested by the Agent.

(c) The Agent agrees to make the Communications available to the Banks by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). Each Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWERS, ANY BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(e) The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of Section 8.02. Each Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Bank for purposes of Section 8.02. Each Bank agrees to notify the Agent in writing (including by electronic communication) from time to time of such Bank’s e-mail address(es) to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address(es); provided that (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

SECTION 8.03.   No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder, under the Local Currency Addendum, under the Japan Local Currency Addendum, or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04.   Costs, Expenses and Taxes. (a) Caterpillar agrees to pay on demand all costs and expenses of the Agent, the Local Currency Agent and the Japan Local Currency Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Local Currency Addendum, the Japan Local Currency Addendum, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Local Currency Agent and the Japan Local Currency Agent with respect thereto and with respect to advising the Agent, the Local Currency Agent and the Japan Local Currency Agent as to their rights and responsibilities under this Agreement, the Local Currency Addendum, and the Japan Local Currency Addendum. The Borrowers agree to pay all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Banks), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Local Currency Addendum, the Japan Local Currency Addendum, the Notes and the other documents to be delivered hereunder. If any such costs or expenses are attributable to a particular Borrower, such costs or expenses shall be paid by such Borrower. In all other cases, such costs or expenses shall be paid by Caterpillar.

(b) If any payment of principal of any Eurocurrency Rate Advance or a TIBO Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.09 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if the Banks receive payments from an Added Bank in connection with the purchase of a participation in Eurocurrency Rate Advances by such Added Bank pursuant to Section 2.05(d), the applicable Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts as such Bank shall determine in good faith to be required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment. Such indemnification shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance; provided, however, that any indemnification for such losses, costs and expenses shall be limited to an amount equal to (i) the principal amount of the Advance paid by such Borrower or the amount of the participation purchased by such Added Bank, as the case may be, times (ii) the number of days remaining in the Interest Period applicable to such Advance, divided by 360, times (iii) the interest differential between the interest rate applicable to such Advance and the rate of interest which would apply on an Advance to such Borrower of the same Type requested on the date of such payment by such Borrower for an Interest Period which most nearly approximates the remaining term of the Interest Period applicable to the Advance paid by such Borrower. A certificate describing in reasonable detail the amount of such losses, costs and expenses, and specifying therein the Type of loan in reference to which such Bank shall have made its calculations thereof (the “Reference Investment”), submitted to such Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error or error in the determination of the rate applicable to the Reference Investment identified therein. In making any determination under this Section 8.04(b), each Bank shall use reasonable efforts to minimize the amount payable by such Borrower hereunder to such Bank, provided that such action does not result in any additional cost, loss or expense for such Bank and is not otherwise disadvantageous to such Bank.

(c) The Borrowers severally agree to indemnify and hold harmless each of the Agent, the Local Currency Agent, the Japan Local Currency Agent, each Bank, each Local Currency Bank, each Japan Local Currency Bank, and each of their directors, officers and employees from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of outside counsel and reasonable allocated costs and expenses of in-house counsel) which may be incurred by or asserted against the Agent, the Local Currency Agent, the Japan Local Currency Agent, such Bank, such Local Currency Bank or such Japan Local Currency Bank, or any such director, officer or employee in connection with or arising out of any investigation, litigation, or proceeding (i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by such Borrower, whether or not the Agent, the Local Currency Agent, the Japan Local Currency Agent, such Bank, such Local Currency Bank or such Japan Local Currency Bank, or any such director, officer or employee is a party to such transactions or (ii) related to such Borrower’s entering into this Agreement, the Local Currency Addendum, or the Japan Local Currency Addendum, or to any actions or omissions of such Borrower, any of its Subsidiaries or affiliates or any of its or their respective officers, directors or employees in connection therewith. If any such claims, damages, liabilities and expenses are attributable to a particular Borrower, such indemnity shall be provided by such Borrower. In all other cases, such indemnity shall be provided by Caterpillar. No Borrower shall be required to indemnify any such indemnified Person from or against any portion of such claims, damages, liabilities or expenses (x) arising out of the gross negligence or willful misconduct of such indemnified Person or (y) that result from the violation by such indemnified Person of any law or judicial order.

SECTION 8.05.   Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default with respect to a Borrower and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances to such Borrower due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement, the Local Currency Addendum, the Japan Local Currency Addendum, and any Note of such Borrower held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement, the Local Currency Addendum, the Japan Local Currency Addendum, or such Note and although such obligations may be unmatured. Each Bank agrees to immediately notify such Borrower by telecopy after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

SECTION 8.06.   Binding Effect. This Agreement shall be deemed to have become effective as of September 21, 2006 when it shall have been executed by the Borrowers, the Local Currency Agent, the Japan Local Currency Agent, and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Local Currency Agent, the Japan Local Currency Agent, and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all the Banks.

SECTION 8.07.   Assignments and Participations.

(a)  (i) Each Bank may, upon not less than two (2) Business Days prior notice to the Agent, assign to one or more of such Bank’s affiliates or to one or more other Banks (or to any affiliate of such Bank) all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, Revolving Credit Commitment, its Local Currency Commitment, if applicable, its Japan Local Currency Commitment, if applicable, the Advances owing to it and any Note or Notes held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank’s rights and obligations under this Agreement, and shall be in an amount not less than the lesser of (x) $5,000,000 and (y) the remaining amount of the assigning Bank’s Commitment (calculated as at the date of such assignment) or outstanding Advances (if such Bank’s Commitment has been terminated), (B) no such assignment shall result in any Bank having a Commitment which is more than 20% of the Total Commitment, and (C) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance (but not consent), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

(ii) In addition, each Bank may, with the consent of Caterpillar and CFSC (which consent shall not be unreasonably withheld or delayed), assign to one or more banks (other than Banks and their affiliates, assignments to which shall be governed by Section 8.07(a)(i) above) or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, Revolving Credit Commitment, its Local Currency Commitment, if applicable, its Japan Local Currency Commitment, if applicable, the Advances owing to it and the Note or Notes, if any, held by it); provided, that (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank’s rights and obligations under this Agreement, and shall be in an amount not less than the lesser of (x) $5,000,000 and (y) the remaining amount of the assigning Bank’s Commitment (calculated as at the date of such assignment) or outstanding Advances (if such Bank’s Commitment has been terminated) and (B) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance (but not consent), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

(iii) Upon such execution, delivery and acceptance of any such Assignment and Acceptance, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date (if any), have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement, the Local Currency Addendum, if applicable, and the Japan Local Currency Addendum, if applicable (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, the Local Currency Addendum, if applicable, and the Japan Local Currency Addendum, if applicable, such Bank shall cease to be a party hereto and thereto).

(b)  By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the Local Currency Addendum or the Japan Local Currency Addendum or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Local Currency Addendum, the Japan Local Currency Addendum, or any other instrument or document furnished pursuant hereto or thereto; and (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto.

(c)  The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Advances owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be prima facie evidence of such matters, and the Borrowers, the Agent, the Japan Local Currency Agent, the Local Currency Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(d)  Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with the Notes, if any, subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note of such Borrower a new Note, if requested, to the order of such assignee and, if the assigning Bank has retained a Commitment hereunder and requested a new Note, a new Note of such Borrower to the order of the assigning Bank. Such new Note or Notes, if requested, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(e)  Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, Revolving Credit Commitment, Local Currency Commitment, if applicable, Japan Local Currency Commitment, if applicable, the Advances owing to it and the Notes, if any, held by it); provided, however, that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrowers, the other Banks and the Agent for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, and (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.

(f)  Notwithstanding any other provision set forth in this Agreement, any Bank at any time may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrowers or the Agent.

SECTION 8.08.   Governing Law; Submission to Jurisdiction; Service of Process.

(a)  This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)  Each of the Agent, the Japan Local Currency Agent, the Local Currency Agent, each Bank, each Japan Local Currency Bank, each Local Currency Bank and each Borrower hereby (i) irrevocably submits to the jurisdiction of any New York State or United States federal court sitting in New York City (and any appellate court hearing appeals from any such court) in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or in such federal court; (ii) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; and (iii) agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing or delivery of a copy of such process to such Borrower at its address specified in Section 8.02.

(c)  Nothing in this Section 8.08 shall affect the right of any Borrower, the Agent, the Local Currency Agent, the Japan Local Currency Agent, any Bank, any Local Currency Bank or any Japan Local Currency Bank to serve legal process in any other manner permitted by law or affect the right of any Borrower, the Agent, the Local Currency Agent, the Japan Local Currency Agent, any Bank, any Local Currency Bank or any Japan Local Currency Bank to bring any action or proceeding against any other party hereto or any property of any other party hereto in the courts of any other jurisdictions.

SECTION 8.09.   Caterpillar as Agent for the Borrowers; CFSC as Service of Process Agent for CIF and CFC. CFSC, CIF and CFC hereby appoint Caterpillar as their agent for purposes of giving notice to or otherwise advising the Agent or the Banks in such instances where this Agreement calls for notice or advice from the Borrowers rather than from a specific Borrower (Caterpillar, in such capacity, being referred to herein as the “Borrower Agent”). Each of CIF and CFC hereby irrevocably (a) consents to service of process upon it by mailing or delivering such service to CFSC, which each of CIF and CFC appoints as its agent for such purpose, at CFSC’s address set forth in Section 8.02, and each of CIF and CFC authorizes and directs CFSC to accept such service, and (b) waives, to the fullest possible extent, any defense of forum non conveniens. CFSC agrees to act as agent for service of process for each of CIF and CFC.

SECTION 8.10.   Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Agreement, under the Local Currency Addendum, under the Japan Local Currency Addendum or under any of the Notes in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given. To the fullest extent permitted by applicable law, the obligation of any Borrower in respect to any sum due in the Original Currency to the Agent or any Bank shall, notwithstanding any judgment in an Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent or such Bank, as applicable, of any sum adjudged to be so due in the Other Currency, the Agent or such Bank, as applicable, may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to the Agent or such Bank, as applicable, in the Original Currency, the applicable Borrower or Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Bank, as applicable, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due the Agent or such Bank in the Original Currency, the Agent or such Bank, as applicable, agrees to remit to the applicable Borrower or Borrowers such excess.

SECTION 8.11.   Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 8.12.   Waiver of Jury Trial. EACH BORROWER, THE AGENT, THE LOCAL CURRENCY AGENT, THE JAPAN LOCAL CURRENCY AGENT, EACH BANK, EACH LOCAL CURRENCY BANK AND EACH JAPAN LOCAL CURRENCY BANK IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE LOCAL CURRENCY ADDENDUM, THE JAPAN LOCAL CURRENCY ADDENDUM, OR ANY NOTE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

SECTION 8.13.   USA Patriot Act Notification. The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when any Borrower opens an account, the Agent and the Banks will ask for the Borrower's name, tax identification number (if applicable), business address, and other information that will allow the Agent and the Banks to identify such Borrower. The Agent and the Banks may also ask to see such Borrower's legal organizational documents or other identifying documents.

SECTION 8.14.   Termination of Prior Agreement. Citibank, as Agent under the Prior Agreement (the "Existing Agent") and each of the Banks party to the Prior Agreement (the "Existing Banks"), hereby confirm that upon the Existing Agent's receipt of all principal, accrued interest, fees, expenses, costs and other amounts outstanding under the Prior Agreement, and the Existing Agent's distribution of such amounts to the Existing Banks and any other parties entitled thereto, the Prior Agreement and the commitments of the Existing Banks thereunder shall be terminated, and all of the Borrowers' obligations to the Existing Agent and the Existing Banks under the Prior Agreement shall be terminated (other than contingent indemnity obligations and any other obligations which by the terms of the Prior Agreement expressly survive the termination of the Prior Agreement). Each of the Borrowers hereby acknowledges and agrees to the termination of the Prior Agreement pursuant to this Section 8.14.

ARTICLE IX

CFSC GUARANTY

SECTION 9.01.   The Guaranty. CFSC hereby unconditionally and irrevocably guarantees the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Advance to each of CIF and CFC, and the due and punctual payment of all other amounts payable by CIF and CFC under this Agreement, the Local Currency Addendum and the Japan Local Currency Addendum. Upon failure by either CIF or CFC to pay punctually any such amount, CFSC shall forthwith on demand pay the amount not so paid at the place, in the manner and with the effect otherwise specified in Article II of this Agreement.

SECTION 9.02.   Guaranty Unconditional. The obligations of CFSC under this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)  any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of CIF or CFC under this Agreement, the Local Currency Addendum or the Japan Local Currency Addendum, by operation of law or otherwise, or the exchange, release or non-perfection of any collateral security therefor;

(ii)  any modification or amendment of or supplement to this Agreement, the Local Currency Addendum, the Japan Local Currency Addendum, or any Note;

(iii)  any change in the corporate existence, structure or ownership of CIF or CFC, including the merger of CIF or CFC, into another entity, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting CIF or its assets, or CFC or its assets, or any resulting release or discharge of any obligation of CIF or CFC under this Agreement, the Local Currency Addendum or the Japan Local Currency Addendum, as applicable;

(iv)  the existence of any claim, set-off or other rights which CFSC may have at any time against CIF or CFC, the Agent, the Local Currency Agent, the Japan Local Currency Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)  any invalidity or unenforceability relating to or against CIF or CFC for any reason of any provision or all of this Agreement, the Local Currency Addendum or the Japan Local Currency Addendum, or any provision of applicable law or regulation purporting to prohibit the payment by CIF or CFC of the principal of or interest on any Advance or any other amount payable by it under this Agreement; or

(vi)  any other act or omission to act or delay of any kind by CIF, CFC, the Agent, the Local Currency Agent, the Japan Local Currency Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of CFSC’s obligations under this Article IX, of CIF’s obligations under this Agreement or the Local Currency Addendum, or of CFC’s obligations under this Agreement or the Japan Local Currency Addendum.

SECTION 9.03.   Discharge Only Upon Payment In Full; Reinstatement in Certain Circumstances. CFSC’s obligations under this Article IX shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Advances to CIF and CFC and all other amounts payable by CFSC, CIF and CFC under this Agreement, the Local Currency Addendum and the Japan Local Currency Addendum shall have been paid in full and shall survive the Termination Date. If at any time any payment of the principal of or interest on any Advance to CIF or CFC or any other amount payable by CIF or CFC under this Agreement or the Local Currency Addendum or the Japan Local Currency Addendum is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of CIF or CFC or otherwise, CFSC’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

SECTION 9.04.   Waiver by CFSC. CFSC irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any right be exhausted or any action be taken by the Agent, the Local Currency Agent, the Japan Local Currency Agent, any Bank or any other Person against CIF or CFC or any other Person or any collateral security. CFSC waives any benefit of the collateral, if any, which may from time to time secure the Advances to CIF or CFC or any of CIF’s or CFC’s other obligations under this Agreement, the Local Currency Addendum, or the Japan Local Currency Addendum, and authorizes the Agent, the Local Currency Agent, the Japan Local Currency Agent, or the Banks to take any action or exercise any remedy with respect thereto which the Agent, the Local Currency Agent, the Japan Local Currency Agent, or the Banks in its or their discretion shall determine, without notice to CFSC. In the event the Agent, the Local Currency Agent, the Japan Local Currency Agent, or the Banks elect to give notice of any action with respect to any such collateral, ten (10) days’ written notice mailed to CFSC by certified mail at its address set forth in Section 8.02 shall be deemed reasonable notice of any matters contained in such notice.

SECTION 9.05.   Subrogation. Upon making any payment hereunder, CFSC shall be subrogated to the rights of the Banks against CIF or CFC , as applicable, with respect to such payment; provided that CFSC shall not enforce any right or demand or receive any payment by way of subrogation until all amounts of principal of and interest on the Advances to CIF and CFC and all other amounts payable by CIF and CFC under this Agreement, the Local Currency Addendum and the Japan Local Currency Addendum have been paid in full.

SECTION 9.06.   Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by CIF or CFC under this Agreement, the Local Currency Addendum or the Japan Local Currency Addendum is stayed upon the insolvency, bankruptcy or reorganization of CIF or CFC, as applicable, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by CFSC hereunder forthwith on demand by the Agent for the account of the Banks.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CATERPILLAR INC.

By /s/Kevin E. Colgan
Name: Kevin E. Colgan
Title: Treasurer

CATERPILLAR FINANCIAL
SERVICES CORPORATION

By /s/James A. Duensing
Name: James A. Duensing
Title: Treasurer

CATERPILLAR INTERNATIONAL
FINANCE p.l.c.

By /s/James A. Duensing
Name: James A. Duensing
Title: Appointee

CATERPILLAR FINANCE CORPORATION

By /s/James A. Duensing
Name: James A. Duensing
Title: Director

CITIBANK, N.A., as Agent

By /s/Kevin A. Ege
Name: Kevin A. Ege
Title: Vice President

CITIBANK INTERNATIONAL plc, as Local Currency Agent

By /s/Paul Gibbs
Name: Paul Gibbs
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Japan Local Currency Agent

By /s/Muneya Taniguchi
Name: Muneya Taniguchi
Title: Chief Manager

Banks

COMMITMENT REVOLVING CREDIT

COMMITMENT

$295,000,000  $238,750,000  CITIBANK, N.A.

By /s/Kevin A. Ege
Name: Kevin A. Ege
Title: Vice President

Domestic Lending Office:

Citibank, N.A.
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Elizabeth Wier
Phone:  (302) 894-6025
Fax:  (302) 994-0161

Eurocurrency Lending Office:

Citibank, N.A.
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Elizabeth Wier
Phone:  (302) 894-6025
Fax:  (302) 994-0161

COMMITMENT REVOLVING CREDIT

COMMITMENT

$280,000,000  $261,250,000 JPMORGAN CHASE BANK, N.A.

By /s/Randolph Cates
Name: Randolph Cates
Title: Vice President

Domestic Lending Office:

JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, TX
Attention: Autumn M. Mashue
Phone:  (713) 427-6199
Fax:  (713) 750-2932

Eurocurrency Lending Office:

JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, TX
Attention: Autumn M. Mashue
Phone:  (713) 427-6199
Fax:  (713) 750-2932

COMMITMENT REVOLVING CREDIT

COMMITMENT

$280,000,000  $280,000,000 BANK OF AMERICA, N.A.

By /s/Jeffrey A. Armitage
Name: Jeffrey A. Armitage
Title: Senior Vice President

Domestic Lending Office:

Bank of America, N.A.
2001 Clayton Rd
Concord, CA
Attention: Tina Obcena
Phone:  (925) 675-8768
Fax:  (888) 969-9246

Eurocurrency Lending Office:

Bank of America, N.A.
2001 Clayton Rd
Concord, CA
Attention: Tina Obcena
Phone:  (925) 675-8768
Fax:  (888) 969-9246

COMMITMENT REVOLVING CREDIT

COMMITMENT

$230,000,000  $211,250,000  ABN AMRO BANK N.V.

By /s/Miguel Pachicano
Name: Miguel Pachicano
Title: Managing Director

By /s/Brendon Korb
Name: Brendon Korb
Title: Vice President

Domestic Lending Office:

ABN AMRO Bank N.V.
540 W. Madison Street, Suite 2621
Chicago, Illinois 60661
Attention: Credit Administration/Loan Administration
Fax: (312) 992-5111/5152

with copies to:

ABN AMRO Bank N.V.
540 W. Madison Street, Suite 2711
Chicago, Illinois 60661
Attention: Ignacio Pineros
Fax: (312) 992-1727

Eurocurrency Lending Office:

Same as above.

COMMITMENT REVOLVING CREDIT

COMMITMENT

$230,000,000  $198,750,000 BARCLAYS BANK PLC

By /s/Alison McGuigan
Name: Alison McGuigan
Title: Associate Director

Domestic Lending Office:

Barclays Bank PLC
200 Park Avenue, 4th Floor
New York, NY 10166
Attention: Nicholas Bell
Phone:  (212) 412-4029
Fax:  (212) 412-7600

Eurocurrency Lending Office:

Barclays Bank PLC
200 Park Avenue, 4th Floor
New York, NY 10166
Attention: Nicholas Bell
Phone:  (212) 412-4029
Fax:  (212) 412-7600

COMMITMENT REVOLVING CREDIT

COMMITMENT

$200,000,000  $168,750,000 SOCIÉTÉ GÉNÉRALE

By /s/Kimberly Metzger
Name: Kimberly Metzger
Title: Vice President

Domestic Lending Office:

Société Générale
1221 Avenue of Americas
New York NY 10020
Attention: Kimberly Metzger
Phone:  (312) 578-5123
Fax:  (312) 578-5099

Eurocurrency Lending Office:

Société Générale
1221 Avenue of Americas
New York NY 10020
Attention: Kimberly Metzger
Phone:  (312) 578-5123
Fax:  (312) 578-5099

COMMITMENT REVOLVING CREDIT

COMMITMENT

$165,000,000  $146,250,000 ROYAL BANK OF CANADA

By /s/Patrick Shields
Name: Patrick Shields
Title: Authorized Signatory

Domestic Lending Office:

Royal Bank of Canada, New York Branch
One Liberty Plaza
New York, NY 10006
Attention: Manager, Loan Administration
Phone:  (416) 955-6569/(212) 428-6212
Fax:  (416) 974-8119/(416) 955-6720

Eurocurrency Lending Office:

Royal Bank of Canada, New York Branch
One Liberty Plaza
New York, NY 10006
Attention: Manager, Load Administration
Phone:  (416) 955-6569/(212) 428-6212
Fax:  (416) 974-8119/(416) 955-6720

COMMITMENT REVOLVING CREDIT

COMMITMENT

$160,000,000  $147,500,000  WESTLB AG, New York Branch

By /s/Salvatore Battinelli
Name: Salvatore Battinelli
Title: Managing Director

By /s/Rolf Schmitz
Name: Rolf Schmitz
Title: Executive Director

Domestic Lending Office:

WestLB AG, New York Branch
1211 Avenue of the Americas, 25th Floor
Attention: Rodney Hyman
Phone:  (212) 597-1393
Fax:  (212) 597-7946

Eurocurrency Lending Office:

WestLB AG, New York Branch
1211 Avenue of the Americas, 25th Floor
Attention: Rodney Hyman
Phone:  (212) 597-1393
Fax:  (212) 597-7946

COMMITMENT REVOLVING CREDIT

COMMITMENT

$165,000,000  $165,000,000 TORONTO DOMINION (TEXAS) LLC

By /s/Debbi L. Brito
Name: Debbi L. Brito
Title: Authorized Signatory

Domestic Lending Office:

TD Securities
Royal Trust Tower
77 King Street West
18th Floor
Toronto, Ontario M5K 1A2
Attention: Gail Cuthbert
Phone:  (416) 307-6107
Fax:  (416) 983-1708

Eurocurrency Lending Office:

TD Securities
Royal Trust Tower
77 King Street West
18th Floor
Toronto, Ontario M5K 1A2
Attention: Gail Cuthbert
Phone:  (416) 307-6107
Fax:  (416) 983-1708

COMMITMENT REVOLVING CREDIT

COMMITMENT

$125,000,000  $125,000,000 STANDARD CHARTERED BANK

By /s/Karen E. Bershtein
Name: Karen E. Bershtein
Title: Associate Director

By /s/Robert K. Peddington
Name: Robert K. Peddington
Title: Credit Documentation; Credit Risk Control

Domestic Lending Office:

Standard Chartered Bank
One Madison Avenue
New York, NY 10010
Attention: David B. Edwards
Phone:  (212) 667-0178
Fax:  (212) 667-0273

Eurocurrency Lending Office:

Standard Chartered Bank
One Madison Avenue
New York, NY 10010
Attention: David B. Edwards
Phone:  (212) 667-0178
Fax:  (212) 667-0273

COMMITMENT REVOLVING CREDIT

COMMITMENT

$100,000,000  $100,000,000  AUSTRALIA AND NEW ZEALAND
BANKING GROUP LIMITED

By /s/John W. Wade
Name: John W. Wade
Title: Director

Domestic Lending Office:

Australia and New Zealand Banking Group Limited
1177 Avenue of the Americas, 6th Floor
New York, NY 10036
Attention: Doreen Klingenbeck
Phone:  (212) 801-9726
Fax:  (212) 556-4826

Eurocurrency Lending Office:

Australia and New Zealand Banking Group Limited
1177 Avenue of the Americas, 6th Floor
New York, NY 10036
Attention: Doreen Klingenbeck
Phone:  (212) 801-9726
Fax:  (212) 556-4826

COMMITMENT REVOLVING CREDIT

COMMITMENT

$100,000,000  $0  THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By /s/Tsuguyuki Umene
Name: Tsuguyuki Umene
Title: Deputy General Manager

Domestic Lending Office:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
227 West Monroe, Suite 2300
Chicago, IL 60606
Attention: Janice Hennig
Phone:  (312) 696-4710
Fax:  (312) 696-4532

Eurocurrency Lending Office:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
227 West Monroe, Suite 2300
Chicago, IL 60606
Attention: Janice Hennig
Phone:  (312) 696-4710
Fax:  (312) 696-4532

COMMITMENT REVOLVING CREDIT

COMMITMENT

$100,000,000  $81,250,000 LLOYDS TSB BANK plc

By /s/Windsor R. Davies
Name: Windsor R. Davies
Title: Director, Corporate Banking, USA D061

By /s/Elaine B. Kallenbach
Name: Assistant Vice President
Title: Financial Institutions USA K-027

Domestic Lending Office:

Lloyds TSB Bank plc
1251 Avenue of the Americas—39th Floor
New York, NY 10020
Attention: Windsor Davies
Phone:  (212) 930-8909
Fax:  (212) 930-5098

Eurocurrency Lending Office:

Lloyds TSB Bank plc
1251 Avenue of the Americas—39th Floor
New York, NY 10020
Attention: Pat Kilian
Phone:  (212) 930-8914
Fax:  (212) 930-5098

COMMITMENT REVOLVING CREDIT

COMMITMENT

$100,000,000  $68,750,000  COMMERZBANK AG,
NEW YORK AND GRAND CAYMAN BRANCHES

By /s/H. Neugartner
Name:Hajo Neugartner
Title: Vice President

By /s/ Albert Morrow
Name: Albert Morrow
Title: Assistant Vice President

Domestic Lending Office:

Commerzbank AG, New York and
Grand Cayman Branches
Two World Financial Center
New York, NY 10281
Attention: Victoria Montero
Phone:  (212) 266-7441
Fax:  (212) 266-7593

Eurocurrency Lending Office:

Commerzbank AG, New York and
Grand Cayman Branches
Two World Financial Center
New York, NY 10281
Attention: Victoria Montero
Phone:  (212) 266-7441
Fax:  (212) 266-7593

COMMITMENT REVOLVING CREDIT

COMMITMENT

$85,000,000  $85,000,000  WILLIAM STREET COMMITMENT
CORPORATION (Recourse only to assets of William Street Commitment Corporation)

By /s/Mark Walton
Name: Mark Walton
Title: Assistant Vice President
Domestic Lending Office:

William Street Commitment Corporation
85 Broad Street
6th Floor
New York, NY 10004
Attention: Philip Green
Phone:  (212) 357-7570
Fax:  (212) 357-4597

Eurocurrency Lending Office:

William Street Commitment Corporation
85 Broad Street
6th Floor
New York, NY 10004
Attention: Philip Green
Phone:  (212) 357-7570
Fax:  (212) 357-4597

COMMITMENT REVOLVING CREDIT

COMMITMENT

$85,000,000  $85,000,000 MERRILL LYNCH BANK USA

By /s/Louis Alder
Name: Louis Alder
Title: Director

Domestic Lending Office:

Merrill Lynch Bank USA
15 W. South Temple, Suite 300
Salt Lake City, UT 84101
Attention: Mark Cannon
Phone:  (801) 933-8631
Fax:  (801) 359-4667

Eurocurrency Lending Office:

Merrill Lynch Bank USA
15 W. South Temple, Suite 300
Salt Lake City, UT 84101
Attention: Mark Cannon
Phone:  (801) 933-8631
Fax:  (801) 359-4667

COMMITMENT REVOLVING CREDIT

COMMITMENT

$50,000,000  $50,000,000 ING CAPITAL LLC

By /s/John Kippax
Name: John Kippax
Title: Managing Director

Domestic Lending Office:

ING Capital LLC
1325 Avenue of the Americas, 8th Floor
New York, NY 10019
Attention: John Kippax
Phone:  (646) 424-7205
Fax:  (646) 424-7229

Eurocurrency Lending Office:

ING Capital LLC
1325 Avenue of the Americas, 8th Floor
New York, NY 10019
Attention: John Kippax
Phone:  (646) 424-7205
Fax:  (646) 424-7229

COMMITMENT REVOLVING CREDIT

COMMITMENT

$25,000,000  $25,000,000 MELLON BANK, N.A.

By /s/Charles H. Staub
Name: Charles H. Staub
Title: Senior Vice President

Domestic Lending Office:

Mellon Bank, N.A.
500 Ross Street - Room 865
Pittsburgh, PA 15262
Attention: Paula Zawicki
Phone:  (412) 234-3932
Fax:  (412) 209-6141

Eurocurrency Lending Office:

Mellon Bank, N.A.
500 Ross Street - Room 865
Pittsburgh, PA 15262
Attention: Paula Zawicki
Phone:  (412) 234-3932
Fax:  (412) 209-6141

COMMITMENT REVOLVING CREDIT

COMMITMENT

$50,000,000  $50,000,000 U.S. BANK, NATIONAL ASSOCIATION

By /s/Kathleen D. Schurr
Name: Kathleen D. Schurr
Title: Vice President

Domestic Lending Office:

U.S. Bank, National Association
MK-WI-T5CB
Milwaukee, WI 53202
Attention: Ratliff Michael Newton
Phone:  (312) 325-8886
Fax:  (312) 325-8750

Eurocurrency Lending Office:

U.S. Bank, National Association
MK-WI-T5CB
Milwaukee, WI 53202
Attention: Ratliff Michael Newton
Phone:  (312) 325-8886
Fax:  (312) 325-8750

COMMITMENT REVOLVING CREDIT

COMMITMENT

$50,000,000  $50,000,000 BANCA NAZIONALE DEL LAVORO S.p.A., NEW YORK BRANCH

By /s/Donna La Spina
Name: Donna La Spina
Title: Relationship Manager

By /s/Filippo Cattaneo
Name: Filippo Cattaneo
Title: Relationship Manager

Domestic Lending Office:

Banca Nazionale Del Lavoro S.p.A., New York Branch
51 West 52nd Street
New York, NY 10019
Attention: Anna Hernandez
Phone:  (212) 314-0679
Fax:  (212) 314-0244

Eurocurrency Lending Office:

Banca Nazionale Del Lavoro S.p.A., New York Branch
51 West 52nd Street
New York, NY 10019
Attention: Anna Hernandez
Phone:  (212) 314-0679
Fax:  (212) 314-0244

COMMITMENT REVOLVING CREDIT

COMMITMENT

$50,000,000  $37,500,000 KBC BANK N.V.

By /s/Jean-Pierre Diels
Name: Jean-Pierre Diels
Title: First Vice President

By /s/William Cavanaugh
Name:William Cavanaugh
Title: Vice Presidenet

Domestic Lending Office:

KBC Bank N.V.
1177 Avenue of the Americas, 8th Floor
New York, NY 10036
Attention: Stefano Snozzi
Phone:  (212) 258-9494
Fax:  (212) 541-0793

Eurocurrency Lending Office:

KBC Bank N.V.
1177 Avenue of the Americas, 8th Floor
New York, NY 10036
Attention: Stefano Snozzi
Phone:  (212) 258-9494
Fax:  (212) 541-0793

COMMITMENT REVOLVING CREDIT

COMMITMENT

$50,000,000  $50,000,000  THE NORTHERN TRUST COMPANY

By /s/Karen E. Dahl
Name: Karen E. Dahl
Title: Vice President

Domestic Lending Office:

The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60605
Attention: Sharon Jackson
Phone:  (312) 630-1605
Fax:  (312) 630-1566

Eurocurrency Lending Office:

The Northern Trust Company
50 S. LaSalle Street
Chicago, IL 60605
Attention: Sharon Jackson
Phone:  (312) 630-1605
Fax:  (312) 630-1566

TOTAL COMMITMENT  TOTAL REVOLVING CREDIT

COMMITMENT:

$2,975,000,000   $2,625,000,000

EXHIBIT A

FORM OF NOTE

Dated: __________, 200_

FOR VALUE RECEIVED, the undersigned, [Caterpillar Inc./Caterpillar Financial Services Corporation] (the “Borrower”), HEREBY PROMISES TO PAY to the order of ______________________________________________________________________________ (the “Bank”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of each Advance (as defined below) made by the Bank to the Borrower pursuant to the Credit Agreement (as defined below) on the last day of the Interest Period (as defined in the Credit Agreement) for such Advance.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in the currency and to the office of the Agent specified pursuant to the Credit Agreement, in same day funds. Each Advance made by the Bank to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement (Five-Year Facility) dated as of September 21, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among the Borrower, [names of the other Borrowers under the Credit Agreement] (together with the Borrower, the “Borrowers”) the Bank and certain other banks parties thereto, Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for the Bank and such other banks. The Credit Agreement, among other things, (i) provides for the making of advances (the “Advances”) by the Bank to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding such Bank’s Commitment (as defined in the Credit Agreement) at such time, the indebtedness of the Borrower resulting from each such Advance to the Borrower being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

[CATERPILLAR INC./CATERPILLAR
FINANCIAL SERVICES CORPORATION]

By
Title:

ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL

Date	Type of Advance	Currency and Amount of Advance	Maturity of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B-1

NOTICE OF REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Bank Loan Syndications

Citicorp North America, Inc.
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Marianne O’Donnell

Ladies and Gentlemen:

The undersigned, [Caterpillar Inc./Caterpillar Financial Services Corporation], refers to the Credit Agreement (Five-Year Facility) dated as of September 21, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, [names of the other Borrowers under the Credit Agreement], certain Banks parties thereto, Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Revolving Credit Borrowing is __________, 200_.

(ii) The Type of Revolving Credit Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

(iii) The currency of the Proposed Revolving Credit Borrowing is ______.

(iv) The aggregate amount of the Proposed Revolving Credit Borrowing is $__________.

(v) The Interest Period for each Advance made as part of the Proposed Revolving Credit Borrowing is [30 days] [_____ month[s]].

(vi) The proceeds of the Proposed Revolving Credit Borrowing should be remitted in same day funds to [Account Number, Bank Name, Account Name, ______].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

(A) the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)]1  [(excluding those contained in the second sentence of subsection (e) thereof)]2  [and Section 4.02]3  are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default [or would constitute an Event of Default but for the requirement that notice be given or time elapse or both].2

Very truly yours,

[CATERPILLAR INC./CATERPILLAR
FINANCIAL SERVICES CORPORATION]

By
Title:

1 To be included in Notices of Revolving Credit Borrowing pursuant to Section 3.02, unless Section 3.03 shall apply.
2 To be included in Notices of Revolving Credit Borrowing pursuant to Section 3.03.
3 To be included in Notices of Revolving Credit Borrowing from CFSC.

EXHIBIT B-2

NOTICE OF LOCAL CURRENCY BORROWING

Citibank International plc, as Local Currency Agent
4 Harbour Exchange Square, 2nd Floor
London E14 9GE, England
Attention: Loans Agency

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Bank Loan Syndications

Citicorp North America, Inc.
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Marianne O’Donnell

Ladies and Gentlemen:

The undersigned, Caterpillar International Finance p.l.c., refers to (1) the Credit Agreement (Five-Year Facility) dated as of September 21, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, Caterpillar Inc., Caterpillar Financial Services Corporation (“CFSC”), Caterpillar Finance Corporation, certain Banks parties thereto, Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and (2) the Local Currency Addendum dated as of September 21, 2006, among the undersigned, CFSC, the Local Currency Banks party thereto, and Citibank International plc as the Local Currency Agent (the “Addendum”). The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.03A of the Credit Agreement and the Addendum that the undersigned hereby requests a Local Currency Borrowing under the Credit Agreement and the Addendum, and in that connection sets forth below the information relating to such Local Currency Borrowing (the “Proposed Borrowing”) as required by Section 2.03A of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is __________, 200_.

(ii) The currency of the Proposed Borrowing is ________.

(iii) The aggregate amount of the Proposed Borrowing is __________.

(iv) The Interest Period for each Advance made as part of the Proposed Borrowing is _____ month[s].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)]4  [(excluding those contained in the second sentence of subsection (e) thereof)]5  and Section 4.02 are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default [or would constitute an Event of Default but for the requirement that notice be given or time elapse or both].5

Very truly yours,

CATERPILLAR INTERNATIONAL FINANCE p.l.c.

By
Title:

4 To be included in Notices of Borrowing pursuant to Section 3.02, unless Section 3.03 shall apply.
5 To be included in Notices of Borrowing pursuant to Section 3.03.

EXHIBIT B-3

NOTICE OF JAPAN LOCAL CURRENCY BORROWING

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as Japan Local Currency Agent
Corporate Banking Division No. 3, Corporate Banking Group
7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan
Attention: Mr. Takuma Matsuyama

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Bank Loan Syndications

Citicorp North America, Inc.
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Marianne O’Donnell

Ladies and Gentlemen:

The undersigned, Caterpillar Finance Corporation, refers to (1) the Credit Agreement (Five-Year Facility) dated as of September 21, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, Caterpillar Inc., Caterpillar International Finance p.l.c., Caterpillar Financial Services Corporation (“CFSC”), certain Banks parties thereto, Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and (2) the Japan Local Currency Addendum dated as of [________], 2006, among the undersigned, CFSC, the Japan Local Currency Banks party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent (the “Addendum”). The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.03C of the Credit Agreement and the Addendum that the undersigned hereby requests a Japan Local Currency Borrowing under the Credit Agreement and the Addendum, and in that connection sets forth below the information relating to such Japan Local Currency Borrowing (the “Proposed Borrowing”) as required by Section 2.03C of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is __________, 200_. This [is][is not] a same-day Borrowing request.

(ii) The Type of Revolving Credit Advances comprising the Proposed Borrowing is [Japan Base Rate Advances] [TIBO Rate Advances].

(iii) The aggregate amount of the Proposed Borrowing is __________.

(iv) The Interest Period for each Advance made as part of the Proposed Borrowing is [30 days] [_____ month[s]].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)]6  [(excluding those contained in the second sentence of subsection (e) thereof)]7  and Section 4.02 are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default [or would constitute an Event of Default but for the requirement that notice be given or time elapse or both].7

Very truly yours,

CATERPILLAR FINANCE CORPORATION

By
Title:

6 To be included in Notices of Borrowing pursuant to Section 3.02, unless Section 3.03 shall apply.
7 To be included in Notices of Borrowing pursuant to Section 3.03.

EXHIBIT B-4

NOTICE OF ALLOCATION

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Bank Loan Syndications

Citicorp North America, Inc.
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Marianne O’Donnell

Ladies and Gentlemen:

The undersigned, Caterpillar Inc., as Borrower Agent on behalf of itself, Caterpillar Financial Services Corporation, Caterpillar International Finance p.l.c. and Caterpillar Finance Corporation (the “Borrowers”), refers to the Credit Agreement (Five-Year Facility) dated as of September 21, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrowers, certain Banks parties thereto, Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Bank, and Citibank, N.A., as Agent for said Banks, and hereby gives you notice, pursuant to Section 2.01(b) of the Credit Agreement that the Borrowers request a re-allocation of the Total Commitment, and in that connection sets forth below the information relating to such re-allocation as required by Section 2.01(b) of the Credit Agreement:

(i) The Business Day of the proposed re-allocation is ________, 200_.

(ii) The Allocation for each of Caterpillar Inc. and Caterpillar Financial Services Corporation after giving effect to such re-allocation is as follows:

Borrower	Allocation
Caterpillar Inc.	$________
Caterpillar Financial Services Corporation	$________

Very truly yours,

CATERPILLAR INC.

By:
Title:

EXHIBIT B-5

NOTICE OF BANK ADDITION

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Bank Loan Syndications

Citicorp North America, Inc.
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Marianne O’Donnell

Ladies and Gentlemen:

The undersigned, Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance p.l.c. and Caterpillar Finance Corporation (the “Borrowers”), refer to the Credit Agreement (Five-Year Facility) dated as of September 21, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrowers, certain Banks parties thereto, Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and hereby give you notice, pursuant to Section 2.05(c) of the Credit Agreement that the Borrowers request a Bank Addition, and in that connection set forth below the information relating to such proposed Bank Addition (the “Proposed Bank Addition”) as required by Section 2.05(c) of the Credit Agreement:

(i) The Business Day of the Proposed Bank Addition is ________, 200_.

(ii) The name and address of the proposed Added Bank are as follows:

______________________________
______________________________
______________________________

(iii) The amount of the Commitment of the proposed Added Bank, after giving effect to the Proposed Bank Addition, would be $__________.

Very truly yours,

CATERPILLAR INC.

By: ______________________________
Title:

CATERPILLAR FINANCIAL SERVICES
CORPORATION

By: ______________________________
Title:

CATERPILLAR INTERNATIONAL
FINANCE p.l.c.

By: ______________________________
Title:

CATERPILLAR FINANCE CORPORATION

By: ______________________________
Title:

EXHIBIT C

ASSIGNMENT AND ACCEPTANCE

Dated _______________, 200_

Reference is made to the Credit Agreement (Five-Year Facility) dated as of September 21, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance p.l.c. and Caterpillar Finance Corporation (the “Borrowers”), the Banks (as defined in the Credit Agreement), Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for the Banks (the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

_____________ (the “Assignor”) and ___________________ (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest specified on Schedule 1 hereto in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, such percentage interest in (i) the Assignor’s Commitment and Revolving Credit Commitment, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) are in the dollar amounts specified as the Assignor’s Commitment and Revolving Credit Commitment on Schedule 1 hereto, which Commitment is allocated between Caterpillar and CFSC, the Assignor’s Allocated Commitment for each such Borrower as of the date hereof being set forth on Schedule 1 hereto; [(ii) the Assignor’s [Local Currency Commitment][Japan Local Currency Commitment], which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the Assignor’s [Local Currency Commitment] [Japan Local Currency Commitment] on Schedule 1 hereto; (ii)/(iii)]8  the aggregate outstanding principal amount of Advances owing to the Assignor by each Borrower, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount of Advances owing to the Assignor from such Borrower on Schedule 1 hereto; and (iii)/(iv) the Notes, if any, held by the Assignor.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the Local Currency Addendum, the Japan Local Currency Addendum or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Local Currency Addendum, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement, the Local Currency Addendum, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes, if any, referred to in paragraph 1 above and requests that the Agent exchange each such Note from each Borrower for a new Note executed by such Borrower payable to the order of the Assignee or new Notes executed by such Borrower payable to the order of the Assignee and the Assignor, as applicable.

3. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless a later date therefor is specified on Schedule 1 hereto (the “Effective Date”).

4. Upon such acceptance by the Agent, as of the Effective Date, (i) the Assignee shall, in addition to the rights and obligations under the Credit Agreement [and [the Local Currency Addendum][the Japan Local Currency Addendum]]9  held by it immediately prior to the Effective Date, have the rights and obligations under the Credit Agreement [and [the Local Currency Addendum][the Japan Local Currency Addendum]]10  that have been assigned to it pursuant to this Assignment and Acceptance and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement [and [the Local Currency Addendum][the Japan Local Currency Addendum]]11 .

5. Upon such acceptance by the Agent, from and after the Effective Date, the Agent [and [the Local Currency Agent][the Japan Local Currency Agent]]12  shall make all payments under the Credit Agreement [, the Local Currency Addendum] [,the Japan Local Currency Addendum]13  and the Notes, if any, in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and Facility Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement [, the [Local Currency Addendum][the Japan Local Currency Addendum]]14  and the Notes, if any, for periods prior to the Effective Date directly between themselves.

6. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

8  Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.
9  Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.
10  Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.
11  Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.
12  Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.
13  Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.
14  Applicable if Assignor is a Local Currency Bank or a Japan Local Currency Bank.

Schedule 1
to
Assignment and Acceptance
Dated __________, 200_
Section 1.
Percentage Interest:		__________%
Assignor’s Commitment:		$_________
Assignor’s Revolving Credit Commitment:		$_________
[Assignor’s Local Currency Commitment:]		$_________
[Assignor’s Japan Local Currency Commitment:]		$_________
(a) Allocated Commitment to Caterpillar		$_________
(b) Allocated Commitment to CFSC		$_________

Aggregate Outstanding Principal

Amount of Revolving Credit Advances owing to the Assignor by:
(a) Caterpillar		$_________
(b) CFSC		$_________

[Amount of Local Currency Advances owing to the Assignor]		$_________

[Amount of Japan Local Currency Advances owing to the Assignor]		$_________

Section 2.
Notes, if any, payable to the order of the Assignee
(a) Borrower: Caterpillar
Dated:	_____________, 200_
(b) Borrower: CFSC
Dated:	_____________, 200_

Notes, if any, payable to the order of the Assignor
(a) Borrower: Caterpillar
Dated:	_____________, 200_
(b) Borrower: CFSC
Dated:	_____________, 200_

Section 3.
Effective Date		_____________, 200_

Section 4.
Domestic Lending Office		______________
Eurocurrency Lending Office		______________

[NAME OF ASSIGNOR]
By:___________________________
Title:
[NAME OF ASSIGNEE]
By:___________________________
Title:

Accepted this _____ day
of _________________, 200_

[NAME OF AGENT], as Agent

By:___________________________
Title:

[NAME OF LOCAL CURRENCY AGENT], as Local Currency Agent

By:___________________________
Title:

[NAME OF JAPAN LOCAL CURRENCY AGENT], as Japan Local Currency Agent

By:___________________________
Title:

Agreed to this _____ day
of _____________, 200_ 16

CATERPILLAR INC.

By:___________________________
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:___________________________
Title:

15  This date should be no earlier than the date of acceptance by the Agent.
16  To be included when consent of the Borrowers is required pursuant to Section 8.07(a)(ii).

EXHIBIT C-1

ASSUMPTION AND ACCEPTANCE

Dated _______________, 200_

Reference is made to the Credit Agreement (Five-Year Facility) dated as of September 21, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance p.l.c. and Caterpillar Finance Corporation (the “Borrowers”), the Banks (as defined in the Credit Agreement), Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Bank and Citibank, N.A., as Agent for the Banks (the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

The Borrowers and ___________________ (the “Added Bank”) agree as follows:

1. The Borrowers have requested the Added Bank to [become a Bank under the Credit Agreement and to accept and make a Commitment and Revolving Credit Commitment [Local Currency Commitment] [Japan Local Currency Commitment] under the Credit Agreement in the amounts set forth on Schedule 1 hereto]17  [increase its Commitment and Revolving Credit Commitment [and Local Currency Commitment] [and Japan Local Currency Commitment] under the Credit Agreement to the amounts set forth on Schedule 1 hereto]18  and the Added Bank has agreed to so [become a Bank and accept and make a Commitment and Revolving Credit Commitment [and Local Currency Commitment] [and Japan Local Currency Commitment] under the Credit Agreement in such amounts]19  [increase its Commitment and Revolving Credit Commitment [and Local Currency Commitment] [and Japan Local Currency Commitment] under the Credit Agreement to such amounts].20  The Added Bank agrees, upon the Effective Date of this Assumption and Acceptance, to purchase a participation in any Revolving Credit Advances [Local Currency Advances] [Japan Local Currency Advances] which are outstanding on the Effective Date in the amount determined pursuant to Section 2.05(d) of the Credit Agreement.

2. The Added Bank hereby acknowledges and agrees that neither the Agent nor any Bank (i) has made any representation or warranty, nor assumed any responsibility, with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the Local Currency Addendum, the Japan Local Currency Addendum, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Local Currency Addendum, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto; or (ii) has made any representation or warranty, nor assumed any responsibility, with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement, the Local Currency Addendum, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto.

3. Following the execution of this Assumption and Acceptance by the Added Bank and the Borrowers, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Assumption and Acceptance shall be the date of acceptance thereof by the Agent, unless a later date therefor is specified on Schedule 1 hereto (the “Effective Date”).

4. Upon such acceptance by the Agent, as of the Effective Date, (i) the Added Bank shall, in addition to the rights and obligations under the Credit Agreement held by it immediately prior to the Effective Date, if any, have the rights and obligations under the Credit Agreement that have been assumed by it pursuant to this Assumption and Acceptance.

5. Upon such acceptance by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes, if any, in respect of the Commitment and Revolving Credit Commitment [and Local Currency Commitment] [and Japan Local Currency Commitment] assumed hereby (including, without limitation, all payments of principal, interest and Facility Fees with respect thereto) to the Added Bank.

6. This Assumption and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Added Bank and the Borrowers have caused this Assumption and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

17 To be used if the Added Bank is not already a Bank under the Credit Agreement.
18 To be used if the Added Bank is already a Bank under the Credit Agreement.
19  To be used if the Added Bank is not already a Bank under the Credit Agreement.
20  To be used if the Added Bank is already a Bank under the Credit Agreement.

Schedule 1
to
Assumption and Acceptance and Acceptance
Dated __________, 200_
Section 1.

Added Bank’s Commitment after giving effect to this Assumption and Acceptance:	$_________
Added Bank’s Revolving Credit Commitment after giving effect to this Assumption and Acceptance:	$_________
[Added Bank’s Local Currency Commitment after giving effect to this Assumption and Acceptance:	$_________
[Added Bank’s Japan Local Currency Commitment after giving effect to this Assumption and Acceptance:	$_________

Section 2.

Effective Date [1] This date should be no earlier than the date of acceptance by the Agent.:	_____________, 200_

Section 3.

Domestic Lending Office	______________
Eurocurrency Lending Office	______________
[Local Currency Lending Office	______________]
[Japan Local Currency Lending Office	______________]

CATERPILLAR INC.
By:___________________________
Title:
CATERPILLAR FINANCIAL SERVICES CORPORATION
By:___________________________
Title:
CATERPILLAR INTERNATIONAL FINANCE p.l.c.
By:___________________________
Title:
CATERPILLAR FINANCE CORPORATION
By:___________________________
Title:

 [NAME OF ADDED BANK]

By:___________________________
     Title :

Accepted this _____ day
of _________________, 200_

[NAME OF AGENT]

By:___________________________
Title:

21  This date should be no earlier than the date of acceptance by the Agent.

EXHIBIT D

FORM OF OPINION OF COUNSEL
FOR EACH OF CATERPILLAR AND CFSC

[Closing Date]

To each of the Banks parties
to the Credit Agreement
(Five-Year Facility) dated as of
September 21, 2006, among
Caterpillar Inc., Caterpillar
Financial Services Corporation,
Caterpillar International Finance p.l.c.,
Caterpillar Finance Corporation,
said Banks, Citibank, N.A., as Agent,
Citibank International plc, as Local
Currency Agent, and The Bank of
Tokyo-Mitsubishi UFJ, Ltd., as Japan
Local Currency Agent

Re: [Name of Applicable Borrower]

Ladies and Gentlemen:

I am [General Counsel/General Attorney] of [Name of Applicable Borrower], a [Type of Organization] (the “Borrower”), and give this opinion pursuant to Section 3.01(d) of the Credit Agreement (Five-Year Facility) dated as of September 21, 2006 (the “Credit Agreement”), among the Borrower, [names of other Borrowers under the Credit Agreement], the Banks parties thereto, Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks. Terms defined in the Credit Agreement are used herein as therein defined.

I have examined the Credit Agreement; [the Local Currency Addendum;] [the Japan Local Currency Addendum;] the documents furnished by the Borrower pursuant to Article III of the Credit Agreement; the [Certificate of Incorporation] of the Borrower and all amendments thereto (the “Charter”); and the [bylaws] of the Borrower and all amendments thereto (the “Bylaws”). In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials, and agreements, instruments and other documents, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

In rendering my opinion, I have assumed the due authorization, execution and delivery of each document referred to herein by all parties to such document other than the Borrower.

Based upon the foregoing, and subject to the comments and qualifications set forth below, it is my opinion that:

1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the [INSERT APPROPRIATE JURISDICTION] and is duly qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which failure to qualify may materially adversely affect (i) the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Credit Agreement [, the Local Currency Addendum] [, the Japan Local Currency Addendum]22  and its Notes.

2. The execution, delivery and performance by the Borrower of the Credit Agreement [, the Local Currency Addendum] [,the Japan Local Currency Addendum]23  and the Notes to be executed by it are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under (i) the Charter or the Bylaws or (ii) any law, rule or regulation applicable to the Borrower or (iii) any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower.

3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement [, the Local Currency Addendum] [, the Japan Local Currency Addendum]24  and the Notes to be executed by it.

4. The Credit Agreement [, the Local Currency Addendum] [, the Japan Local Currency Addendum]25  and its Notes have been duly executed and delivered by a duly authorized officer of the Borrower. Assuming that the Agent, the Local Currency Agent, the Japan Local Currency Agent, and each Bank party to the Credit Agreement as of the date hereof have duly executed and delivered the Credit Agreement and that each such Bank has notified the Agent that such Bank has executed the Credit Agreement, [, and assuming that (x) the Local Currency Agent and each Local Currency Bank party to the Local Currency Addendum as of the date hereof have duly executed and delivered the Local Currency Addendum and that each such Local Currency Bank has notified the Agent that such Local Currency Bank has executed the Local Currency Addendum, and (y) the Japan Local Currency Agent and each Japan Local Currency Bank party to the Japan Local Currency Addendum as of the date hereof have duly executed and delivered the Japan Local Currency Addendum and that each such Japan Local Currency Bank has notified the Agent that such Japan Local Currency Bank has executed the Japan Local Currency Addendum] the Credit Agreement is, [the Local Currency Addendum is,] [the Japan Local Currency Addendum is,] the Notes executed and delivered by the Borrower on or prior to the date hereof are, and any other Notes when executed and delivered by the Borrower pursuant to the terms of the Credit Agreement will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

5. There is no pending or, to the best of my knowledge, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which purports to affect the legality, validity or enforceability of the Credit Agreement [, the Local Currency Addendum,][,the Japan Local Currency Addendum,] or any Note or which is reasonably likely to materially adversely affect (i) the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Credit Agreement [, the Local Currency Addendum,][,the Japan Local Currency Addendum] and the Notes to be executed by it.

I express no opinion as to (i) Sections 2.13 and 8.05 of the Credit Agreement, insofar as they provide that any Bank purchasing a participation from another Bank pursuant thereto to may exercise set-off or similar rights with respect to such participation or that any affiliate of a Bank may exercise set-off or similar rights with respect to such Bank’s claims under the Credit Agreement or the Notes or (ii) Section 2.12(c), 7.05 or 8.04(c), to the extent that any such section may be construed as requiring indemnification with respect to a claim, damage, liability or expense incurred as a result of any violation of law by a Bank, the Agent [or the Local Currency Agent][or the Japan Local Currency Agent].

I am qualified to practice law in the State of [_______] and do not purport to be an expert on, or to express any opinion concerning, any laws other than the law of the State of [_______], the General Corporation Law of the State of Delaware and the federal law of the United States. Insofar as the opinions expressed in paragraphs 2, 3 and 4 above relate to matters which are governed by the laws of the State of New York, I have assumed for purposes of rendering such opinions that the applicable laws of the State of New York are substantially identical to the laws of the State of [_______].

This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein. The opinions expressed herein are being delivered to you as of the date hereof in connection with the transactions described hereinabove and are solely for your benefit in connection with the transactions described hereinabove and may not be relied on in any manner or for any purpose by any other Person, nor any copies published, communicated or otherwise made available in whole or in part to any other Person without my specific prior written consent, except that you may furnish copies thereof (i) to any of your permitted successors and assigns in respect of the Credit Agreement, the Local Currency Addendum, the Japan Local Currency Addendum and the Notes, (ii) to your independent auditors and attorneys, (iii) upon the request of any state or federal authority or official having regulatory jurisdiction over you, and (iv) pursuant to order or legal process of any court or governmental agency.

Very truly yours,

22  For CFSC opinion.
23  For CFSC opinion.
24  For CFSC opinion.
25  For CFSC opinion.

EXHIBIT E

OPINION OF SPECIAL NEW YORK COUNSEL
TO THE AGENT

[Closing Date]

To the Banks listed on Exhibit A
hereto and to Citibank, N.A.,
as Agent, Citibank International plc, as
Local Currency Agent, and The
Bank of Tokyo-Mitsubishi UFJ, Ltd., as
Japan Local Currency Agent

Re:
Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance p.l.c., and Caterpillar Finance Corporation (collectively, the “Borrowers” and individually a “Borrower”)

Ladies and Gentlemen:

We have acted as special New York counsel to Citibank, N.A. (“Citibank”), individually and as Agent, in connection with the preparation, execution and delivery of the Credit Agreement (Five-Year Facility) dated as of September 21, 2006 (“Credit Agreement”), among the Borrowers, each of you, Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, as Agent for the Banks. Terms defined in the Credit Agreement are used herein as therein defined.

In that connection, we have examined the following documents:

(1) Counterparts of the Credit Agreement, the Local Currency Addendum and the Japan Local Currency Addendum, executed by each of the parties thereto.

(2) The opinion of Bryon L. Koepke, internal counsel for Caterpillar Inc. (“Caterpillar), dated as of the date hereof.

(3) The opinion of Michael G. Sposato, internal counsel for Caterpillar Financial Services Corporation (“CFSC”), dated as of the date hereof.

In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Banks, the Local Currency Agent, the Japan Local Currency Agent and the Agent have duly executed and delivered the Credit Agreement, the Local Currency Addendum and the Japan Local Currency Addendum, as applicable, with all necessary power and authority (corporate and otherwise).

To the extent that our opinion expressed below involves conclusions as to the matters set forth in the opinions of counsel referred to in items (2) and (3) above, we have assumed without independent investigation the correctness of the matters set forth therein.

Based upon the foregoing examination of documents and assumptions, and subject to the qualifications contained herein, and upon such other investigation as we have deemed necessary, we are of the opinion that (a) the Credit Agreement is, and the Notes executed by each of Caterpillar and CFSC and delivered on or prior to the date hereof are, the legal, valid and binding obligations of each of Caterpillar and CFSC, respectively, enforceable against such Borrower in accordance with their respective terms; the Local Currency Addendum is the legal, valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms; and (b) the Japan Local Currency Addendum is the legal, valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms.

Our opinion above is subject to the following qualifications:

(a) Our opinion above is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order a debtor to perform covenants. Such principles applied by a court include a requirement that a creditor act with reasonableness and in good faith.

(b) Our opinion above is also subject (i) to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally and (ii) to the effect of any federal or state law, rule or regulation (including any federal or state securities law, rule or regulation) or public policy, to the extent that such law, rule, regulation or public policy limits rights to indemnification.

(c)  Our opinion above is limited to the law of the State of New York and the federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to (i) the effect of the law of any jurisdiction, other than the State of New York, wherein any Bank may be located or wherein enforcement of the Credit Agreement, the Local Currency Addendum, the Japan Local Currency Addendum or the Notes may be sought which limits the rates of interest legally chargeable or collectible, or (ii) whether any of the Banks is “doing business” in the State of New York.

(d) We express no opinion as to the effect of the compliance or noncompliance of the Agent, the Local Currency Agent, the Japan Local Currency Agent or any of the Banks with any state or federal laws or regulations applicable to any such party because of such party’s legal or regulatory status, the nature of such party’s business or the authority of any party to conduct business in any jurisdiction.

(e) We express no opinion as to (i) Sections 2.13 or 8.05 of the Credit Agreement, or any comparable provisions under the Local Currency Addendum or the Japan Local Currency Addendum, insofar as they provide that any Bank purchasing a participation from another Bank pursuant thereto may exercise set-off or similar rights with respect to such participation or that any affiliate of a Bank may exercise set-off or similar rights with respect to such Bank’s claims under the Credit Agreement; the Local Currency Addendum, the Japan Local Currency Addendum or the Notes; (ii) Sections 2.12(c) or 8.04(c) of the Credit Agreement or any comparable provisions of the Local Currency Addendum or the Japan Local Currency Addendum, to the extent that any such section or provision may be construed as requiring indemnification with respect to a claim, damage, liability or expense incurred as a result of any violation of law by a Bank or the Agent; (iii) the first sentence of Section 8.08(b) of the Credit Agreement, or any comparable provisions of the Local Currency Addendum or the Japan Local Currency Addendum, insofar as any such provision relates to the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to the Credit Agreement; or (iv) Sections 8.10 or 8.12, the last sentence of Section 8.08(b) of the Credit Agreement or any comparable provisions of the Local Currency Addendum or the Japan Local Currency Addendum.

(f) We express no opinion as to the legality, validity or enforceability of any of the Credit Agreement, the Local Currency Addendum or the Japan Local Currency Addendum with regard to or as against Caterpillar International Finance p.l.c. (“CIF”) or Caterpillar Finance Corporation (“CFC”), nor shall any of the opinions contained herein be construed to apply to CIF or CFC.

This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein. The opinion expressed herein is being delivered to you as of the date hereof in connection with the transactions described hereinabove and are solely for your benefit in connection with the transactions described hereinabove and may not be relied on in any manner for any other purpose and may not be relied on for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our specific prior written consent, except that you may furnish copies thereof (i) to any of your permitted successors and assigns in respect of the Credit Agreement, the Local Currency Addendum, the Japan Local Currency Addendum and the Notes, (ii) to your independent auditors and attorneys, (iii) upon the request of any state or federal authority or official having regulatory jurisdiction over you, and (iv) pursuant to order or legal process of any court or governmental agency. The opinion expressed herein is based solely on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion letter to reflect any matters which may hereafter come to our attention, or should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

                                                            EXHIBIT A
to the Opinion
of Sidley Austin LLP

Banks

Citibank, N.A.
JPMorgan Chase Bank, N.A.
Bank of America, N.A.
ABN AMRO Bank N.V.
Barclays Bank PLC
Société Générale
Royal Bank of Canada
WestLB AG
Toronto Dominion (Texas) LLC
Standard Chartered Bank
Australia and New Zealand Banking Group Limited
The Bank of Tokyo-Mitsubishi, Ltd.
Lloyds TSB Bank plc
Merrill Lynch Bank USA
William Street Commitment Corporation
Commerzbank AG, New York and Grand Cayman Branches
ING Capital LLC
U.S. Bank, National Association
Banca Nazionale del Lavoro S.p.A., New York Branch
KBC Bank N.V.
Mellon Bank, N.A.
The Northern Trust Company

EXHIBIT F-1

COMPLIANCE CERTIFICATE
CATERPILLAR INC.

To: The Banks which are parties to the
Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement (Five-Year Facility) dated as of September 21, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance p.l.c. and Caterpillar Finance Corporation (collectively, the “Borrowers”), the Banks party thereto, Citibank International plc, as Local Currency Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent and Citibank, N.A., as agent for the Banks. Capitalized terms used and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected ______________ of Caterpillar Inc. (the “Borrower”).

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default with respect to the Borrower during or at the end of the accounting period covered by the attached financial statements or as of the date hereof.

4. As required pursuant to Section 5.03 of the Agreement, the Borrower’s Consolidated Net Worth, as of the end of the accounting period covered by the attached financial statements, is not less than an amount equal to 75% of the Borrower’s Consolidated Net Worth as of the end of the last fiscal year, as shown below.

a.	Consolidated Net Worth	$__________
b.	75% of Consolidated Net Worth as of the end of the last fiscal year	$__________

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 200_.

CATERPILLAR INC.

By:___________________________
Name:
Title:

EXHIBIT F-2

COMPLIANCE CERTIFICATE
CATERPILLAR FINANCIAL SERVICES CORPORATION

To: The Banks which are parties to the
Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement (Five-Year Facility) dated as of September 21, 2006, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance p.l.c. and Caterpillar Finance Corporation (collectively, the “Borrowers”), the Banks party thereto, Citibank International plc, as Local Currency Agent, and The Bank of Tokyo-Mitsubishi UFJ Ltd., as Japan Local Currency Agent, Citibank, N.A., as agent for the Banks. Capitalized terms used and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected ______________ of Caterpillar Financial Services Corporation (the “Borrower”).

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default with respect to the Borrower during or at the end of the accounting period covered by the attached financial statements or as of the date hereof.

4. As required pursuant to Section 5.04(a) of the Agreement, the Borrower’s Leverage Ratio as of the end of the accounting period covered by the attached financial statements, is not greater than 8.5 to 1, as shown below.

(a)	CFSC Consolidated Debt	$__________
(b)	CFSC’s Consolidated Net Worth	$__________
	(i) Stockholders’ equity	$__________
	(ii) Accumulated Other Comprehensive Income	$__________
(c)	Leverage Ratio (a÷b)	$__________

5. As required pursuant to Section 5.04(b) of the Agreement, the ratio of (1) the Borrower’s net earnings before provision for income taxes and Interest Expense to (2) Interest Expense, computed as of the end of the accounting period covered by the attached financial statements, is not less than 1.15 to 1, as shown below.

(a)	Net earnings before income taxes and Interest Expense	$__________
(b)	Interest Expense	$__________
(c)	Ratio of net earnings before income taxes and Interest Expense to Interest Expenses (a÷b)	$__________

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 200_.

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:___________________________
Name:
Title:

EXHIBIT G-1

CATERPILLAR INTERNATIONAL FINANCE p.l.c.

LOCAL CURRENCY ADDENDUM

LOCAL CURRENCY ADDENDUM dated as of September 21, 2006, to the Credit Agreement (as defined below), among Caterpillar Financial Services Corporation, Caterpillar International Finance p.l.c., the Local Currency Banks (as defined below), Citibank, N.A., as Agent, and Citibank International plc, as Local Currency Agent.

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Addendum, the following terms shall have the meanings specified below:

“Associated Costs Rate” means for any Local Currency Advance for any Interest Period, a percentage rate per annum, as determined in accordance with Annex I attached hereto on the first day of such Interest Period, determined by the Local Currency Agent as reflecting the cost, loss or difference in return which would be suffered or incurred by the Local Currency Banks as a result of: (a) funding (based on the Eurocurrency Rate and on a match funded basis) any special deposit or cash ratio deposit required to be placed with the Bank of England (or any other authority which replaces all or any of its functions) and/or (b) any charge imposed by the Financial Services Authority (or any other authority which replaces all or any of its functions), in each case to the extent attributable to such Local Currency Advance.

“Credit Agreement” means the Credit Agreement (Five-Year Facility) dated as of September 21, 2006, among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance p.l.c., Caterpillar Finance Corporation, the financial institutions from time to time party thereto as Banks, Citibank, N.A., as Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank International plc, as Local Currency Agent, as the same may be amended, waived, modified or restated from time to time.

“Local Currency Advance” means any Advance, denominated in Pounds Sterling or euro, made to CIF pursuant to Sections 2.03 and 2.03A of the Credit Agreement and this Addendum. A Local Currency Advance shall bear interest at the rate specified in Schedule II.

“Local Currency Bank” means each Bank listed on the signature pages of this Addendum or which becomes a party hereto pursuant to an Assignment and Acceptance or an Assumption and Acceptance.

SECTION 1.02. Terms Generally. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.

ARTICLE II

The Credits

SECTION 2.01. Local Currency Advances. (a)  This Addendum (as the same may be amended, waived, modified or restated from time to time) is the “Local Currency Addendum” as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by or are inconsistent with this Addendum, in which case this Addendum shall control.

(b)  Any modifications to the interest payment dates, Interest Periods, interest rates and any other special provisions applicable to Local Currency Advances under this Addendum are set forth on Schedule II. If Schedule II states “None” or “Same as Credit Agreement” with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Local Currency Advances made pursuant to this Addendum.

(c)  Any special borrowing procedures or funding arrangements for Local Currency Advances under this Addendum, any provisions for the issuance of promissory notes to evidence the Local Currency Advances made hereunder and any additional information requirements applicable to Local Currency Advances under this Addendum are set forth on Schedule III. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.

SECTION 2.02. Maximum Borrowing Amounts. (a)  The Total Local Currency Commitment, and the Local Currency Commitment and the Same Day Local Currency Commitment for each Local Currency Bank party to this Addendum as of the date hereof, are set forth on Schedule I.

(b)  Upon at least five (5) Business Days prior irrevocable written notice to the Agent, the Local Currency Agent and the Local Currency Banks, CIF may from time to time permanently reduce the Total Local Currency Commitment under this Addendum in whole, or in part ratably among the Local Currency Banks, in an aggregate minimum Dollar Amount of $1,000,000, and integral multiples of $1,000,000 in excess thereof; provided, however, that the amount of the Total Local Currency Commitment may not be reduced below the aggregate principal amount of the outstanding Local Currency Advances with respect thereto. Any such reduction shall be allocated pro rata among all the Local Currency Banks party to this Addendum by reference to their Local Currency Commitments.

ARTICLE III

Representations and Warranties

Each of CFSC and CIF makes and confirms each representation and warranty applicable to it or any of its Subsidiaries contained in Article IV of the Credit Agreement. Each of CFSC and CIF represents and warrants to each of the Local Currency Banks party to this Addendum that no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing, and no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall arise as a result of the making of Local Currency Advances hereunder or any other transaction contemplated hereby.

ARTICLE IV

Miscellaneous Provisions

SECTION 4.01. Amendment; Termination. (a)  This Addendum (including the Schedules hereto) may not be amended without the prior written consent of the Majority Local Currency Banks hereunder and subject to the provisions of Section 8.01 of the Credit Agreement.

(b)  This Addendum may not be terminated without the prior written consent of each Local Currency Bank party hereto, CFSC and CIF unless there are no Local Currency Advances outstanding hereunder, in which case no such consent of any Local Currency Bank shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

SECTION 4.02. Assignments. Section 8.07 of the Credit Agreement shall apply to assignments by Local Currency Banks of obligations, Local Currency Commitments and Advances hereunder; provided, however, that a Local Currency Bank may not assign any obligations, Local Currency Commitments or rights hereunder to any Person which is not (or does not simultaneously become) a Bank under the Credit Agreement.

SECTION 4.03. Notices, Etc. Except as otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or telecopy communication) and mailed, telegraphed, telexed, telecopied or delivered, as follows:

(a) if to CIF, at Caterpillar International Finance p.l.c., 1 North Wall Quay, Dublin 1 Ireland, Attention: Funding Manager (Facsimile No. 353-1-670-0546) with a copy to CFSC at its address and telecopy number referenced in Section 8.02 of the Credit Agreement;

(b) if to CFSC, at its address and telecopy number referenced in Section 8.02 of the Credit Agreement;

(c) if to the Local Currency Agent, at 4 Harbour Exchange Square, 2nd Floor, London E14 9GE, England, Attention: Loans Agency (Telecopy No.: 44-208-636-38-24) with a copy to the Agent at its address and telecopy number referenced in Section 8.02 of the Credit Agreement;

(d) if to a Local Currency Bank, at its address (and telecopy number) set forth in Schedule I or in the Assignment and Acceptance or Assumption and Acceptance pursuant to which such Local Currency Bank became a party hereto;

(e) if to the Agent, at its address at Bank Loan Syndications, Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications, Telecopier No. 302-894-6120, with a copy to Citicorp North America, Inc., 233 South Wacker Drive, Chicago, Illinois 60606, Attention: Marianne O’Donnell;

or as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be deemed to have been given three (3) Business Days after deposit in the mail (registered or certified, with postage prepaid and properly addressed), when delivered to the telegraph company, upon receipt of a telex or telecopy or when delivered in person or by courier service, except that notices and communications to the Local Currency Agent pursuant to Article II or V hereof or Article II of the Credit Agreement shall not be effective until received by the Local Currency Agent.

SECTION 4.04. Ratification of Guaranty. By its execution of this Addendum, CFSC ratifies and confirms its guaranty contained in Article IX of the Credit Agreement with respect to the Local Currency Advances made pursuant to this Addendum which Guaranty remains in full force and effect

SECTION 4.05. Sharing of Payments, Etc. If any Local Currency Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Local Currency Advances made by it (other than pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04 of the Credit Agreement) in excess of its ratable share of payments on account of the Local Currency Advances obtained by all the Local Currency Banks, such Local Currency Bank shall forthwith purchase from the other Local Currency Banks such participations in the Local Currency Advances made by them as shall be necessary to cause such purchasing Local Currency Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Local Currency Bank, such purchase from each other Local Currency Bank shall be rescinded and each such other Local Currency Bank shall repay to the purchasing Local Currency Bank the purchase price to the extent of such recovery together with an amount equal to such other Local Currency Bank’s ratable share (according to the proportion of (i) the amount of such other Local Currency Bank’s required repayment to (ii) the total amount so recovered from the purchasing Local Currency Bank) of any interest or other amount paid or payable by the purchasing Local Currency Bank in respect of the total amount so recovered. CIF agrees that any Local Currency Bank so purchasing a participation from another Local Currency Bank pursuant to this Section 4.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Local Currency Bank were the direct creditor of CIF in the amount of such participation.

SECTION 4.06. Applicable Law. THIS ADDENDUM SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.07 Execution in Counterparts. This Addendum may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ARTICLE V

The Local Currency Agent

SECTION 5.01 Appointment; Nature of Relationship. Citibank International plc is appointed by the Local Currency Banks as the Local Currency Agent hereunder and under the Credit Agreement, and each of the Local Currency Banks irrevocably authorizes the Local Currency Agent to act as the contractual representative of such Local Currency Bank with the rights and duties expressly set forth herein and in the Credit Agreement applicable to the Local Currency Agent. The Local Currency Agent agrees to act as such contractual representative upon the express conditions contained in this Article V. Notwithstanding the use of the defined term “Local Currency Agent,” it is expressly understood and agreed that the Local Currency Agent shall not have any fiduciary responsibilities to any Local Currency Bank or other Bank by reason of this Addendum and that the Local Currency Agent is merely acting as the representative of the Local Currency Banks with only those duties as are expressly set forth in this Addendum and the Credit Agreement. In its capacity as the Local Currency Banks’ contractual representative, the Local Currency Agent (i) does not assume any fiduciary duties to any of the Banks, (ii) is a “representative” of the Local Currency Banks within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Addendum and the Credit Agreement. Each of the Local Currency Banks agrees to assert no claim against the Local Currency Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank waives.

SECTION 5.02 Powers. The Local Currency Agent shall have and may exercise such powers under this Addendum and the Credit Agreement as are specifically delegated to the Local Currency Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Local Currency Agent shall have neither any implied duties or fiduciary duties to the Local Currency Banks or the Banks, nor any obligation to the Local Currency Banks or the Banks to take any action hereunder or under the Credit Agreement except any action specifically provided by this Addendum or the Credit Agreement required to be taken by the Local Currency Agent.

SECTION 5.03 General Immunity. Neither the Local Currency Agent nor any of its respective directors, officers, agents or employees shall be liable to any of the Borrowers or any Bank for any action taken or omitted to be taken by it or them hereunder or under the Credit Agreement or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

SECTION 5.04 No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. [Intentionally Omitted. See Section 7.02 of the Credit Agreement for these provisions.]

SECTION 5.05 Action on Instructions of Local Currency Banks. The Local Currency Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the Credit Agreement in accordance with written instructions signed by Majority Local Currency Banks (except with respect to actions that require the consent of all of the Banks as provided in the Credit Agreement, including, without limitation, Section 8.01 thereof), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Local Currency Banks. The Local Currency Agent shall be fully justified in failing or refusing to take any action hereunder and under the Credit Agreement unless it shall first be indemnified to its satisfaction by the Local Currency Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 5.06 Employment of Agents and Counsel. The Local Currency Agent may execute any of its duties hereunder and under the Credit Agreement by or through employees, agents, and attorneys-in-fact, and shall not be answerable to the Banks or the Local Currency Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Local Currency Agent shall be entitled to advice of counsel concerning the contractual arrangement among the Local Currency Agent and the Local Currency Banks, as the case may be, and all matters pertaining to its duties hereunder and under the Credit Agreement.

SECTION 5.07 Reliance on Documents; Counsel. [Intentionally Omitted. See Section 7.02 of the Credit Agreement for these provisions.]

SECTION 5.08 Other Transactions. The Local Currency Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Addendum or the Credit Agreement, with CFSC, CIF or any of their respective Subsidiaries in which the Local Currency Agent is not prohibited hereby from engaging with any other Person.

SECTION 5.09 Bank Credit Decision. [Intentionally Omitted. See Section 7.04 of the Credit Agreement for these provisions.]

SECTION 5.10 Successor Local Currency Agent. The Local Currency Agent (i) may resign at any time by giving written notice thereof to the Agent, the Local Currency Banks and the Borrowers, and may appoint one of its affiliates as successor Local Currency Agent and (ii) may be removed at any time with or without cause by the Majority Local Currency Banks. Upon any such resignation or removal, the Majority Local Currency Banks, with the consent of the Agent, shall have the right to appoint (unless, in the case of the resignation of the Local Currency Agent, the resigning Local Currency Agent has appointed one of its affiliates as successor Local Currency Agent), on behalf of the Borrowers and the Local Currency Banks, a successor Local Currency Agent. If no successor Local Currency Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Local Currency Agent’s giving notice of resignation or the Majority Local Currency Banks’ removal of the retiring Local Currency Agent, then the retiring Local Currency Agent may appoint, on behalf of the Borrowers and the Local Currency Banks, a successor Local Currency Agent, which need not be one of its affiliates. Notwithstanding anything herein to the contrary, so long as no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given, time elapse or both, has occurred and is continuing, each such successor Local Currency Agent shall be subject to written approval by CFSC and CIF, which approval shall not be unreasonably withheld. Such successor Local Currency Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Local Currency Agent hereunder by a successor Local Currency Agent, such successor Local Currency Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Local Currency Agent, and the retiring Local Currency Agent shall be discharged from its duties and obligations hereunder and under the Credit Agreement. After any retiring Local Currency Agent’s resignation hereunder as Local Currency Agent, the provisions of this Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Local Currency Agent hereunder and under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as a deed by their duly authorized officers, all as of the date and year first above written.

CATERPILLAR INTERNATIONAL
FINANCE p.l.c.

By:___________________________
Name:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:___________________________
Name:
Title:

CITIBANK, N.A., as the Agent

By:___________________________
Name:
Title:
CITIBANK INTERNATIONAL plc, as the Local Currency Agent

By:___________________________
Name:
Title:
BARCLAYS BANK PLC

By:___________________________
Name:
Title:
COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
By:___________________________
Name:
Title:

By:___________________________
Name:
Title:

SOCIÉTÉ GÉNÉRALE

By:___________________________
Name:
Title:
ABN AMRO BANK N.V.

By:___________________________
Name:
Title:

By:___________________________
Name:
Title:

CITIBANK, N.A.

By:___________________________
Name:
Title:
LLOYDS TSB BANK plc

By:___________________________
Name:
Title:

By:___________________________
Name:
Title:
ROYAL BANK OF CANADA, acting through its London Branch

By:___________________________
Name:
Title:
JPMORGAN CHASE BANK, N.A.

By:___________________________
Name:
Title:
KBC BANK N.V.

By:___________________________
Name:
Title:

By:___________________________
Name:
Title:
WESTLB AG, NEW YORK BRANCH

By:___________________________
Name:
Title:

By:___________________________
Name:
Title:

SCHEDULE I
to Local Currency Addendum

Local Currency Banks

Local Currency Commitments

Total Local Currency Commitment

Applicable Lending Office

Local Currency Bank Name	Local Currency Commitment	Same Day Local Currency Commitment
Citibank, N.A.	US $250,000,000	US $56,250,000
Societe Generale	US $125,000,000	US $31,250,000
Commerzbank AG, New York and Grand Cayman Branches	US $100,000,000	US $31,250,000
Barclays Bank PLC	US $125,000,000	US $31,250,000
ABN AMRO Bank N.V.	US $ 75,000,000	US $18,750,000
JPMorgan Chase Bank, N.A.	US $ 75,000,000	US $18,750,000
Royal Bank of Canada, acting through its London Branch	US $ 75,000,000	US $18,750,000
Lloyds TSB Bank plc	US $ 75,000,000	US $18,750,000
WestLB AG, New York Branch	US $ 50,000,000	US $12,500,000
KBC Bank N.V.	US $ 50,000,000	US $12,500,000

Total Local Currency Commitment:	US $1,000,000,000	Total Same Day Local Currency Sub-Facility:	US $250,000,000

Local Currency Bank Name	Applicable Local Currency Lending Office
Citibank, N.A.	Citibank International plc 4 Harbour Exchange Square, 2nd Floor London E14 9GE, England Attention: Loans Agency
Societe Generale	181 West Madison Chicago, IL 60602 Attention: Kimberly Metzger Phone: 312-578-5123 Fax: 312-578-5099
Commerzbank AG, New York and Grand Cayman Branches	Commerzbank AG, Grand Cayman Branch c/o New York Branch Two World Financial Center New York, NY 10281 Attention: Wendy Lau Phone: 212-266-7526 Fax: 212-266-7499
Barclays Bank PLC	Global Services Unit 10 The South Colonnade Canary Wharf London E14 4PU Attention: Mike Clarke/Karmal Singh Phone: 0171-773-6454 / 0171-773-6452 Fax: 0171-773-6807
ABN AMRO Bank N.V.	ABN AMRO Bank N.V. 540 W. Madison Street, Suite 2621 Chicago, IL 60661 Attention: Loan Administration Phone: 312-992-5152 Fax: 312-992-5158
JPMorgan Chase Bank	JPMorgan Chase Bank 1111 Fannin Dr., Floor 10 Houston, TX 77002 Attention: Vaughan D Nguyen Phone: 713-750-3550 Fax: 713-750-2932
Royal Bank of Canada, acting through its London Branch
Royal Bank of Canada
71 Queen Victoria Street
London, England EC4V 4DE
Attention: Loans Administration
Phone: 011-44-20-7653-4653
Fax: 011-44-20-7329-4751
Copy to: Karim Amr
Phone: 011-44-20-7653-4001
Fax: 011-44-20-7332-0036

Lloyds TSB Bank plc	Lloyds TSB Bank plc Bank House Wine Street Bristol BS1 2AN Attention: Loans Administration (Tony Pierie) Phone: 0117 923 3477 Fax: 0117 923 3367
WestLB AG, New York Branch	WestLB AG, New York Branch 1211 Avenues of the Americas New York, NY 10036 Attention: Esmeralda Irizarry Phone: 212-852-5965 Fax: 212-302-7946
KBC Bank N.V.	KBC Bank N.V. 125 West 55th Street New York, NY 10019 Attention: Rose Pagan Phone: (212) 541-0657 Fax: (212) 956-5581

SCHEDULE II
to Local Currency Addendum

MODIFICATIONS

1. Business Day Definition:

“Business Day”: Same as Credit Agreement.

2.	Interest Payment Dates: Same as Credit Agreement. (See Section 2.07 of Credit Agreement).

3.	Interest Periods: Same as Credit Agreement. (See definition of “Interest Period”, Section 1.01, and Section 2.07(d) of Credit Agreement).

4.	Interest Rates:

Each Local Currency Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of (i) the Eurocurrency Rate for such Local Currency Advance for such Interest Period plus (ii) the Applicable Eurocurrency Margin as in effect from time to time during such Interest Period plus (iii) the Associated Costs Rate (as set forth on Annex I hereto) for such Local Currency Advance for such Interest Period; provided, however, after the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the provisions of Section 2.07(c) of the Credit Agreement shall be applicable.

5.	Other:

Additional Conditions Precedent: None

Termination Date for Addendum: The “Termination Date” under the Credit Agreement.

Prepayment Notices: CIF shall be permitted to prepay a Local Currency Advance subject to the provisions of Section 8.04(b) of the Credit Agreement, on any Business Day, provided, in the case of any prepayment, notice thereof is given to the Local Currency Agent not later than 10:00 a.m. (London time) at least three (3) Business Days prior to the date of such prepayment.

SCHEDULE III
to Local Currency Addendum

OTHER PROVISIONS

1.	Borrowing Procedures:

(a) Notice of Local Currency Borrowing shall be given by CIF to the Local Currency Agent not later than 11:00 a.m. (London time) on the third Business Day prior to the date of the proposed Local Currency Borrowing (or not later than 10:00 a.m. (London time) on the Business Day of the proposed Local Currency Borrowing, in the case of a Local Currency Borrowing consisting of Same Day Local Currency Advances), and the Local Currency Agent shall give each Local Currency Bank prompt notice thereof in accordance with Section 4.03.

(b) Each Notice of Local Currency Borrowing shall be addressed to the Local Currency Agent at its address set forth in Section 4.03 and shall specify the bank account to which the Local Currency Advances are to be made.

2.	Funding Arrangements:

Minimum amounts/increments for Local Currency Borrowings, repayments and prepayments:

Same as Credit Agreement.

3.	Promissory Notes: None required.

ANNEX I

to Local Currency Addendum

ASSOCIATED COST RATE FORMULAE

1.
The Associated Cost Rate is an addition to the interest rate to compensate the Local Currency Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Local Currency Agent shall calculate, as a percentage rate, a rate (the "Associated Cost Rate") for the Alternate Currency Banks, in accordance with the paragraphs set out below. The Associated Cost Rate so determined by the Local Currency Agent shall be the weighted average of the Additional Cost Rates of each of the Local Currency Banks, weighted in proportion that the Local Currency Commitment of each such Local Currency Bank bears to the Total Local Currency Commitment. The Associated Cost Rate will be expressed as a percentage rate per annum.

3.
The Associated Cost Rate for a Local Currency Bank lending from a lending installation in a member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union, will be the cost (stated as a percentage) of complying with the minimum reserve requirements of the European Central Bank.

4.	The Associated Cost Rate for a Local Currency Bank lending from a lending installation in the United Kingdom will be calculated by the Local Currency Agent as follows:

(a) in relation to a Local Currency Advance in Pounds Sterling:
AB + C (B - D) + E x 0.01 percent per annum
100 - (A + C)

(b) in relation to a Local Currency Advance in any Currency other than Pounds Sterling:

 E x 0.01  percent per annum
 300
Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Local Currency Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Margin and the Associated Cost Rate) payable for the relevant Interest Period on the Advance.

C	is the percentage (if any) of Eligible Liabilities which the Local Currency Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Local Currency Bank on interest bearing Special Deposits.

E
is the rate of charge payable by the Local Currency Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in Pounds Sterling per £1,000,000 of the Fee Base of the Local Currency Bank.

5.	For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) “Fees Regulations” means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

(c) “Fee Base” has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e., 5 percent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
In particular, but without limitation, each Local Currency Bank shall supply to the Agent and the Local Currency Agent the following information in writing on or prior to the date on which it becomes a Local Currency Bank:

(a) its jurisdiction of incorporation and the jurisdiction of its lending installation; and

(b) any other information that the Agent and the Local Currency Agent may reasonably require for such purpose.

8.
The percentages or rates of charge of a Local Currency Bank for the purpose of A, C and E above shall be determined by such Local Currency Bank based upon the information supplied by it pursuant to paragraph 7 above and on the assumption that, unless the Local Currency Bank notifies the Local Currency Agent to the contrary, the Local Currency Bank’s obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a lending installation in the same jurisdiction as its lending installation.

9.
The Local Currency Agent shall have no liability to any person if such determination results in an Associated Cost Rate which over or under compensates a Local Currency Bank and shall be entitled to assume that the information provided by a Local Currency Bank pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10.
Any determination by the Local Currency Agent pursuant to this Schedule in relation to a formula, the Associated Cost Rate or any amount payable to the Local Currency Banks shall, in the absence of manifest error, be conclusive and binding on all of the parties to this Addendum.

Any Local Currency Bank may from time to time, after consultation with CFSC, CIF, the Local Currency Agent and the Agent, determine and notify to all parties any amendments which are required to be made to this Annex in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties to this Addendum.

                                                            EXHIBIT G-2

CATERPILLAR FINANCE CORPORATION

JAPAN LOCAL CURRENCY ADDENDUM

JAPAN LOCAL CURRENCY ADDENDUM, dated as of September 21, 2006, to the Credit Agreement (as defined below), among Caterpillar Financial Services Corporation, Caterpillar Finance Corporation, the Japan Local Currency Banks (as defined below), Citibank, N.A., as Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent.

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Addendum, the following terms shall have the meanings specified below:

“Credit Agreement” means the Credit Agreement (Five-Year Facility), dated as of September 21, 2006, among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar International Finance p.l.c., Caterpillar Finance Corporation, the financial institutions from time to time party thereto as Banks, Citibank, N.A., as Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank International plc, as Local Currency Agent, as the same may be amended, waived, modified or restated from time to time.

“Japan Local Currency Advance” means any Advance, denominated in Japanese Yen, made to CFC pursuant to Sections 2.03B and 2.03C of the Credit Agreement and this Addendum. A Japan Local Currency Advance shall bear interest at the rate specified in Schedule II.

“Japan Local Currency Bank” means each Bank listed on the signature pages of this Addendum or which becomes a party hereto pursuant to an Assignment and Acceptance or an Assumption and Acceptance.

SECTION 1.02. Terms Generally. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.

ARTICLE II

The Credits

SECTION 2.01. Japan Local Currency Advances. (a)  This Addendum (as the same may be amended, waived, modified or restated from time to time) is the “Japan Local Currency Addendum” as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by or are inconsistent with this Addendum, in which case this Addendum shall control.

(b)  Any modifications to the interest payment dates, Interest Periods, interest rates and any other special provisions applicable to Japan Local Currency Advances under this Addendum are set forth on Schedule II. If Schedule II states “None” or “Same as Credit Agreement” with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Japan Local Currency Advances made pursuant to this Addendum.

(c)  Any special borrowing procedures or funding arrangements for Japan Local Currency Advances under this Addendum, any provisions for the issuance of promissory notes to evidence the Japan Local Currency Advances made hereunder and any additional information requirements applicable to Japan Local Currency Advances under this Addendum are set forth on Schedule III. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.

SECTION 2.02. Maximum Borrowing Amounts. (a)  The Total Japan Local Currency Commitment, and the Japan Local Currency Commitment for each Japan Local Currency Bank party to this Addendum as of the date hereof, are set forth on Schedule I.

(b)  Upon at least five (5) Business Days prior irrevocable written notice to the Agent, the Japan Local Currency Agent and the Japan Local Currency Banks, CFC may from time to time permanently reduce the Total Japan Local Currency Commitment under this Addendum in whole, or in part ratably among the Japan Local Currency Banks, in an aggregate minimum Dollar Amount of $1,000,000, and integral multiples of $1,000,000 in excess thereof; provided, however, that the amount of the Total Japan Local Currency Commitment may not be reduced below the aggregate principal amount of the outstanding Japan Local Currency Advances with respect thereto. Any such reduction shall be allocated pro rata among all the Japan Local Currency Banks party to this Addendum by reference to their Japan Local Currency Commitments.

ARTICLE III

Representations and Warranties

Each of CFSC and CFC makes and confirms each representation and warranty applicable to it or any of its Subsidiaries contained in Article IV of the Credit Agreement. Each of CFSC and CFC represents and warrants to each of the Japan Local Currency Banks party to this Addendum that no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing, and no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall arise as a result of the making of Japan Local Currency Advances hereunder or any other transaction contemplated hereby.

ARTICLE IV

Miscellaneous Provisions

SECTION 4.01. Amendment; Termination. (a)  This Addendum (including the Schedules hereto) may not be amended without the prior written consent of the Majority Japan Local Currency Banks hereunder and subject to the provisions of Section 8.01 of the Credit Agreement.

(b)  This Addendum may not be terminated without the prior written consent of each Japan Local Currency Bank party hereto, CFSC and CFC unless there are no Japan Local Currency Advances outstanding hereunder, in which case no such consent of any Japan Local Currency Bank shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

SECTION 4.02. Assignments. Section 8.07 of the Credit Agreement shall apply to assignments by Japan Local Currency Banks of obligations, Japan Local Currency Commitments and Japan Local Currency Advances hereunder; provided, however, that a Japan Local Currency Bank may not assign any obligations, Japan Local Currency Commitments or rights hereunder to any Person which is not (or does not simultaneously become) a Bank under the Credit Agreement.

SECTION 4.03. Notices, Etc. Except as otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or telecopy communication) and mailed, telegraphed, telexed, telecopied or delivered, as follows:

(a) if to CFC, at Caterpillar Finance Corporation, SBS Tower 14F, 4-10-1 Yoga, Setagaya-ku, Tokyo 158-0097, Japan, Attention: Managing Director (Facsimile No. 813-5797-4522, with a copy to CFSC at its address and telecopy number referenced in Section 8.02 of the Credit Agreement;

(b) if to CFSC, at its address and telecopy number referenced in Section 8.02 of the Credit Agreement;

(c) if to the Japan Local Currency Agent, at The Bank of Tokyo-Mitsubishi UFJ, Ltd., Corporate Banking Division No. 3, Corporate Banking Group, 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan, Attention: Mr. Takuma Matsuyama (Telecopy No.: 03-3240-2329 / 81-3-3240-2329) with a copy to the Agent at its address and telecopy number referenced in Section 8.02 of the Credit Agreement;

(d) if to a Japan Local Currency Bank, at its address (and telecopy number) set forth in Schedule I or in the Assignment and Acceptance or Assumption and Acceptance pursuant to which such Japan Local Currency Bank became a party hereto;

(e) if to the Agent, at its address at Bank Loan Syndications, Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications, Telecopier No. 302-894-6120, with a copy to Citicorp North America, Inc., 233 South Wacker Drive, Chicago, Illinois 60606, Attention: Marianne O’Donnell;

or as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be deemed to have been given three (3) Business Days after deposit in the mail (registered or certified, with postage prepaid and properly addressed), when delivered to the telegraph company, upon receipt of a telex or telecopy or when delivered in person or by courier service, except that notices and communications to the Japan Local Currency Agent pursuant to Article II or V hereof or Article II of the Credit Agreement shall not be effective until received by the Japan Local Currency Agent.

SECTION 4.04. Ratification of Guaranty. By its execution of this Addendum, CFSC ratifies and confirms its guaranty contained in Article IX of the Credit Agreement with respect to the Japan Local Currency Advances made pursuant to this Addendum which Guaranty remains in full force and effect.

SECTION 4.05. Sharing of Payments, Etc. If any Japan Local Currency Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Japan Local Currency Advances made by it (other than pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04 of the Credit Agreement) in excess of its ratable share of payments on account of the Japan Local Currency Advances obtained by all the Japan Local Currency Banks, such Japan Local Currency Bank shall forthwith purchase from the other Japan Local Currency Banks such participations in the Japan Local Currency Advances made by them as shall be necessary to cause such purchasing Japan Local Currency Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Japan Local Currency Bank, such purchase from each other Japan Local Currency Bank shall be rescinded and each such other Japan Local Currency Bank shall repay to the purchasing Japan Local Currency Bank the purchase price to the extent of such recovery together with an amount equal to such other Japan Local Currency Bank’s ratable share (according to the proportion of (i) the amount of such other Japan Local Currency Bank’s required repayment to (ii) the total amount so recovered from the purchasing Japan Local Currency Bank) of any interest or other amount paid or payable by the purchasing Japan Local Currency Bank in respect of the total amount so recovered. CFC agrees that any Japan Local Currency Bank so purchasing a participation from another Japan Local Currency Bank pursuant to this Section 4.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Japan Local Currency Bank were the direct creditor of CFC in the amount of such participation.

SECTION 4.06. Applicable Law. THIS ADDENDUM SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.07 Execution in Counterparts. This Addendum may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ARTICLE V

The Japan Local Currency Agent

SECTION 5.01 Appointment; Nature of Relationship. The Bank of Tokyo-Mitsubishi UFJ, Ltd. is appointed by the Japan Local Currency Banks as the Japan Local Currency Agent hereunder and under the Credit Agreement, and each of the Japan Local Currency Banks irrevocably authorizes the Japan Local Currency Agent to act as the contractual representative of such Japan Local Currency Bank with the rights and duties expressly set forth herein and in the Credit Agreement applicable to the Japan Local Currency Agent. The Japan Local Currency Agent agrees to act as such contractual representative upon the express conditions contained in this Article V. Notwithstanding the use of the defined term “Japan Local Currency Agent,” it is expressly understood and agreed that the Japan Local Currency Agent shall not have any fiduciary responsibilities to any Japan Local Currency Bank or other Bank by reason of this Addendum and that the Japan Local Currency Agent is merely acting as the representative of the Japan Local Currency Banks with only those duties as are expressly set forth in this Addendum and the Credit Agreement. In its capacity as the Japan Local Currency Banks’ contractual representative, the Japan Local Currency Agent (i) does not assume any fiduciary duties to any of the Banks, (ii) is a “representative” of the Japan Local Currency Banks within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Addendum and the Credit Agreement. Each of the Japan Local Currency Banks agrees to assert no claim against the Japan Local Currency Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank waives.

SECTION 5.02 Powers. The Japan Local Currency Agent shall have and may exercise such powers under this Addendum and the Credit Agreement as are specifically delegated to the Japan Local Currency Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Japan Local Currency Agent shall have neither any implied duties or fiduciary duties to the Japan Local Currency Banks or the Banks, nor any obligation to the Japan Local Currency Banks or the Banks to take any action hereunder or under the Credit Agreement except any action specifically provided by this Addendum or the Credit Agreement required to be taken by the Japan Local Currency Agent.

SECTION 5.03 General Immunity. Neither the Japan Local Currency Agent nor any of its respective directors, officers, agents or employees shall be liable to any of the Borrowers or any Bank for any action taken or omitted to be taken by it or them hereunder or under the Credit Agreement or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

SECTION 5.04 No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. [Intentionally Omitted. See Section 7.02 of the Credit Agreement for these provisions.]

SECTION 5.05 Action on Instructions of Japan Local Currency Banks. The Japan Local Currency Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the Credit Agreement in accordance with written instructions signed by Majority Japan Local Currency Banks (except with respect to actions that require the consent of all of the Banks as provided in the Credit Agreement, including, without limitation, Section 8.01 thereof), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Japan Local Currency Banks. The Japan Local Currency Agent shall be fully justified in failing or refusing to take any action hereunder and under the Credit Agreement unless it shall first be indemnified to its satisfaction by the Japan Local Currency Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 5.06 Employment of Agents and Counsel. The Japan Local Currency Agent may execute any of its duties hereunder and under the Credit Agreement by or through employees, agents, and attorneys-in-fact, and shall not be answerable to the Banks or the Japan Local Currency Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Japan Local Currency Agent shall be entitled to advice of counsel concerning the contractual arrangement among the Japan Local Currency Agent and the Japan Local Currency Banks, as the case may be, and all matters pertaining to its duties hereunder and under the Credit Agreement.

SECTION 5.07 Reliance on Documents; Counsel. [Intentionally Omitted. See Section 7.02 of the Credit Agreement for these provisions.]

SECTION 5.08 Other Transactions. The Japan Local Currency Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Addendum or the Credit Agreement, with CFSC, CFC or any of their respective Subsidiaries in which the Japan Local Currency Agent is not prohibited hereby from engaging with any other Person.

SECTION 5.09 Bank Credit Decision. [Intentionally Omitted. See Section 7.04 of the Credit Agreement for these provisions.]

SECTION 5.10 Successor Japan Local Currency Agent. The Japan Local Currency Agent (i) may resign at any time by giving written notice thereof to the Agent, the Japan Local Currency Banks and the Borrowers, and may appoint one of its affiliates as successor Japan Local Currency Agent and (ii) may be removed at any time with or without cause by the Majority Japan Local Currency Banks. Upon any such resignation or removal, the Majority Japan Local Currency Banks, with the consent of the Agent, shall have the right to appoint (unless, in the case of the resignation of the Japan Local Currency Agent, the resigning Japan Local Currency Agent has appointed one of its affiliates as successor Japan Local Currency Agent), on behalf of the Borrowers and the Japan Local Currency Banks, a successor Japan Local Currency Agent. If no successor Japan Local Currency Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Japan Local Currency Agent’s giving notice of resignation or the Majority Japan Local Currency Banks’ removal of the retiring Japan Local Currency Agent, then the retiring Japan Local Currency Agent may appoint, on behalf of the Borrowers and the Japan Local Currency Banks, a successor Japan Local Currency Agent, which need not be one of its affiliates. Notwithstanding anything herein to the contrary, so long as no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given, time elapse or both, has occurred and is continuing, each such successor Japan Local Currency Agent shall be subject to written approval by CFSC and CFC, which approval shall not be unreasonably withheld. Such successor Japan Local Currency Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Japan Local Currency Agent hereunder by a successor Japan Local Currency Agent, such successor Japan Local Currency Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Japan Local Currency Agent, and the retiring Japan Local Currency Agent shall be discharged from its duties and obligations hereunder and under the Credit Agreement. After any retiring Japan Local Currency Agent’s resignation hereunder as Japan Local Currency Agent, the provisions of this Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Japan Local Currency Agent hereunder and under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as a deed by their duly authorized officers, all as of the date and year first above written.

CATERPILLAR FINANCE CORPORATION

By:___________________________
Name:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:___________________________
Name:
Title:

CITIBANK, N.A., as the Agent

By:___________________________
Name:
Title:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the Japan Local Currency Agent

By:___________________________
Name:
Title:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the Japan Local Currency Bank

By:___________________________
Name:
Title:

SCHEDULE I
to Japan Local Currency Addendum

Japan Local Currency Banks

Japan Local Currency Commitments

Total Japan Local Currency Commitment

Applicable Lending Office

Japan Local Currency Bank Name	Japan Local Currency Commitment
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	US $100,000,000

Total Japan Local Currency Commitment:	US $100,000,000

Japan Local Currency Bank Name	Applicable Japan Local Currency Lending Office
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Corporate Banking Division No. 3, Corporate Banking Group
7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan
Attention: Mr. Takuma Matsuyama
Phone: 03-3240-2512 / 81-3-3240-2512
Fax: 03-3240-2329 / 81-3-3240-2329

SCHEDULE II
to Japan Local Currency Addendum

MODIFICATIONS

1. Business Day Definition:

“Business Day”: Same as Credit Agreement.

2.	Interest Payment Dates: Same as Credit Agreement. (See Section 2.07 of Credit Agreement).

3.	Interest Periods: Same as Credit Agreement. (See definition of “Interest Period”, Section 1.01, and Section 2.07(d) of Credit Agreement).

4.	Interest Rates:

Each Japan Local Currency Advance that is a TIBO Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of (i) the TIBO Rate for such Japan Local Currency Advance for such Interest Period plus (ii) the Applicable TIBOR Margin as in effect from time to time during such Interest Period; provided, however, after the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the provisions of Section 2.07(d) of the Credit Agreement shall be applicable. Each Japan Local Currency Advance that is a Japan Base Rate Advance shall bear interest during any Interest Period at a per annum rate equal to the Japan Base Rate in effect from time to time during such Interest Period. The terms of Section 2.07 and the other provisions of the Credit Agreement shall otherwise govern the accrual and payment of interest on Japan Local Currency Advances.

5.	Other:

Additional Conditions Precedent: None

Termination Date for Addendum: The “Termination Date” under the Credit Agreement.

Prepayment Notices: CFC shall be permitted to prepay a Japan Local Currency Advance subject to the provisions of Section 8.04(b) of the Credit Agreement, on any Business Day, provided, in the case of any prepayment, notice thereof is given to the Japan Local Currency Agent not later than 10:00 a.m. (Tokyo time) at least three (3) Business Days prior to the date of such prepayment.

SCHEDULE III
to Japan Local Currency Addendum

OTHER PROVISIONS

1.	Borrowing Procedures:

(a) Notice of Japan Local Currency Borrowing shall be given by CFC to the Japan Local Currency Agent not later than 10:00 a.m. (Tokyo time) on the third Business Day prior to the date of the proposed Japan Local Currency Borrowing (or not later than 10:00 a.m. (Tokyo time) on the Business Day of the proposed Japan Local Currency Borrowing if such proposed Japan Local Currency Borrowing is requested on a same-day basis), and the Japan Local Currency Agent shall give each Japan Local Currency Bank prompt notice thereof in accordance with Section 4.03.

(b) Each Notice of Japan Local Currency Borrowing shall be addressed to the Japan Local Currency Agent at its address set forth in Section 4.03 and shall specify the bank account to which the Japan Local Currency Advances are to be made.

2.	Funding Arrangements:

Minimum amounts/increments for Japan Local Currency Borrowings, repayments and prepayments:

Same as Credit Agreement.

3.	Promissory Notes: None required.